Exhibit 10.10
Execution Version
SECURITIES PURCHASE AGREEMENT
By and Among
MORGANS HOTEL GROUP CO.
and
YUCAIPA AMERICAN ALLIANCE FUND II, L.P.,
and
YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.,
Dated as of October 15, 2009

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(continued)

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(continued)

Page

7.8 Severability	43
7.9 Consent to Jurisdiction	43
7.10 Governing Law	43
7.11 Waiver of Jury Trial	43
7.12 No Personal Liability of Partners, Directors, Officers, Owners, Etc	44
7.13 Rights of Holders	44
7.14 Adjustment in Share Numbers and Prices	44
7.15 Construction	44

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(continued)

Page
LIST OF EXHIBITS

Exhibit A Form of Certificate of Designations
Exhibit B Form of Warrant
Exhibit C Form of Real Estate Fund Formation Agreement
Exhibit D Form of Registration Rights Agreement
Exhibit E Form of Rights Plan Amendment
Exhibit F Form of Secretary’s Certificate
Exhibit G Form of Opinion of Sullivan & Cromwell LLP
Exhibit H Form of Opinion of Munger, Tolles & Olson LLP
Exhibit I Forms of Management Rights Letters

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SECURITIES PURCHASE AGREEMENT, dated as of October 15, 2009 (the “Agreement”), by and among MORGANS HOTEL GROUP CO., a Delaware corporation (the “Company”), and YUCAIPA AMERICAN ALLIANCE FUND II, L.P., a Delaware limited partnership (“YAAF II”), and YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P., a Delaware limited partnership (“YAAF II-P” and together with YAAF II, the “Investors”).
A. WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, against payment of the Investment Amount and pursuant to the terms and conditions set forth in this Agreement, (a) 75,000 shares of the Company’s preferred stock, par value $0.01 per share, designated as Series A Preferred Securities (the “Preferred Securities”), having the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions as specified in the Certificate of Designations of the Series A Preferred Securities of the Company in the form attached hereto as Exhibit A (the “Certificate of Designations”), and (b) warrants in the form attached hereto as Exhibit B (the “Warrants” and, together with the Preferred Securities, the “Investor Securities”) to acquire 12,500,000 shares (the “Underlying Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”);
B. WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (“Yucaipa Manager”), are entering into the Real Estate Fund Formation Agreement, dated as of this date, in the form attached hereto as Exhibit C (the “Real Estate Fund Formation Agreement”);
C. WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Investors are entering into a Registration Rights Agreement, dated as of this date, in the form attached hereto as Exhibit D (the “Registration Rights Agreement” and, together with the Real Estate Fund Formation Agreement, the “Ancillary Agreements”).
NOW, THEREFORE, in consideration of the foregoing and the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE 1
Defined Terms
As used in this Agreement, the following terms shall have the following meanings:
“Action” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry,

inspection, investigation or formal order of investigation or complaint, or other litigation of any kind, in each case whether civil, criminal or administrative, at law or in equity.
“Affiliate” of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. A person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise; provided, that, the existence of a management contract primarily for operational services provided by the Company or an Affiliate of the Company shall not be deemed to be control by the Company or such Affiliate, as the case may be.
“Agreement” has the meaning assigned to such term in the Preamble.
“Ancillary Agreements” has the meaning assigned to such term in Recital C.
“Applicable Law” means all applicable constitutions, statutes, laws, rules, regulations, ordinances and Judgments of Governmental Entities.
“Appointment Resolutions” means the resolutions of the Board of Directors (a) to fix the number of directors of the Board of Directors at nine (9) pursuant to Section 2.1 of the By-Laws, and (b) to appoint the Investor Nominee to fill the single vacancy of the nine-member Board of Directors caused by the Resignations pursuant to Article Seventh of the Charter and Section 2.2 of the By-Laws.
“Benefit Arrangement” means, at any time, an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Board of Directors” has the meaning assigned to such term in Section 3.2(a).
“Business Day” means any day except Saturday, Sunday or a day on which banking institutions in the State of New York generally are authorized or required by law to be closed.
“By-Laws” means the By-Laws of the Company, dated as of February 9, 2006, in the form provided to the Investors as an annex to the secretary’s certificate delivered to the Investors pursuant to Section 2.2.1(c)(i).
“Capital Lease Obligations” of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Certificate of Designations” has the meaning assigned to such term in Recital A.

“Charter” means the Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on February 9, 2006, in the form provided to the Investors as an annex to the secretary’s certificate delivered pursuant to Section 2.2.1(c)(i).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any collective bargaining agreement or any other labor-related agreement with any labor union or labor organization to which the Company or any of its subsidiaries is a party.
“Common Stock” has the meaning assigned to such term in Recital A.
“Common Stock Board Condition” has the meaning assigned to such term in Section 5.7(b)(i).
“Company” has the meaning assigned to such term in the Preamble.
“Company Disclosure Schedules” has the meaning assigned to such term in the introductory statement to ARTICLE 3.
“Company Indemnified Parties” has the meaning assigned to such term in Section 6.1(b).
“Company Notice” has the meaning assigned to such term in Section 5.14(b).
“Confidentiality Agreement” means that certain Confidentiality Agreement, dated as of August 13, 2009, by and between the Company and The Yucaipa Companies, LLC.
“Contract” means any contract, agreement, lease, purchase order, license, mortgage, indenture, supplemental indenture, line of credit, note, bond, loan, credit agreement, capital lease, sale/leaseback arrangement, concession agreement, franchise agreement or other instrument, including all amendments, supplements, exhibits and attachments thereto.
“Designated Transaction” has the meaning assigned to such term in Section 5.6.
“Designated Transaction Notice” has the meaning assigned to such term in Section 5.6.
“Encumbrance” means any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, restriction on transfer of title, adverse claim, title retention agreement of any nature or kind, or similar claim or right.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials including the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §

9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.
“ERISA Group” means the Company, any subsidiary of the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which, together with the Company or any subsidiary of the Company, are treated as a single employer under Section 414 of the Code.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Financial Statements” has the meaning assigned to such term in Section 3.12(b).
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time.
“Gaming Authorities” means any Governmental Entity with regulatory control, authority or jurisdiction over casino, pari-mutuel and lottery or other gaming activities and operations within the State of Nevada, including the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.
“Gaming Laws” means all Laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over, casino and pari-mutuel, lottery or other gaming activities in any jurisdiction, including all rules and regulations established by any Gaming Authority.
“Governmental Authorizations” means, collectively, all applicable consents, approvals, permits, orders, authorizations, licenses and registrations, given or otherwise made available by or under the authority of Governmental Entities or pursuant to the requirements of any Applicable Law, including liquor licenses, business licenses required for any form of public amusement or accommodation, and all such consents, approvals, permits, orders, authorizations, licenses and registrations under Gaming Laws.
“Governmental Entity” means any domestic or foreign, transnational, national, Federal, state, municipal or local government, or any other domestic or foreign governmental, regulatory or administrative authority, or any agency, board, department, commission, court, tribunal or instrumentality thereof.
“Guarantee” means, as to any person, any obligation, contingent or otherwise, of such person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other financial obligation of another person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other financial obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other financial obligation, (iii) to maintain working capital, equity capital, or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other financial obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or financial performance thereof or to protect such obligee against loss in respect thereof (in whole or in part). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made. The term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or non-mandatory rights to make a remedial payment or to take any action following the failure of performance tests in connection with management contracts primarily for operational services provided by the Company or an Affiliate of the Company.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any explosives or any radioactive materials; (d) asbestos and asbestos-containing materials in any form; (e) toxic mold; (f) lead and lead paint; and (g) polychlorinated biphenyls.
“Hedging Transaction” has the meaning assigned to such term in Section 5.9.
“HSR Act” means Hart Scott Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder,
“including” means including, without limitation.
“Indebtedness” of any person means, without duplication, (a) all obligations of such person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person upon which interest charges are customarily paid, (d) all obligations of such person under conditional sale or other title retention agreements relating to property acquired by such person, (e) all obligations of such person in respect of the deferred purchase price of property or services (excluding trade accounts payable and other accrued obligations, in each case incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such person of Indebtedness of others, (h) all Capital Lease Obligations of such person, (i) all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit and letters of guaranty, and (j) all obligations, contingent or otherwise, of such person in respect of bankers’ acceptances. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such person is not liable therefor. Notwithstanding the foregoing, in connection with any acquisition by any person, the term “Indebtedness” shall not include contingent post-closing purchase price adjustments or earn-outs to which the seller in such acquisition may become entitled.
“Indemnified Party” has the meaning assigned to such term in Section 6.1(c).
“Indemnitor” has the meaning assigned to such term in Section 6.1(c).
“Intellectual Property” has the meaning assigned to such term in Section 3.5.
“Investor” has the meaning assigned to such term in the Preamble.
“Investor Indemnified Parties” has the meaning assigned to such term in Section 6.1(a).
“Investor Nominee” has the meaning assigned to such term in Section 5.7.
“Investor Proposal” has the meaning assigned to such term in Section 5.6.
“Investor Securities” has the meaning assigned to such term in Recital A.
“Investment Amount” has the meaning assigned to such term in Section 2.1.
“Joint Venture” means any joint venture or similar business entity, whether organized as a general or limited partnership, limited liability company or otherwise, to which the Company or any of its subsidiaries is a party, including without limitation each of the “unconsolidated joint ventures” described to in the Company’s most recent Annual Report on Form 10-K filed pursuant to the Exchange Act and the rules and regulations thereunder. Any subsidiary of the Company shall not be a Joint Venture.
“Judgment” means any applicable judgment, order or decree of any Governmental Entity.
“JV Guarantee” has the meaning assigned to such term in Section 3.22(c).
“knowledge of the Company,” “to the Company’s knowledge” or other references to the “knowledge” of the Company mean the actual knowledge of the particular fact in question by (i) any officer of the Company who has the title of Executive Vice President or a more senior title or (ii) any attorney working in the office of the General Counsel of the Company; provided, that for purposes of Section 3.6, “knowledge of the Company,” “to the Company’s knowledge” or other references to the “knowledge” of the Company mean the actual knowledge of the particular fact in question by (x) any officer of the Company who has the title of Executive Vice President or a more senior title, (y) any attorney working in the office of the General Counsel of the Company, or (z) the general manager (or equivalent) of each of the properties listed on Schedule 3.6 of the Company Disclosure Schedules.
“Labor Laws” means any Applicable Law relating to employment standards, employee rights, health and safety, labor relations, workplace safety and insurance or pay equity.
“Losses” means all liabilities, costs, expenses, obligations, losses, damages (excluding consequential, special, incidental, indirect or punitive damages), penalties, actions, judgments and claims of any kind or nature (including reasonable attorneys’ fees and expenses incurred in investigation or defending any of the foregoing).
“Material Adverse Effect” means any material adverse effect on (i) the business, results of operations or financial condition of the Company and its subsidiaries, taken as a whole (other than (a) any change, event, occurrence or development that generally affects the industry in which the Company and its subsidiaries operate and does not disproportionately effect (relative to other industry participants) the Company and its subsidiaries, (b) any change, event, occurrence or development to the extent attributable to conditions generally affecting (I) the industries in which the Company participates that does not have a materially disproportionate effect (relative to other industry participants) on the Company and its subsidiaries, (II) the U.S. economy as a whole, or (III) the equity capital markets generally, and (c) any change, event, occurrence or development that results from any action taken by the Company at the request of an Investor or as required by the terms of this Agreement or the Ancillary Agreements) or (ii) the ability of the Company to perform its obligations hereunder or under the Ancillary Agreements.
“Material Contract” means any Contract of a type described in Item 6.01 of Regulation S-K.
“Material Indebtedness” means, with respect to a person, (a) any Indebtedness of such person in excess of $5,000,000, or (b) any Contract pursuant to which such person has the right to incur Indebtedness in excess of $5,000,000.
“Multiemployer Plan” has the meaning assigned to such term in Section 3.10(b).
“Nasdaq” means the Nasdaq Global Select Market (or a successor entity thereto).
“New Securities” means any debt or equity securities of the Company, whether or not now authorized, and securities or rights of any type issued by the Company that are, or by their terms may become, convertible into or exchangeable or exercisable for debt or equity securities of the Company.
“Operating Company” means Morgans Group LLC, a Delaware limited liability company.
“Owned Real Property” has the meaning assigned to such term in Section 3.4(a).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.

“Permitted Encumbrances” means: (i) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ and other like Encumbrances imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings with appropriate reserves established; (ii) Encumbrances for Taxes, utilities and other governmental charges that, in each case, are not overdue by more than 30 days or are being contested in good faith by appropriate proceedings with appropriate reserves established; (iii) pledges and deposits made in the ordinary course of business pursuant to workers’ compensation, unemployment insurance and other social security laws or regulations; (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (v) easements, zoning restrictions, rights-of-way and similar Encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not, individually or in the aggregate, materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Company and its subsidiaries; (vi) matters of record or registered Encumbrances affecting title to any owned or leased real property of a person and its subsidiaries, (vii) statutory Encumbrances of landlords for amounts not yet due and payable; and (viii) de minimis defects, irregularities or imperfections of title and other Encumbrances which, individually or in the aggregate, do not materially impair the continued use (in a manner generally consistent with current use in the business of the person and its subsidiaries) of the asset or property to which they relate.
“person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Entity or other entity.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any person which is currently or was at such time a member of the ERISA Group for employees of any person which is currently or was at such time a member of the ERISA Group.
“Preferred Securities” has the meaning assigned to such term in Recital A.
“Pro Rata Amount” means, at any time with respect to each Investor, as of any date of determination, the ratio of (i) the number of shares of Common Stock that such Investor holds (beneficially or of record) or has the right to acquire by exercise of the Warrants or the REF Warrants (whether or not such Warrants or REF Warrants are then exercisable) as of such date, to (ii) the total number of shares of Common Stock issued and outstanding as of such date.
“Real Estate Fund Formation Agreement” has the meaning assigned to such term in Recital B.

“Real Property” means, collectively, the Owned Real Properties and the properties leased pursuant to the Real Property Leases.
“Real Property Lease” has the meaning assigned to such term in Section 3.4(b).
“Recent Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of June 30, 2009 included in the Financial Statements.
“REF Warrants” means the warrants to acquire Common Stock issued to Yucaipa Manager on the date hereof pursuant to the Real Estate Fund Formation Agreement.
“REF Underlying Shares” means the shares of Common Stock issuable upon exercise of the REF Warrants.
“Registration Rights Agreement” has the meaning assigned to such term in Recital C.
“Resignations” has the meaning assigned to such term in Section 5.7(a)(i).
“Rights Plan” means the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, by and between the Company and Mellon Investor Services LLC, as rights agent.
“Rights Plan Amendment” means the amendment to the Rights Plan in the form attached hereto as Exhibit E.
“ROFR Notice” has the meaning assigned to such term in Section 5.14(a).
“Rules” has the meaning assigned to such term in Section 5.3.
“SEC” means the Securities and Exchange Commission.
“SEC Reports” has the meaning assigned to such term in Section 3.12(a).
“Securities Act” means the Securities Act of 1933, as amended.
“SOX” means the Sarbanes-Oxley Act of 2002.
“subsidiary” of any person means, on any date, any person the accounts of which would be consolidated with and into those of the first person in such person’s consolidated financial statements if such financial statement were prepared in accordance with GAAP.
“Surviving Representation” has the meaning assigned to such term in Section 6.1.
“Tax” means any foreign, Federal, state or local income, sales and use, excise, franchise, real and personal property, gross receipt, capital stock, production, business and occupation, disability, estimated, employment, payroll, severance or withholding tax, value-added tax or other tax, duty, fee, impost, levy, assessment or charge imposed by any taxing authority, and any interest or penalties and other additions to tax related thereto.
“Tax Returns” means any return, report, claim for refund, declaration, information return or other document required to be filed with any Tax authority with respect to Taxes, including any amendments thereof.
“Third Party” means any person other than the Company, the Investors, or any of their respective subsidiaries or Affiliates.
“Third Party Claim” has the meaning assigned to such term in Section 6.1(c).
“Underlying Shares” has the meaning assigned to such term in Recital A.
“Voting Debt” means bonds, debentures, notes or other debt securities having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) generally in the election of directors of the Company or other matters on which holders of the Common Stock may vote.
“Voting Stock” of any person means securities having the right to vote generally in any election of directors or comparable governing persons of any such person.
“Warrant” has the meaning assigned to such term in Recital A.
“YAAF II” and “YAAF II-P” have the respective meanings assigned to such terms in the Preamble.
“Yucaipa Manager” has the meaning assigned to such term in Recital B.
ARTICLE 2
Issuance and Sale of Investor Securities
2.1 Issuance and Sale of the Investor Securities. On the terms and subject to the conditions set forth in this Agreement, the Company hereby issues, sells and delivers in certificated form to the Investors, and the Investors hereby purchase from the Company, the Investor Securities for an aggregate cash purchase price of $75,000,000 (the “Investment Amount”).
2.2 Deliveries.
2.2.1 Concurrently with the execution and delivery of this Agreement, the Company will deliver to:
(a)	YAAF II a certificate representing 45,213 shares of Preferred Securities and a Warrant to acquire 7,535,580 shares of Common Stock, and

(b)	YAAF II-P a certificate representing 29,787 shares of Preferred Securities and a Warrant to acquire 4,964,420 shares of Common Stock;
(c)	The Investors:
(i) a secretary’s certificate, dated as of the date hereof, executed by the Company’s secretary, in the form attached hereto as Exhibit F,
(ii) a duly executed counterpart of each Ancillary Agreement to which the Company is a party, and
(iii) an opinion letter of Sullivan & Cromwell LLP, as counsel to the Company, dated as of the date hereof, in the form attached hereto as Exhibit G;
(d)	Yucaipa Manager (or person(s) designated by the Investors in writing) payment by wire transfer to the bank account specified in Schedule 2.2.1(d) of $600,000 in payment of costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (such payment being made pursuant to Section 5.2(a)); and
(e)	Yucaipa Manager payment by wire transfer to the bank account specified in Schedule 2.2.1(d) of the commitment fee pursuant to Section 5.2(b).
2.2.2 Concurrently with the execution and delivery of this Agreement, the following have been delivered to the Company by the applicable Investor:
(a)	Payment of a portion of the Investment Amount by wire transfer to the bank account of the Company specified in Schedule 2.2.2(a) in the following amounts:
(i)	From YAAF II: $45,213,478.50, and
(ii)	From YAAF II-P: $29,786,521.50;
(b)	An opinion letter of Munger, Tolles & Olson LLP, dated as of the date hereof, in the form attached hereto as Exhibit H; and
(c)	A duly executed counterpart of each Ancillary Agreement to which each Investor or an Affiliate of the Investors is a party.
2.3 Allocation of Investment Amount. The Company and the Investors agree to allocate the Investment Amount for all purposes, including financial accounting and Tax purposes, $69,000,000 to the aggregate Preferred Securities issued hereby and $6,000,000 to the aggregate Warrants issued hereby. Neither the Company nor any Investor shall take any position inconsistent with such allocation unless required to do so by Applicable Law.
ARTICLE 3
Representations and Warranties
of the Company
Subject to the qualifications set forth in the corresponding sections of the disclosure schedules delivered by the Company to the Investors concurrently with the execution and delivery of this Agreement (the “Company Disclosure Schedules”) or in the SEC Reports (other than any “Risk Factors” section or “forward-looking statements” contained therein, any exhibits thereto, and any documents incorporated by reference therein), the Company hereby represents and warrants to the Investors as follows:
3.1 Entity Status. Each of the Company and its subsidiaries is duly incorporated or otherwise organized, validly existing and in good standing under the Applicable Laws of its governing jurisdiction and each has all requisite corporate or other power and authority to carry on its business as it is now being conducted and is duly qualified to do business in each of the jurisdictions in which the ownership, operation or leasing of its assets or the conduct of its business requires it to be so qualified, except where the failure to have such corporate or other power or authority or to be in good standing or so qualified, has not had and would not reasonably be expected to have a Material Adverse Effect, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification.
3.2 Authorization; Noncontravention.
(a) Authorization. The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The Company has delivered to the Investors a true and correct copy, certified by the Company’s secretary, of the resolutions of its board of directors (the “Board of Directors”) authorizing the execution and delivery of this Agreement and consummation of the transactions contemplated by this Agreement. Such resolutions are in full force and effect, have not been amended, supplemented, revoked or superseded as of the date hereof and are the only resolutions of the Board of Directors pertaining to the authorization, execution and delivery of this Agreement and the Ancillary Agreements and consummation of the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance (or reservation for issuance), sale and delivery of the Investor Securities, the Underlying Shares, the REF Warrants and the REF Underlying Shares and any redemptions of such Warrants and REF Warrants pursuant to the terms thereof, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the

Company or its subsidiaries or (except as contemplated by Section 5.3) vote of holders of any class or series of capital stock of the Company or its subsidiaries is necessary to authorize this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby and thereby. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by each other party thereto) each constitutes, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided, that no representation is made hereby with respect to the enforceability of Section 5.7(b)(ii)(4).
(b) Preemptive Rights; Rights of First Offer. None of the sale and issuance of the Investor Securities pursuant to this Agreement and the issuance of Underlying Shares upon exercise thereof, or the issuance of the REF Warrants pursuant to the Real Estate Fund Formation Agreement and the issuance of the REF Underlying Shares upon exercise thereof, is or will be subject to any preemptive rights, rights of first offer or similar rights of any person.
(c) No Conflict. The Company is not in violation or default of any provision of its Charter or By-Laws. Except as set forth in Schedule 3.2(c) of the Company Disclosure Schedules, the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, result in a “change of control” (or similar event) under, or conflict with, or result in any default under, or give rise to an increase in, or right of termination, cancellation, acceleration or mandatory prepayment of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, or require any consent or waiver under, any provision of (i) the Charter, the By-Laws or the comparable organizational documents of any of the Company’s subsidiaries, (ii) any Material Contract, (iii) any Material Indebtedness, (iv) any Collective Bargaining Agreement, Multiemployer Plans or Benefit Plans or (v) any Applicable Law, Judgment or Governmental Authorization, in each case applicable to the Company and its subsidiaries or their respective assets, except in the case of (ii), (iii), (iv) or (v), to the extent it does not or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements or the other transactions contemplated by this Agreement or the Ancillary Agreements, including the issuance of the Investor Securities, the Underlying Shares, the REF Warrants and the REF Underlying Shares (and any redemptions of the Warrants or REF Warrants pursuant to the terms thereof), except for (A) authorization of, or registration, qualification, declaration or filing with, or notice to, Gaming Authorities (which have been, or will be at the time required, duly performed by the Company), (B) notice to or consultation with Nasdaq (which has been, or will be at the time required, duly performed by the Company), and (C) such Governmental Authorizations, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not materially impair the Company’s ability to perform its obligations under this Agreement or the Ancillary Agreements or to consummate the transactions contemplated hereby or thereby. Except as set forth in Schedule 3.2(c) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, either alone or in combination with another event (whether contingent or otherwise) will, to the knowledge of the Company, (1) result in the payment of any “excess parachute payment” under Section 280G of the Code, (2) entitle any current or former employee, consultant or director of the Company or any of its subsidiaries to any material payment other than pursuant to the terms of the Real Estate Fund Formation Agreement, (3) increase the amount of compensation or benefits due to any such employee, consultant or director other than pursuant to the terms of the Real Estate Fund Formation Agreement, or (4) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit. After giving effect to the Rights Plan Amendment, none of the execution and delivery of this Agreement, the execution and delivery of any of the Ancillary Agreements, or the consummation of any of the transactions contemplated hereby or thereby (including the issuance of the Warrants and the Underlying Shares upon exercise thereof and the issuance of the REF Warrants and the REF Underlying Shares upon exercise thereof) shall give any person the right to purchase any securities of the Company pursuant to, or shall otherwise trigger any comparable provisions under, the Rights Plan.
3.3 Capital Structure.
(a) The authorized capital stock of the Company consists of 200,000,000 shares of Common Stock and 40,000,000 shares of preferred stock. Of the 200,000,000 authorized shares of Common Stock, 29,648,096 shares are issued and outstanding, and only the following are reserved for issuance: 12,500,000 shares reserved for issuance in connection with the exercise of the Warrants, 6,415,327 shares reserved for issuance in connection with the exercise of warrants issued pursuant to hedging transactions, 5,000,000 shares reserved for issuance in connection with the exercise of the REF Warrants, and 16,468,755 shares reserved for issuance pursuant to the Company’s 2007 Amended and Restated Omnibus Incentive Plan and the Company’s 2.375% Senior Subordinated Convertible Notes due 2014. Of the 40,000,000 authorized shares of preferred stock, the only shares issued and outstanding are the Preferred Securities issued to the Investors, and no other shares of such preferred stock are reserved for issuance.
(b) Each share of Common Stock is duly authorized, validly issued, fully paid and nonassessable. The Preferred Securities, Warrants, Underlying Shares, REF Warrants, and REF Underlying Shares, have been duly authorized and are, or to the extent issued after the date hereof are reserved and will upon issuance be: (i) solely with respect to the Preferred Securities, Underlying Shares and REF Underlying Shares, validly issued, fully paid and nonassessable, (ii) not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Charter or By-Laws of the Company or any Contract to which the Company or any of its subsidiaries is a party or by which any of its or their respective assets are bound, and (iii) free and clear of all Encumbrances (other than any Encumbrances created by the Investors). The Company has not issued any Voting Debt. Except as set forth in Schedule 3.3(b) of the Company Disclosure Schedules, there are no (A) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments relating to the capital stock of the Company or that obligate the Company to issue or sell or otherwise transfer shares of capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company or any Voting Debt of the Company, (B) outstanding obligations of the Company to repurchase, redeem or otherwise acquire shares of capital stock of the Company, (C) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (D) rights of first refusal, preemptive rights, subscription rights or any similar rights with respect to the capital stock of the Company under the Charter or By-Laws or any Contract to which the Company or any subsidiary of the Company is a party or by which any of its assets are bound. No provision of the Charter or the By-Laws would, directly or indirectly, restrict or impair the ability of the Investors or Yucaipa Manager, as applicable, to vote, or otherwise exercise the rights of a stockholder with respect to, the Preferred Securities, the Underlying Shares or the REF Underlying Shares, except as expressly set forth in the Certificates of Designations. Other than the Rights Plan, the Company does not have a “stockholder rights plan” or “poison pill” or any similar arrangement in effect.
(c) Schedule 3.3(c) of the Company Disclosure Schedules sets forth a complete and accurate list of all subsidiaries of the Company and all Joint Ventures, including in each case each such entity’s name, its form of organization, its jurisdiction of incorporation or organization and the percentage of its outstanding capital stock or equity interests owned by the Company, a subsidiary of the Company or a Joint Venture (as applicable). The shares of outstanding capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 3.3(c) of the Company Disclosure Schedules, the shares of outstanding capital stock or equity interests of the Company’s subsidiaries are (with respect to the Company’s material subsidiaries only) duly authorized, validly issued, fully paid and nonassessable, and (with respect to all of the Company’s subsidiaries) are held of record and beneficially owned by the Company or a subsidiary of the Company (as applicable). Except as set forth in Schedule 3.3(c) of the Company Disclosure Schedules, the shares of capital stock or equity interests of each Joint Venture that are owned by the Company or any subsidiary of the Company are duly authorized, validly issued, fully paid and nonassessable, and are held of record and beneficially owned by the Company or a subsidiary of the Company (as applicable). There is no Voting Debt of any subsidiary of the Company. Except as set forth in Schedule 3.3(c) of the Company Disclosure Schedules, there are no (i) outstanding obligations, options, warrants, convertible securities, exchangeable securities, securities or rights that are linked to the value of the Common Stock or other rights, agreements or commitments, in each case, relating to the capital stock or equity interests of the subsidiaries of the Company or that obligate the Company or its subsidiaries to issue or sell or otherwise transfer shares of the capital stock or any securities convertible into or exchangeable for any shares of capital stock or any Voting Debt of any subsidiary of the Company, (ii) outstanding obligations of the subsidiaries of the Company to repurchase, redeem or otherwise acquire shares of their respective capital stock or equity interests, (iii) voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of shares of capital stock of the subsidiaries of the Company (but only to the Company’s knowledge with respect to any such agreements to which neither the Company nor any subsidiary of the Company is a party), or (iv) rights of first refusal, preemptive rights, subscription rights or any similar rights under any provision of the governing documents of any subsidiary of the Company.
(d) Other than the subsidiaries of the Company, the Joint Ventures and the subsidiaries thereof and other than as set forth in Schedule 3.3(c) of the Company Disclosure Schedules, there are no persons in which any of the Company or its subsidiaries owns any equity, membership, partnership, joint venture or other similar interest with a value in excess of $1,000,000.
3.4 Real Property.
(a) As of the date hereof, the Company and its subsidiaries own in fee simple the real property listed in Schedule 3.4(a) of the Company Disclosure Schedules (the “Owned Real Property”). The Company or the subsidiary indicated on such schedule has good and marketable title in fee simple, free and clear of Encumbrances (other than those set forth on Schedule 3.4(a) of the Company Disclosure Schedules and Permitted Encumbrances), to each Owned Real Property. Neither the Company nor any of its subsidiaries has received notice of any pending, and to the Company’s knowledge there is no threatened, condemnation proceeding with respect to any of the Owned Real Property.
(b) Schedule 3.4(b) of the Company Disclosure Schedules lists all material leases and subleases, including all amendments, assignments, supplements and, to the Company’s knowledge, modifications thereto, under which the Company or any of its subsidiaries uses or occupies or has the right to use or occupy any real property and all material tenant leases and subleases as to which the Company or any of its subsidiaries is the lessor (the “Real Property Leases”) and specifies the remaining term of each Real Property Lease with respect to which the Company or any of its subsidiaries is the lessee and the amounts of rent payable per year thereunder. Each Real Property Lease is valid, binding and in full force and effect and no termination event (other than expirations in the ordinary course), notice of termination or non-renewal or condition or uncured default (or event which with notice or lapse of time, or both, would constitute a default) of a material nature on the part of the Company or the applicable subsidiary or the other party thereunder, exists under any Real Property Lease. The Company or the applicable subsidiary has a good and valid leasehold interest in each parcel of real property as to which it is a tenant under a Real Property Lease, and, to the Company’s knowledge, such leasehold estate is free and clear of all Encumbrances other than those set forth on Schedule 3.4(b) of the Company Disclosure Schedules and Permitted Encumbrances or those imposed by the applicable Real Property Leases. As of the date hereof, neither the Company nor any subsidiary of the Company has received notice of any pending, and to the Company’s knowledge there is no threatened, condemnation proceedings with respect to any property leased pursuant to any of the Real Property Leases.
(c) Neither the Company nor any subsidiary of the Company uses or occupies any real property in the ordinary course of the business of the Company and its subsidiaries, other than the Owned Real Property, properties that are the subject of leases where the Company or any of its subsidiaries is the lessor, properties that are the subject of management or similar agreements under which the Company or any of its subsidiaries manages any portion of the businesses located on such real property, easements and properties that are the subject of a Real Property Lease.
3.5 Intellectual Property. Each of the Company and each of its subsidiaries owns, or has the right to use, all software, patents, trademarks, service marks, trade names, trade secrets and copyrights (collectively, “Intellectual Property”) material to the conduct of its businesses as currently conducted. Except as set forth on Schedule 3.5 of the Company Disclosure Schedules, since January 1, 2008, no material Action has been filed or threatened in writing by any person (i) with respect to the use of any such Intellectual Property by the Company or any subsidiary of the Company, (ii) challenging or questioning the validity of any such Intellectual Property owned by the Company or any subsidiary of the Company, or (iii) to the Company’s knowledge, challenging or questioning the validity of any such Intellectual Property that is used but not owned by the Company or any subsidiary of the Company. To the Company’s knowledge, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such infringements as would not reasonably be expected to, individually or in the aggregate, give rise to any liabilities on the part of the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.
3.6 Environmental Matters. Each of the Company and its subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws for the operation of the business as presently conducted and is in compliance with all terms and conditions of such Governmental Approvals, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except for any of the following matters that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, (i) the Company does not have knowledge of, and has not received any written notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans that, with respect to the Company, any subsidiary of the Company or any of the Real Property, that would reasonably be expected to prevent compliance or continued compliance with Environmental Laws, or give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material, and (ii) there is no Action pending or, to the Company’s knowledge, threatened, against the Company or any subsidiary of the Company relating to Environmental Laws. Notwithstanding any other representation and warranty in this Article 3, the representations and warranties contained in this Section 3.6 constitute the sole representations and warranties of the Company relating to any Environmental Law.

3.7 Legal Proceedings. Except as set forth in Schedule 3.7 of the Company Disclosure Schedules, there are no Actions pending or, to the Company’s knowledge, threatened, against the Company or any of its subsidiaries, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. There are no Actions pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, which, if adversely determined, would materially impair the Company’s ability to perform its obligations under this Agreement or the Ancillary Agreements or challenge the validity or enforceability of this Agreement or any Ancillary Agreement or seek to enjoin or prohibit the consummation of the transactions contemplated hereby or thereby. None of the Company or any of its subsidiaries is in default with respect to any material Judgment.
3.8 Taxes.
(a) Except as disclosed in the SEC Reports or in Schedule 3.8 of the Company Disclosure Schedules or except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) the Company and each of its subsidiaries have filed all Tax Returns required to be filed by them; (ii) all such Tax Returns are true, correct and complete; (iii) all Taxes due and owed by the Company and its subsidiaries (whether or not shown on any Tax Return) have been paid; (iv) neither the Company nor any of its subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return; (v) no claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction; (vi) there are no liens on any of the assets or properties of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax; (vii) there are no ongoing, pending or, to the Company’s knowledge, threatened audits, assessments, or other proceedings for or relating to any liability in respect of Taxes of the Company or any of its subsidiaries; (viii) neither the Company nor any of its subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (ix) the Company and each of its subsidiaries have timely withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.
(b) There are no Tax sharing agreements or similar arrangements (including indemnity arrangements) with respect to or involving the Company or any of its subsidiaries. Since February 17, 2006, neither the Company nor any of its subsidiaries has been a member of any affiliated group filing a consolidated Federal income Tax Return other than a group the common parent of which is the Company. Except pursuant to customary gross-up, tax escalation or similar provisions in financing and commercial Contracts entered into in the ordinary course of business, neither the Company nor any of its subsidiaries has any actual or potential liability for the Taxes of any person (other than Taxes of the Company and its subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of foreign, state or local law), as a transferee or successor, by Contract, or otherwise.

3.9 Labor. Except as set forth on Schedule 3.9 of the Company Disclosure Schedules, neither the Company nor any of its subsidiaries is party to any Collective Bargaining Agreement. Except as set forth on Schedule 3.9 of the Company Disclosure Schedules, no Collective Bargaining Agreement currently is being negotiated by the Company or any of its subsidiaries. None of the Company or any of its subsidiaries has any obligation to inform or consult with any employees or their representatives in respect of the transactions contemplated hereby under the terms of any Collective Bargaining Agreement or Applicable Law, except where the failure to so inform or consult would not reasonably be expected to have a Material Adverse Effect. There has not been (i) since January 1, 2008, any work stoppage, slowdown, lockout, employee strike or, (ii) since January 1, 2009, to the Company’s knowledge any labor union organizing activity involving any of the Company and its subsidiaries and, (iii) since January 1, 2009, to the Company’s knowledge, none of the foregoing or any material labor dispute or Action has been threatened in writing. The Company and its subsidiaries are operating their respective businesses in compliance with all Labor Laws, except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.9 of the Company Disclosure Schedules, as of the date hereof, to the Company’s knowledge, there are no ongoing union certification drives or pending proceedings for certifying a union with respect to employees of any of the Company or any of its subsidiaries. None of the Company or its subsidiaries is in material breach or material default under any Collective Bargaining Agreement.
3.10 Employee Benefit Plans.
(a) Each member of the ERISA Group is in compliance with its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance with the presently applicable provisions of ERISA and the Code with respect to each Plan, except in each case for noncompliances which could not reasonably be expected to have a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the assets of the Company or its subsidiaries constitutes “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the Ancillary Agreements do not and will not constitute “prohibited transactions” under ERISA or the Code.
(b) No withdrawal liability in an aggregate amount in excess of $5,000,000 has been incurred under Title IV of ERISA by any member of the ERISA Group with respect to any “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) which is or has been contributed to by such person at any time during the six-year period ending on the date of this Agreement or as to which any member of the ERISA Group has any liability (the “Multiemployer Plans”), and no such liability would be incurred if any member of the ERISA Group were to withdraw from any Multiemployer Plan in a complete or partial withdrawal. No member of the ERISA

Group has agreed with any person to be responsible for any liability under Title IV of ERISA with respect to any multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA.
3.11 Compliance with Laws.
(a) Except as disclosed in the SEC Reports or in Schedule 3.11 of the Company Disclosure Schedules, the Company and each of its subsidiaries and the conduct and operation of their respective businesses are and have been, since January 1, 2008, (A) in compliance with (1) each Applicable Law that affects or relates to this Agreement or the Ancillary Documents and (2) each Applicable Law that is applicable to the Company or its subsidiaries or their respective businesses, including any laws relating to employment practices, except as would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect; and (B) in compliance in all material respects with all applicable Gaming Laws.
(b) Neither the Company nor any of its subsidiaries has received any written notice or other written communication from any Governmental Entity or any other person regarding (1) any actual, alleged, possible or potential violation of or failure to comply with any material term or requirement of any Governmental Authorization, or (2) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of or modification to any Governmental Authorization, other than such as would not, individually or in the aggregate, have a Material Adverse Effect.
3.12 SEC Reports and Company Financial Statements.
(a) Since February 17, 2006, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all the foregoing filed prior to the date hereof and all exhibits included or incorporated by reference therein and financial statements and schedules thereto and documents included or incorporated by reference therein being sometimes hereinafter collectively referred to as the “SEC Reports”). Since January 1, 2008 all of the SEC Reports have been timely filed with the SEC pursuant to the reporting requirements of the Exchange Act. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act applicable to the SEC Reports (as amended or supplemented), and none of the SEC Reports, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth on Schedule 3.12 of the Company Disclosure Schedules, no subsidiary of the Company is required to be, a registrant with the SEC.
(b) As of their respective dates, except as set forth therein or in the notes thereto, the financial statements contained in the SEC Reports and the related notes (the “Financial Statements”) complied as to form in all material respects with all applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements (i) were prepared in accordance with

GAAP, consistently applied during the periods involved (except (x) as may be otherwise indicated in the notes thereto or (y) in the case of unaudited interim statements, to the extent that they may not include footnotes or may be condensed or summary statements), (ii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments) and (iii) are in all material respects in accordance with the books of account and records of the Company and its consolidated subsidiaries (except as may be otherwise noted therein).
(c) Except as disclosed in the SEC Reports or in Schedule 3.12 of the Company Disclosure Schedules, neither the Company nor any of its subsidiaries has any material liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due), except for the following: (i) liabilities reflected in or reserved for in the Recent Balance Sheet, (ii) liabilities that have arisen since the date of the Recent Balance Sheet in the ordinary course of the businesses of the Company and its subsidiaries consistent with past practice, (iii) liabilities that (A) would not be required under GAAP to be reflected in an audited consolidated balance sheet of the Company and its consolidated subsidiaries and (B) are not in the aggregate material and (iv) liabilities incurred in connection with this Agreement and the Ancillary Agreements and the performance by the Company of its obligations thereunder.
(d) Neither the Company nor any of its subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or arrangement (including any Contract relating to any transaction or relationship between or among the Company and any of its subsidiaries, on the one hand, and any unconsolidated affiliate of the Company or any of its subsidiaries, including any structured finance, special purpose or limited purpose entity or person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its subsidiaries in the Company’s or such subsidiary’s audited financial statements or other SEC Reports.
(e) The audit committee of the Board of Directors has established “whistleblower” procedures that meet the requirements of Rule 10A-3 promulgated under the Exchange Act.
(f) The Company and its subsidiaries have implemented and maintain disclosure controls and procedures (as defined in Rule 13a-15(f) promulgated under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (A) any significant deficiencies and material weaknesses in the design or operation of “internal control over financial reporting” (as defined in Rule 13a-15(f) promulgated under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(g) To the Company’s knowledge, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of SOX, without qualification, when next due.
(h) Except as set forth on Schedule 3.12 of the Company Disclosure Schedules or as disclosed in the SEC Reports and except as contemplated by the Real Estate Fund Formation Agreement, none of the executive officers, directors or related persons (as defined in Regulation S-K Item 404) of the Company is presently a party to any transaction with the Company or any of its subsidiaries that would be required to be reported on Form 10-K by Item 13 thereof pursuant to Regulation S-K Item 404.
(i) Set forth on Schedule 3.12 of the Company Disclosure Schedules is a true and correct list of all Material Indebtedness of the Company and its subsidiaries incurred since June 30, 2009. Except as set forth on Schedule 3.12 of the Company Disclosure Schedules or as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is, after giving effect to this Agreement, (A) in default in the payment of any Material Indebtedness or (B) in breach or default under any Material Contract evidencing or relating to Indebtedness in any manner that would permit (or that with notice, lapse of time, or both, would permit) any party to any such Material Contract to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled date of payment or to cause the Company or any of its subsidiaries a reduction or loss in a material respect of rights or benefits under, or an increase in a material respect of any obligation under, any such Material Contract.
3.13 Material Contracts.
(a) The SEC Reports as supplemented by Schedule 3.13(a) of the Company Disclosure Schedules, contain a complete and accurate list of all Material Contracts to which the Company and its subsidiaries are parties.
(b) (i) Each Material Contract, assuming such Material Contract is a legal, valid and binding obligation of and enforceable against the other parties thereto in accordance with its terms, constitutes a valid and binding obligation of the Company or the subsidiary of the Company party thereto and is enforceable against the Company or such subsidiary, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (ii) each Material Contract, to the Company’s knowledge, is a valid, binding and enforceable obligation of the other parties thereto, except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c) Except as set forth on Schedule 3.13(c) of the Company Disclosure Schedules, none of the Company or its subsidiaries and, to the Company’s knowledge, no other party to a Material Contract is in breach or default in any material respect thereunder.
3.14 Absence of Certain Changes.
3.14.1 Since December 31, 2008 through the date hereof, there has not occurred any change, event or circumstance that has had or would be reasonably expected to have a Material Adverse Effect.
3.14.2 Except as expressly contemplated by this Agreement or the Ancillary Agreements, since December 31, 2008 through the date hereof, the Company and its subsidiaries have conducted their business in the ordinary course generally consistent with past practice in all material respects, and except as expressly contemplated by this Agreement or the Ancillary Agreements, since December 31, 2008 through the date hereof, none of the Company or any of its subsidiaries has:
(a) except as set forth on Schedule 3.14.2(a) of the Company Disclosure Schedules, amended its Charter, By-Laws or similar organizational documents;
(b) adopted a plan or agreement of liquidation, dissolution, restructuring, merger, consolidation, recapitalization or other reorganization;
(c) (i) issued, sold, transferred or otherwise disposed of any shares of its capital stock, Voting Debt or other voting securities or any securities convertible into or exchangeable for any of the foregoing, (ii) granted or issued any options, warrants, securities or rights that are linked to the value of the Common Stock, or other rights to purchase or obtain any shares of its capital stock or any of the foregoing or any “phantom” stock, “phantom” stock rights, stock appreciation rights or stock-based performance units, (iii) split, combined, subdivided or reclassified any shares of its capital stock, (iv) declared, set aside or paid any dividend or other distribution with respect to any shares of its capital stock, or (v) redeemed, purchased or otherwise acquired any shares of its capital stock or any rights, warrants or options to acquire any such shares or effected any reduction in capital, except (with respect to clauses (i) through (v) above): (A) for issuances of securities of the Company’s subsidiaries and the Joint Ventures and their subsidiaries to the Company or a wholly owned subsidiary of the

Company, (B) for dividends or other distributions by any subsidiary of the Company or any Joint Venture or subsidiary thereof to the Company or a wholly owned subsidiary of the Company; (C) in connection with grants made pursuant to, and in accordance with all of the terms and provisions of, the Plans and Benefit Arrangements in the ordinary course of business; (D) (solely with respect to clause (i)) Permitted Encumbrances; and (E) as otherwise set forth on Schedule 3.14.2(c) of the Company Disclosure Schedules;
(d) except as set forth on Schedule 3.14.2(d) of the Company Disclosure Schedules, entered into or consummated any transaction involving the acquisition (including, by merger, consolidation or acquisition of the business, stock or all or substantially all of the assets or other business combination) of any other person for consideration in excess of $5,000,000;
(e) except as set forth on Schedule 3.14.2(e) of the Company Disclosure Schedules, settled any Action involving a payment by the Company or any of its subsidiaries in excess of $1,000,000;
(f) changed any of its material accounting policies or practices, except as a result of a change in GAAP or the rules and regulations of the SEC;
(g) (i) made, changed or revoked any material election in respect of Taxes, (ii) adopted or changed any material accounting method in respect of Taxes, or (iii) entered into any Tax allocation agreement, Tax-sharing agreement, Tax indemnity agreement or closing agreement;
(h) except as set forth on Schedule 3.14.2(h) of the Company Disclosure Schedules, agreed or committed by Contract or otherwise to do any of the foregoing.
3.15 Insurance. Each of the Company and its material subsidiaries maintains, with reputable insurers or through self-insurance, insurance in such amounts, including deductible arrangements, and of such a character as is customary for companies engaged in the same or similar business. All policies of title, fire, liability, casualty, business interruption, workers’ compensation and other forms of insurance including directors and officers insurance held by the Company and its subsidiaries as of the date hereof, are in full force and effect in accordance with their terms. Neither the Company nor any of its subsidiaries is in default under any provisions of any such policy of insurance and neither the Company nor any of its subsidiaries has received notice of cancellation of any such insurance, except as has not had and would not reasonably be expected to have a Material Adverse Effect.
3.16 Private Placement.
(a) Assuming that the representations of the Investors set forth in Section 4.3 are true and correct, the offer, sale, and issuance of the Investor Securities and the issuance of the Underlying Shares upon exercise of the Warrants, in each case in conformity with the terms of this Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.

(b) Assuming that the representations set forth in Section 4.3 are true and correct with respect to Yucaipa Manager as though made by Yucaipa Manager with respect to the REF Warrants, the offer, sale and issuance of the REF Warrants and the issuance of the REF Underlying Shares upon exercise of the REF Warrants, in each case in conformity with the terms of the Real Estate Fund Formation Agreement, are exempt from the registration requirements of Section 5 of the Securities Act.
3.17 Form S-3 Eligibility. The Company meets the eligibility requirements of General Instruction I to Form S-3 promulgated under the Securities Act.
3.18 Brokers. Except as disclosed on Schedule 3.18 of the Company Disclosure Schedules, the Company and its subsidiaries have incurred no obligation or liability, contingent or otherwise, in connection with this Agreement that would result in the obligation of the Investors to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.
3.19 Listing and Maintenance Requirements. The Company has not since February 17, 2006 received notice (written or oral) from Nasdaq to the effect that the Company is not in compliance with the listing or maintenance requirements of Nasdaq. The Company is, and has since such date been, in compliance in all material respects with all such listing and maintenance requirements. The Company has not applied for and been denied the right to list any of its securities on any stock exchange or automated quotation system.
3.20 Registration Rights. Except as set forth in the SEC Reports and pursuant to the Registration Rights Agreement, the Company has not granted or agreed to grant, and is not under any obligation to provide, any rights (including “piggy-back” registration rights) to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.
3.21 No Restriction on the Ability to Pay Cash Dividends. Except as disclosed in Schedule 3.21 of the Company Disclosure Schedules, neither the Company nor the Operating Company is a party to any Contract, and is not subject to any provisions in its Charter or By-Laws or other governing documents or resolutions of the Board of Directors or other governing body, that restricts, limits, prohibits or prevents the payment of cash dividends with respect to any of its equity securities.
3.22 Joint Ventures. Except as set forth in Schedule 3.22 of the Company Disclosure Schedules:
(a) Neither the Company nor any subsidiary of the Company (i) has any funding or capital contribution obligations with respect to any Joint Venture (excluding any obligations to indemnify a Joint Venture or another party to a Joint Venture for a breach of the operating agreement (or equivalent governing document) of such Joint Venture), or (ii) is actually or contingently liable in respect of any Indebtedness or any other obligations of any Joint Venture.

(b) Neither the Company nor any subsidiary of the Company has scheduled funding obligations or capital contribution obligations in excess of $5,000,000 with respect to any Joint Venture.
(c) Schedule 3.22 of the Company Disclosure Schedules includes a complete and accurate list of all Guarantees and other guarantees, e.g., equity maintenance agreements, performance guarantees and completion guarantees, provided by the Company or any subsidiary of the Company in respect of any Indebtedness or other obligations of any Joint Venture (the “JV Guarantees”). True and correct copies of all JV Guarantees have been provided to the Investors, and no JV Guarantee has been modified, supplemented or altered in any respect from the form provided to the Investors.
(d) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not: (1) result in a “change of control” (or similar event) under, or conflict with, or result in any default under, or give rise to an increase in, or right of termination, cancellation, acceleration or mandatory prepayment of, any obligation or to the loss of a benefit under, or result in the suspension, revocation, impairment, forfeiture or amendment of any term or provision of or the creation of any Encumbrance upon any of the properties or assets of the Company, any of its subsidiaries or any Joint Venture under, or require any consent or waiver under, any JV Guarantee or other Contract of the Company or any of its subsidiaries relating to a Joint Venture, except to the extent that it does not cause an acceleration of the obligations under such JV Guarantee or other Contract or result in the Company or any of its subsidiaries becoming liable thereunder; (2) alter in any respect any funding or other payment obligations of the Company or any of its subsidiaries with respect to any of the Joint Ventures, or (3) result in any beneficiary of any JV Guarantee or any holder or obligee of any Indebtedness or other obligations of any Joint Venture having any recourse or other right of action with respect thereto against the Company or any of its subsidiaries or any of their respective assets.
ARTICLE 4
Representations and Warranties of the Investors
Each Investor, severally but not jointly, hereby represents and warrants to the Company, as of the date of this Agreement, as follows:
4.1 Entity Status. Such Investor is duly incorporated or otherwise organized, validly existing and in good standing under the Applicable Laws of its governing jurisdiction and has all requisite corporate or other power and authority to carry on its business as it is now being conducted, and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power, authority or qualification.
4.2 Authorization; Noncontravention.
(a) Authorization. Such Investor has all necessary entity power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Ancillary Agreements to which it is a party and the consummation by such Investor of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary entity action, and no other entity proceedings on the part of such Investor or vote of holders of any class or series of capital stock or equity interests of such Investor is necessary to authorize this Agreement and the Ancillary Agreements to which such Investor is a party or to consummate the transactions contemplated hereby or thereby. This Agreement and the Ancillary Agreements to which such Investor is a party have been duly executed and delivered by such Investor and (assuming due authorization, execution and delivery by the Company) each constitutes a valid and binding obligation of such Investor, enforceable against such Investor in accordance with its respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
(b) No Conflict. Such Investor is not in violation or default of any provision of its organizational documents. The execution, delivery and performance by such Investor of this Agreement and the Ancillary Agreements to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions of this Agreement and the Ancillary Agreements to which it is a party will not, conflict with, or result in any default under, any provision of (i) the organizational documents of such Investor, (ii) any material Contract to which such Investors is a party or by which any of such Investor’s assets are bound, or (iii) any Applicable Law, Governmental Authorization or Judgment, in each case applicable to such Investor, other than, in the case of clauses (ii) and (iii), any such conflicts or defaults that would not reasonably be expected to materially impair or delay the ability of such Investor to perform its obligations under this Agreement or the Ancillary Agreements to which it is a party or carry out the transactions contemplated hereby or thereby in accordance with the terms hereof or thereof. No Governmental Authorization, order or authorization of, or registration, qualification, declaration or filing with, or notice to, any Governmental Entity is required to be obtained or made by or with respect to such Investor in connection with the execution, delivery and performance of this Agreement or any of the Ancillary Agreements to which such Investor is a party or the other transactions contemplated by this Agreement or the Ancillary Agreements, except for such Governmental Authorizations, orders, authorizations, registrations, declarations, filings and notices, the failure of which to be obtained or made would not materially impair such Investor’s ability to perform its obligations under this Agreement or the Ancillary Agreements or consummate the transactions contemplated hereby or thereby.
4.3 Securities Act; Purchase for Investment Purposes. Such Investor (i) is acquiring the Investor Securities solely for investment with no present intention to distribute them in violation of the Securities Act and the rules and regulations thereunder or any applicable U.S. state securities laws, (ii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of making an informed investment decision to purchase the Investor Securities, and (iii) is an “institutional accredited investor” (as that term is defined by Rule 501 promulgated under the Securities Act). Such Investor understands that the purchase of the Investor Securities involves substantial risk. Such Investor did not learn of the opportunity to purchase the Investor Securities by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which the Investor was invited by any of the foregoing means of communications. Such Investor understands that the Investor Securities will be characterized as “restricted securities” under the United States federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Such Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the shares or the fairness or suitability of the Investor Securities. Such Investor understands that until such time as the resale thereof has been registered under the Securities Act, certificates evidencing the Investor Securities shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
4.4 Brokers. Such Investor has incurred no obligation or liability, contingent or otherwise, in connection with this Agreement that would result in the obligation of the Company or any of its Affiliates to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.
4.5 Available Funds. Such Investor has sufficient funds in its possession to permit it to pay its portion of the Investment Amount.
ARTICLE 5
Covenants
5.1 Further Assurances. The Company, on the one hand, and the Investors, on the other hand, shall use their commercially reasonable efforts to do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as the other may reasonably request in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.2 Fees and Expenses; Commitment Fee.
(a) Upon an Investor’s request from time to time (including on the date hereof as contemplated by Section 2.2.1(d)), the Company shall promptly pay or reimburse, or cause to be paid or reimbursed, all reasonable out-of-pocket costs and expenses incurred by such Investor or on such Investor’s behalf in connection with this Agreement and the Ancillary Agreements (including reasonable fees and expenses of accountants and legal counsel of the Investors); provided, that the aggregate amount paid or reimbursed by the Company in respect of such costs and expenses incurred by the Investors or on the Investors’ behalf shall in no event exceed $600,000 in the aggregate for the Investors.
(b) In connection with the purchase of the Investor Securities hereunder, on the date hereof, the Company shall pay to Yucaipa American Funds, LLC, an Affiliate of the Investors, a commitment fee of $2,437,500.
5.3 Stockholder Approvals. The Company shall use its commercially reasonable efforts to present and recommend to the stockholders of the Company at a special meeting of the stockholders of the Company (to be held in accordance with the corporate laws of Delaware, the Charter and the By-Laws), duly noticed and called for not later than January 15, 2010, a proposal to approve the terms of the Warrants and the REF Warrants, the full exercise of the Warrants and the REF Warrants and the issuance of the Underlying Shares and REF Underlying Shares as Common Stock in connection therewith. If such approval is not obtained at a meeting of stockholders of the Company on or prior to January 15, 2010, the Company shall not thereafter have any obligation to continue to try to obtain such approval.
5.4 Rights Plan. Except with the express prior written consent of YAAF II, on behalf of the Investors (which consent may be withheld in YAAF II’s sole discretion as to clause (a) below, but shall not be unreasonably withheld as to clause (b) below), the Company shall not, and shall cause its subsidiaries not to, enter into any modification, amendment, supplement or other alteration of the Rights Plan, or adopt any successor “stockholder rights plan,” “poison pill,” or other comparable plan or arrangement, that (a) would result in the Investors, Yucaipa Manager or any of them or their respective Affiliates becoming an “acquiring person” as defined in the Rights Plan or having a similar effect under the Rights Plan as it may be amended or under any comparable plan or arrangement that may be adopted in the future, or (b) would limit the Investors’ or any of their respective Affiliates’ ability to acquire, hold or dispose of any securities of the Company in a manner that is more restrictive or limiting in any respect than would be the case under the Rights Plan, as modified by the Rights Plan Amendment and otherwise as in effect on the date hereof, it being understood that the following shall not in any event require the consent of YAAF II on behalf of the Investors: (i) an extension of the expiration date of the Rights Plan, as modified by the Rights Plan Amendment and otherwise as in effect on the date hereof, and (ii) any modification, amendment, supplement or other alteration of the Rights Plan (as modified by the Rights Plan Amendment and otherwise as in effect on the date hereof) or any adoption of any successor “stockholder rights plan,” “poison pill,” or any other comparable plan or arrangement that provides that such modifications, changes or other alterations to the Rights Plan (as modified by the Rights Plan Amendment and otherwise as in effect on the date hereof) are not applicable to the Investors or any of their respective Affiliates. Upon written request by a Yucaipa Holder (as such term is defined in the Rights Plan) from time to time, the Company shall promptly furnish such Yucaipa Holder with the number of issued and outstanding shares of Common Stock as of a recent date for purposes of determining Beneficial Ownership (as such term is defined in the Rights Plan) by such Yucaipa Holder.
5.5 Gaming and Liquor Licenses. The Company shall, and shall cause its officers and employees to, cooperate in good faith (such cooperation to be provided at the Company’s sole cost and expense) in connection with any efforts by the Investors or their Affiliates to obtain any Governmental Authorization under Gaming Laws or laws regulating the sale of alcoholic beverages, including by providing copies of documents in the possession of the Company or its Affiliates, attending meetings and proceedings, and consulting and cooperating with the Investors and their Affiliates in connection with the preparation of any written submissions to and/or proceedings before Gaming Authorities. The Investors shall pay their own costs and expenses in connection with any such Governmental Authorizations.
5.6 Certain Approval Rights.
(a) For so long as the Investors collectively own, or have the right to purchase through exercise of the Warrants (whether or not any or all of such Warrants are exercisable), an aggregate of at least 6,250,000 shares of Common Stock (subject to adjustment in accordance with Section 7.14), the Company shall not, directly or indirectly, take any of the following actions, including the entry into any contract, agreement, arrangement or transaction (or series of related contracts, agreements, arrangements or transactions) with respect to any of the following actions, without the prior written approval of each Investor (which approval may be withheld in the Investors’ sole discretion as to clauses (i), (iii) and (iv) below but shall not be unreasonably withheld as to clause (ii) below):
(i) sell or transfer all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any Third Party;
(ii) any transaction involving the acquisition (including by merger, consolidation, other business combination, or acquisition of all or substantially all of the capital stock or assets of any Third Party) of any Third Party by the Company or any of its subsidiaries where the equity investment by the Company and its subsidiaries is $100,000,000 or greater;
(iii) any transaction involving the acquisition (including by merger, consolidation, other business combination, or acquisition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, other than an acquisition that is an acquisition of substantially all of the assets of the Company and its subsidiaries, taken as a whole, as the result of the disposition by the Company or its subsidiaries of real estate assets where the Company and its subsidiaries, taken as a whole, will continue to engage in the business of managing hotel properties and other real property assets) of the Company by any Third Party; or

(iv) any change in the size of the Board of Directors to a number below 7 or above 9; provided, that if an Investor Nominee shall fail to be elected to the Board of Directors and the Board of Directors shall increase the size thereof by a single director (not to exceed 11 total directors) and shall fill the vacancy created thereby with the Investor Nominee, then the Investors shall not have an approval right pursuant to this Section 5.6(a)(iv) over such increase.
Notwithstanding the foregoing, the prior written approval of the Investors shall not be required prior to the Company taking any action described in the foregoing Sections 5.6(a)(i) or 5.6(a)(iii) (a “Designated Transaction”) if (A) such Designated Transaction has been approved by the Board of Directors by a vote of at least 75% of the directors of the Company (excluding any director who has recused himself or herself from voting on such Designated Transaction) and (B) the Investors or any of their Affiliates have (directly or indirectly, individually or in concert with another person or as part of a “group” (as defined in Section 13 of the Exchange Act)) taken an action described in Section 5.13(a) within the six-month period prior to the applicable date of determination (an “Investor Proposal”).
(b) Prior to the Board of Directors considering a Designated Transaction, the Company shall give the Investors written notice thereof (including the intended time for the Board of Directors’ consideration thereof) concurrently with notice of the same to members of the Board of Directors and shall provide the Investors with all written materials provided to the directors regarding the same (except to the extent that providing such materials would reasonably likely adversely affect the attorney-client privilege between the Company and its counsel or is expressly prohibited by the investment bankers or other advisers providing such materials) subject to customary confidentiality restrictions concurrently when providing such materials to the members of the Board of Directors. In the event that the Board of Directors approves any Designated Transaction as to which the Investors or their Affiliates have made an Investor Proposal by a vote of less than 75% of the directors of the Company (excluding any director who has been recused from the consideration of such Designated Transaction), the Company shall furnish written notice of such approval to the Investors (the “Designated Transaction Notice”). Each Investor shall then notify the Company in writing whether it approves or rejects the Designated Transaction that is the subject of such Designated Transaction Notice as soon as reasonably practicable, and in no event later than the earlier of (A) 24 hours after receipt of such Designated Transaction Notice, and (B) the next opening of trading in the Company’s Common Stock on the first Business Day following receipt of such Designated Transaction Notice that is not less than 12 hours after receipt of such Designated Transaction Notice.
5.7 Board Representation.
(a) The Company represents and warrants to the Investors that:
(i) Each of the directors of the Company identified in the secretary’s certificate delivered do the Investors pursuant to Section 2.2.1(c)(i) (or in the applicable annex thereto) has resigned from the Board of Directors effective as of the date hereof (the “Resignations”), by means of delivering written notice of his or her resignation to the Board of Directors in accordance with Section 2.2 of the By-Laws. A true and correct copy of each Resignation notice has been provided to the Investors as an annex to such secretary’s certificate. Each Resignation has been accepted by the Board of Directors on behalf of the Company and is in full force and effect.
(ii) The Appointment Resolutions in the form annexed to the secretary’s certificate delivered to the Investors pursuant to Section 2.2.1(c)(i) are in full force and effect as of the date hereof and have not been amended, supplemented, revoked or superseded, and there are no other resolutions of the Board of Directors concerning the subject matter thereof.
(b) (i) The parties acknowledge and agree that it is their intent that the Investors shall have the right to appoint one person to the Board of Directors (the “Investor Nominee”) for so long as the Investors collectively own, or have the right to purchase through exercise of the Warrants (whether or not any or all of such Warrants are exercisable and assuming a cash exercise of such Warrants), an aggregate of at least 875,000 shares of Common Stock (subject to adjustment in accordance with Section 7.14) (the “Common Stock Board Condition”). The parties further acknowledge and agree that the initial Investor Nominee was elected to the Board of Directors pursuant to the Appointment Resolutions and that such person shall continue to be the Investor Nominee unless and until such person is replaced pursuant to Section 5.7(b)(ii)(2).
(ii) At any time that the Common Stock Board Condition is satisfied:
(1)	The Company shall use its reasonable best efforts to cause the Board of Directors (or the appropriate committee thereof) to nominate and recommend to the stockholders of the Company the election of the Investor Nominee at any meeting of the stockholders of the Company (or in any resolution by written consent in lieu thereof) at which the Investor Nominee is being considered for election to the Board of Directors, and use its reasonable best efforts to ensure that the Investor Nominee is elected to the Board of Directors at each such meeting (or in each such resolution by written consent in lieu thereof);
(2)	YAAF II, on behalf of the Investors, by delivery of written notice to the Company at any time or from time to time, shall have the right, in its sole and absolute discretion, to direct that an Investor Nominee then serving as a director of the Company (or as an observer of the Board of Directors) be removed from the Board of Directors (or as an observer thereof), and/or that any Investor Nominee be replaced with a replacement Investor Nominee named in such notice; provided, that, any such replacement Investor Nominee shall be reasonably satisfactory in accordance with the applicable selection criteria for directors of the Company from time to time set forth in the Company’s “Corporate Governance Guidelines”. For the avoidance of doubt, the Investor Nominee need not be “independent” of the Company for purposes of the Rules or any Company policies or guidelines. In the event that

YAAF II, on behalf of the Investors, notifies the Company in writing that it desires to remove and/or replace an Investor Nominee in accordance with this Section 5.7(b)(ii)(2), then the Company shall use its reasonable best efforts to cause the Board of Directors and stockholders of the Company, as applicable, to comply with such request as promptly as practicable, and such replacement Investor Nominee shall continue to be the “Investor Nominee” hereunder unless and until such person is replaced by YAAF II, on behalf of the Investors, pursuant to this Section 5.7(b)(ii)(2);
(3)	In the event that an Investor Nominee is not elected to the Board of Directors at any meeting of stockholders at which directors are elected, if the Company notifies the Investors that there is an available seat on the Board of Directors (due to increasing the size of the Board of Directors, filling a vacancy or otherwise), YAAF II, on behalf of the Investors, by delivery of written notice to the Company, shall promptly select a replacement Investor Nominee. Such replacement Investor Nominee shall be reasonably satisfactory in accordance with the applicable selection criteria for directors of the Company from time to time set forth in the Company’s “Corporate Governance Guidelines”. For the avoidance of doubt, the Investor Nominee need not be “independent” of the Company for purposes of the Rules or any Company policies or guidelines. In such event, the Company shall use its reasonable best efforts to cause the Board of Directors to comply with such request as promptly as practicable, and such replacement Investor Nominee shall continue to be the “Investor Nominee” hereunder unless and until such person is replaced by YAAF II, on behalf of the Investors, pursuant to this Section 5.7(b)(ii)(2); and
(4)	Unless and until the Investor Nominee is elected to the Board of Directors (and during any period of time that the Investor Nominee is not serving as a director of the Board of Directors), the Company shall invite the Investor Nominee, and the Investor Nominee shall have the right, to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such Investor Nominee copies of all notices, minutes, consents and other material that it provides to its directors; provided that the Company reserves the right to withhold any information and to exclude such Investor Nominee from any meeting or portion thereof if a conflict of interest exists, if the Board of Directors plans to discuss a matter involving the Company or its subsidiaries, on the one hand, and an Affiliate of one of the Investors, on the other hand, or if access to such information or attendance at such meeting would reasonably likely adversely affect the attorney-client privilege between the Company and its counsel or result in the disclosure of trade secrets. The Investor Nominee shall agree to customary confidentiality restrictions.
5.8 Publicity. The Company and the Investors shall communicate with each other and cooperate with each other prior to any public disclosure of the purchase and sale of the Investor Securities. The Company, on the one hand, and the Investors, on the other hand, agree that no public release or announcement concerning the purchase and sale of the Investor Securities shall be issued by or as a result of the actions of any of them without the prior consent of the other, which consent shall not be unreasonably withheld or delayed, except as such release or announcement may be required by Applicable Law or the rules and regulations of Nasdaq, in which case the party required to make the release or announcement shall use its reasonable best efforts to consult with the other parties hereto about, and allow the other parties hereto to reasonably comment on, such release or announcement in advance of such issuance.
5.9 Hedging. On and after April 15, 2011, the Investors shall be permitted to enter into any short sale, swap, hedge, forward contract, credit default swap, or any other agreement, transaction or series of transactions that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Investor Securities, whether any such transaction, swap or series of transactions is to be settled by delivery of securities, in cash or otherwise (each, a “Hedging Transaction”), and prior to such date, the Investors and their Affiliates shall not enter into any Hedging Transaction or any other transaction which reasonably could be expected to lead to or result in a sale or disposition of any Investor Securities or Common Stock even if such shares would be disposed of by someone other than an Investor or its Affiliate. The Company acknowledges that from and after April 15, 2011, subject to compliance with applicable securities laws and the Company’s insider trading policies as in effect from time to time (it being agreed by the Company that it will not revise its insider trading policies to prevent or limit in a material respect Hedging Transactions beyond any limitations in place on the date hereof), there shall be no restriction under this Agreement on the Investors’ ability to enter into any Hedging Transaction or otherwise hedge any securities of the Company or take any of the other actions described in the previous sentence.
5.10 Investor Right of First Refusal.
(a) Until the first anniversary of the date hereof, each Investor shall have the right to purchase its Pro Rata Amount of any New Securities that the Company may, from time to time, propose to sell and issue. In the event that the Company proposes to issue any New Securities prior to such first anniversary of the date hereof, it shall give the Investors written notice at least 10 Business Days before such issuance, describing in reasonable detail the type of New Securities, the price and number of shares (or principal amount) to be issued, and the general terms upon which the Company proposes to issue such New Securities. Each such notice shall constitute an irrevocable offer by the Company to each Investor to purchase up to the amount of New Securities equal to its Pro Rata Amount of such New Securities (subject to increase as set forth in the immediately following sentence) upon the terms reflected in such notice. Each Investor shall have 10 Business Days from the date of receipt of such notice to agree to purchase up to the amount of New Securities equal to its Pro Rata Amount of such New Securities (and any New Securities offered to another Investor if such other Investor does not elect to purchase its full Pro Rata Amount of New Securities) by giving written notice to the Company of its intention to purchase such New Securities at the closing of the sale of New Securities and the number of such New Securities that it intends to purchase; provided, that, with respect to an underwritten public offering by the Company of its New Securities in which (i) the Company has provided each Investor written notice thereof pursuant to this Section 5.10(a), (ii) the Company has concurrently provided to the Investors all material information relating to such offering that has been provided to potential investors in the New Securities, and (iii) the Company has kept the Investors apprised of the estimated timing and pricing for such offering in a commercially reasonable manner during such offering process (including at least 48 hours notice of the proposed time of pricing and the estimated pricing range or pricing formula), the Investors shall be permitted to accept such offer until the latest time that other investors are permitted to commit to participate in such offering, after which such offer shall lapse. An Investor electing to exercise its right to purchase New Securities pursuant to this Section 5.10 may make any such election contingent upon obtaining any Governmental Authorizations required in connection with such purchase, including any such Governmental Authorizations pursuant to Gaming Laws or pursuant to the HSR Act.
(b) If and to the extent that any Investor fails to exercise in full its right to purchase New Securities within the periods required for such exercise, then the Company shall have 60 days thereafter to sell the New Securities with respect to which the Investors did not exercise their rights to purchase upon terms no less favorable to the Company (taken as a whole) than the terms reflected in the notice by which such New Securities were offered to the Investors. The Company shall not issue or sell any additional amounts of New Securities after the expiration of such 60-day period without first offering such securities to the Investors in the manner provided in this Section 5.10.
5.11 VCOC. The Company shall, on the date hereof, enter into a management rights letter with each of the Investors (and, at the request of an Investor, an Affiliate of such Investor) in the forms of Exhibit I attached hereto and, at each Investor’s request from time to time thereafter, enter into such amended or replacement customary management rights letter in such form and substance as each Investor reasonably determines is required in order for such Investor to maintain its status, or the status of any of its Affiliates, as a “venture capital operating company” for purposes of ERISA.
5.12 Certain Tax Matters.
(a) The Company and the Investors acknowledge and agree that the Investor Securities are being issued solely in consideration of the Investment Amount and neither the Company nor the Investors shall take any position for financial accounting, Tax or other purposes inconsistent with such agreement. Without limiting the foregoing, the Company shall not record an expense or apply any withholding (other than any withholding that may be required by law pursuant to Section 1441, 1442 or 1445 of the Code) in connection with the issuance or any exercise or redemption of, any adjustment to, or any payments made in respect of any of the Investor Securities.

(b) The Company and the Investors acknowledge and agree that, if it is determined that the Preferred Securities are properly treated as more likely than not to be redeemed within the meaning of Treasury Regulations Section 1.305-5(b)(3), the Company shall not take the position that the time that redemption is most likely to occur is any earlier than the seventh anniversary of the Original Issue Date (as such term is defined in the Certificate of Designations).
(c) Upon the request of the Investors from time to time, but no more often than once per calendar year, the Company shall provide the Investors with such factual information and material that the Investors reasonably require to determine whether the Company is a United States real property holding company within the meaning of Section 897 of the Code, provided, however, that if the preparation of such information and material involves material third-party expenses, then the Company shall only be required to provide such information to Investors that agree to bear such third-party expenses.
5.13 Standstill Agreement.
(a) Each Investor agrees that, without the prior approval of the Company, such Investor will not, directly or indirectly, through its Affiliates or associates or any other persons, or in concert with any person, or as a participant in a “group” (such term being used in this Section 5.13 as defined in Section 13 of the Exchange Act):
(i) purchase, offer to purchase, hold or agree to purchase or otherwise acquire “beneficial ownership” (such term being used in this Section 5.13 as defined in the Rights Plan as in effect as of the date hereof) of any Common Stock, or securities convertible into or exchangeable for Common Stock, that would result in the Investors and their subsidiaries and Affiliates having beneficial ownership of more than 39.9% of the outstanding shares of voting stock or Common Stock of the Company (treating warrants and exchangeable or convertible securities of the Company that are beneficially owned by a person or its Affiliates as fully converted into Common Stock), provided, that to the extent that the Investors and their subsidiaries and Affiliates hold beneficial ownership of more than 39.9% of the outstanding shares of voting stock or Common Stock of the Company (treating warrants and exchangeable or convertible securities of the Company that are beneficially owned by a person or its Affiliates as fully converted into Common Stock) as a result of repurchases of shares of Common Stock by the Company, the Investors and their subsidiaries and Affiliates shall not be required to dispose of shares of voting stock or Common Stock in order to hold beneficial ownership of 39.9% or less of the outstanding shares of voting stock or Common Stock of the Company (treating warrants and exchangeable or convertible securities of the Company that are beneficially owned by a person or its Affiliates as fully converted into Common Stock) unless and to the extent that such holding in excess of 39.9% would result in a default or loan repayment obligation by the Company or an Affiliate of the Company of any Material Indebtedness of the Company or its subsidiaries or would trigger a change of control provision under a material Contract of the Company or any of its subsidiaries;
(ii) make, or in any way participate in, any solicitation of proxies to vote any voting securities of Company or any of its subsidiaries, or seek to control or direct the management of the Company or the Board of Directors by way of any public communication, or communication with any person other than the Company or its authorized representatives;
(iii) make any public announcement with respect to, or submit a proposal for, or offer of (with or without conditions) any acquisition of, or extraordinary transaction involving, the Company or any of Company’s subsidiaries or any of their respective securities or assets; or
(iv) enter into any negotiations, arrangements or understandings with, or form, join or participate in a group with, any other person in such other person’s taking, planning to take, or seeking to take any of the actions described in clauses (i) through (iii) of this Section 5.13(a) or otherwise act, alone or in concert with others, to seek to control or direct the management of the Company or the Board of Directors.
(b) Notwithstanding anything to the contrary contained herein, (1) this Section 5.13 shall not prohibit or otherwise limit any actions by any member of the Board of Directors (including any Affiliate of an Investor or any person appointed or otherwise designated to the Board of Directors by any of the Investors) in connection with the exercise of his or her duties as a member of the Board of Directors; and (2) subject to clause (c) immediately below, if (A) any person or “group” (excluding the Investors and their Affiliates) files a Form 13D disclosing the acquisition of 15% or more of the Common Stock and such event has not been endorsed or supported by the Board of Directors within 10 Business Days of the occurrence of such event, (B) any person or “group” (excluding the Investors and their Affiliates) commences one or more solicitations of proxies seeking to remove and/or appoint members of the Board of Directors which if successful would result in such person or “group” (without duplication) having removed, having appointed or being affiliated or associated with an aggregate of three or more such members who are or would serve concurrently, or (C) any person or “group” (excluding the Investors and their Affiliates) provides written notice to the Board of Directors of, or publicly announces, a bona fide intention to engage in any of the actions described in the foregoing clauses (A) and (B), then the Investors shall be permitted at their sole option to make a confidential proposal to the disinterested members of the Board of Directors with respect to a transaction described in Section 5.13(a) above; provided, however, that with respect to foregoing clause (B) and (C), if the applicable proxy solicitation(s) seek the removal of less than a majority of the Board of Directors in the aggregate, then the Investors shall only be permitted to make a confidential proposal to the disinterested members of the Board of Directors with respect to a transaction described in Section 5.13(a)(ii) above only.
(c) If (A) the Company has sought the consent of the Investors pursuant to Section 5.6 with respect to a Designated Transaction, (B) such Designated Transaction was approved by the Board of Directors, and (C) the Investors have exercised their right to veto such Designated Transaction pursuant to Section 5.6(a), then no Investor shall be permitted to make a confidential proposal to the disinterested members of the Board of Directors as permitted pursuant to Section 5.13(b)(2) above prior to the date that is six months following the date on which such veto was made.

to control or direct the management of the Company or the Board of Directors by way of any public communication, or communication with any person other than the Company or its authorized representatives;
(d) Each Investor’s obligations under this Section 5.13 shall terminate and be of no further force and effect on the first date that the Investors and their Affiliates have beneficial ownership (as defined in the Rights Plan as in effect on the date hereof) of less than 15% of the outstanding Common Stock (treating warrants and exchangeable or convertible securities of the Company that are beneficially owned by a person or its Affiliates as fully converted into Common Stock in accordance with their respective terms).
5.14 Company Right of First Refusal. From and after the sixth anniversary of the date hereof:
(a) Subject to the further terms and conditions of this Section 5.14, if an Investor proposes to sell greater than 1,000,000 shares of Common Stock in a single transaction or series of related transactions, such Investor shall give the Company prior written notice thereof (the “ROFR Notice”), including in reasonable detail the price and number of shares of Common Stock to be sold, and the general terms upon which such Investor proposes to sell such shares. Each such ROFR Notice shall constitute an irrevocable offer by such Investor to the Company to purchase all (but not less than all) of the shares of Common Stock included in such notice upon the terms and conditions reflected in such notice. If a ROFR Notice is delivered to the Company after 1:00 p.m., New York City time, on any Business Day, it shall be deemed received on the next succeeding Business Day.
(b) The Company shall have two Business Days from the date of receipt of a ROFR Notice to agree to purchase all (but not less than all) of the shares of Common Stock described therein by delivering written notice (the “Company Notice”) to such Investor of its election to purchase all of such shares of Common Stock prior to 5:00 p.m. (New York City time) on the second Business Day following the delivery of the applicable ROFR Notice. The Company shall effect the purchase of any such shares of Common Stock, including payment of the purchase price, not more than three Business Days after delivery of the Company Notice.
(c) If and to the extent that the Company fails to exercise its right to purchase all of the shares of Common Stock described in any ROFR Notice pursuant to the foregoing clause (a) within the period required for such election, then the Investor shall have 60 days thereafter to sell such shares of Common Stock on terms no less favorable to the Investor (taken as a whole) than the terms set forth in the ROFR Notice.
(d) The rights of the Company, and the obligations of the Investors, under this Section 5.14 shall terminate and be of no further force and effect from and after the first date that the Investors beneficially own (as such term is defined in the Rights Plan as in effect on the date hereof) less than 10% of outstanding shares of Common Stock (treating warrants and exchangeable or convertible securities of the Company that are beneficially owned by a person or its Affiliates as fully converted into Common Stock).

ARTICLE 6
Indemnification
6.1 Indemnification. All representations and warranties contained in this Agreement shall survive the Closing Date for a period of twenty months except that (i) with respect to claims asserted pursuant to this ARTICLE 6, such claims shall survive until the date that they are finally liquidated or otherwise resolved, (ii) the representations and warranties set forth in Section 3.8 shall survive for the duration of the applicable statute of limitations, and (iii) the representations and warranties set forth in Sections 3.2, 3.3, 3.18, 4.2 and 4.4 (the “Surviving Representations”) shall survive indefinitely.
(a) Subject to the limitations set forth in this Section 6.1, the Company hereby agrees to indemnify, pay and hold each Investor, and each of the respective officers, directors, employees and affiliates of each Investor, and each of the respective direct and indirect beneficial owners of each Investor (the “Investor Indemnified Parties”) harmless to the fullest extent permitted by Applicable Law, from and against any and all Losses which may be imposed on, incurred by or asserted against such Investor Indemnified Party, in any manner relating to or arising out of (i) the breach by the Company of any representation or warranty set forth in this Agreement, or (ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of the Company contained in this Agreement (other than a breach, non-compliance or non-performance of or with Section 5.7(b)(ii)(4) due to a final judicial determination by a court of competent jurisdiction arising from an Action initiated by a Third Party that such Section is not enforceable); provided, however, that any claim by any Investor Indemnified Party under clause (i) above shall be made prior to the date on which the applicable representation and warranty expires pursuant to this Section 6.1 and that any claim by any Investor Indemnified Party under clause (ii) above shall be made within six months of the time performance of such covenant or agreement is contemplated.
(b) Subject to the limitations set forth in this Section 6.1, each Investor severally but not jointly hereby agrees to indemnify, pay and hold the Company and its officers, directors, employees and affiliates (the “Company Indemnified Parties”) harmless to the fullest extent permitted by Applicable Law, from and against any and all Losses which may be imposed on, incurred by, or asserted against such Company Indemnified Party, in any manner relating to or arising out of (i) the breach by such Investor of any representation or warranty set forth in this Agreement, or (ii) the breach, non-compliance or non-performance of any covenant, agreement or obligation of such Investor contained in this Agreement; provided, however, that any claim by any Company Indemnified Party under clause (i) above shall be made prior to the date on which the applicable representation and warranty expires pursuant to this Section 6.1 and that any claim by any Company Indemnified Party under clause (ii) above shall be made within six months of the time performance of such covenant or agreement is contemplated.
(c) With respect to any claim by an Investor Indemnified Party for indemnification pursuant to Section 6.1(a)(i),(A) an Investor Indemnified Party shall only be entitled to indemnification to the extent that, and shall not be entitled to any indemnification until, the aggregate of all amounts subject to indemnification exceeds

$2,000,000 (and then only for the amount by which such Losses exceed that amount), and (B) as to any particular indemnity claim or series of indemnity claims arising out of the same or related facts, events or circumstances, an Investor Indemnified Party shall be entitled to seek indemnity for such claim or claims only if such indemnity claim or series of related indemnity claims equals or exceeds $150,000, in which case the Investor Indemnified Party shall be entitled to seek indemnity for the full amount of such claim or claims. Notwithstanding the foregoing: (x) the maximum liability of the Company for indemnification claims pursuant to Section 6.1(a)(i) except in the case of a breach of a Surviving Representation shall not exceed $25,000,000, and (y) the maximum liability of the Company for all indemnification claims pursuant to Section 6.1(a)(i) (including claims based on breaches of the Surviving Representations) shall not exceed the Investment Amount. For purposes of determining Losses under this ARTICLE 6, if it is determined that a breach of a representation and warranty has occurred (giving effect to any stated limitations for Material Adverse Effect and materiality), then the Investor Indemnified Parties shall, subject to the immediately preceding sentence, be entitled to indemnification for the full amount of the Losses arising from such breach without regard to whether and to what extent such Losses would be considered or qualified by “material” or would constitute or be qualified by “Material Adverse Effect” (and shall not increase the scope of the matters for which a representation and warranty is made, including any representations and warranties as to “material subsidiaries,” “material leases,” “Material Indebtedness” and “Material Contract”).
(d) A party hereto seeking indemnification under this ARTICLE 6 (the “Indemnified Party”) with respect to any action, lawsuit, proceeding, investigation or other claim brought against it by a Third Party (a “Third-Party Claim”) shall give prompt written notice to the party from whom indemnification is sought (the “Indemnitor”) of such Third-Party Claim that might give rise to indemnified liabilities setting forth a description of those elements of such Third-Party Claim of which such Indemnified Party has knowledge; provided that any delay or failure to give such notice shall not affect the obligations of the Indemnitor unless (and then solely to the extent) such Indemnitor is actually prejudiced by such delay or failure. The Indemnitor shall have the right at any time during which such Third-Party Claim is pending to select counsel (which counsel shall be reasonably satisfactory to the Indemnified Party) to defend and control the defense thereof and settle any Third-Party Claim for which they are responsible for indemnification hereunder (provided that the Indemnitor will not settle any such Third-Party Claim without (i) the appropriate Indemnified Party’s prior written consent, which consent shall not be unreasonably withheld or delayed, or (ii) obtaining an unconditional release of the appropriate Indemnified Party from all claims arising out of or in any way relating to the circumstances involving such Third-Party Claim) so long as in any such event the Indemnitor shall have stated in a writing delivered to the Indemnified Party that, as between the Indemnitor and the Indemnified Party, the Indemnitor is responsible to the Indemnified Party with respect to such Third-Party Claim to the extent and subject to the limitations set forth herein; provided, that if the Indemnitor has reasonably concluded, based on the written advice of counsel, that there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate for the same counsel to represent both the Indemnified Party and the Indemnitor, then the Indemnified Party shall be entitled to retain one separate firm of counsel reasonably acceptable to the Indemnitor, in which case the reasonable fees, disbursements and charges of such counsel will be at the expense of the Indemnitor. The Indemnified Party shall extend reasonable cooperation in connection with any such defense. All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend a matter not inconsistent with this ARTICLE 6) shall be paid to the Indemnified Party, as incurred, upon written notice thereof to the Indemnitor (regardless of whether it is ultimately determined that the Indemnified Party is not entitled to indemnification hereunder; provided that the Indemnitor may require the Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally determined by a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification hereunder). To the extent that the undertaking to indemnify, pay and hold harmless set forth herein may be unenforceable because it is violative of any Law or public policy, the Indemnitor shall contribute the maximum portion which it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties or any of them.
ARTICLE 7
General Provisions
7.1 Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
7.2 Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party without the prior written consent of the other parties hereto. Any attempted assignment in violation of this Section 7.2 shall be void.
7.3 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder, except that (a) each Indemnified Party is an intended beneficiary of Section 6.1 and may enforce the provisions of such Section directly against the parties with obligations thereunder, (b) Yucaipa Manager is an intended beneficiary of all representations, warranties and covenants contained herein to the extent that they pertain to the Real Estate Fund Formation Agreement or the REF Warrants and or the REF Underlying Shares and may enforce such provisions and seek indemnification for any breaches thereof pursuant to the corresponding provisions of ARTICLE 6 against the Company directly, and (c) Yucaipa American Funds, LLC is an intended beneficiary of Sections 2.2.1(e) and 5.2(b) and may enforce such provisions and seek indemnification for any breaches thereof pursuant to the corresponding provisions of ARTICLE 6 against the Company directly.

7.4 Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:
if to an Investor, to such Investor:
c/o Yucaipa American Alliance Fund II, LLC
9130 W. Sunset Boulevard
Los Angeles, California 90069
Attention: Robert P. Bermingham
with a copy (which shall not constitute notice) to:
Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, California 90071
Attention: Judith T. Kitano
Fax: (213) 683-4052
Email: judith.kitano@mto.com
if to the Company, to:
475 Tenth Avenue
New York, New York 10018
Attention: David Smail
with a copy (which shall not constitute notice) to:
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
Attention: Robert W. Downes
Fax: (212) 558-3588
Email: downesr@sullcrom.com
With respect to any notice or other deliveries required under the Certificates of Designations or the Warrants to holders of the Preferred Securities or Warrants, each such notice or other delivery will, with respect to an Investor or any of its Affiliates, be validly given thereunder only if such notice or other delivery is delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability) to the Investors in accordance with this Section 7.4.
7.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

7.6 Entire Agreement. This Agreement and the Ancillary Agreements, along with the Schedules and the Exhibits hereto and thereto, contain the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings relating to such subject matter. None of the parties shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Ancillary Agreements.
7.7 Interpretation; Exhibits and Schedules. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.
7.8 Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other persons or circumstances.
7.9 Consent to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement and the Ancillary Agreements shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any Action arising out of or relating to this Agreement or the Ancillary Agreements brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Ancillary Agreements or the transactions contemplated by this Agreement or the Ancillary Agreements may not be enforced in or by any of the above-named courts.
7.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
7.11 Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, any Ancillary Agreement or any transaction contemplated hereby or thereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Ancillary Agreements, as applicable, by, among other things, the mutual waivers and certifications in this Section 7.11.
7.12 No Personal Liability of Partners, Directors, Officers, Owners, Etc. No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of any of the Investors shall have any liability for any obligations of the Investors under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Investors hereunder. The Company waives and releases all such liability. This waiver and release is a material inducement to the Investors’ entry into this Agreement. No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of the Company shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of the Company hereunder. The Investors jointly and severally waive and release all such liability. This waiver and release is a material inducement to the Company’s entry into this Agreement.
7.13 Rights of Holders. Each party to this Agreement shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of the Company as a result of exercising or refraining from exercising any such right or rights.
7.14 Adjustment in Share Numbers and Prices. In the event of any (i) stock split, (ii) subdivision, (iii) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (iv) combination or (v) other similar recapitalization or event, in each case, occurring after the date hereof, each reference in this Agreement and the Ancillary Agreements to a number of shares or a price per share shall be amended to appropriately account for such event.
7.15 Construction. The parties acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party hereto.
[Signature page follows.]

In Witness Whereof, the Company and the Investors have executed this Agreement as of the date first above written.

COMPANY:

MORGANS HOTEL GROUP CO.

By:	/s/ Marc Gordon

	Name:	Marc Gordon

	Title:	President

[Investor signatures on following page.]
(Securities Purchase Agreement)

INVESTORS:

YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:	/s/ Robert P. Bermingham

	Name:	Robert P. Bermingham
	Title:	Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:	/s/ Robert P. Bermingham

	Name:	Robert P. Bermingham
	Title:	Vice President
(Securities Purchase Agreement)

Exhibit A
See Attached

CERTIFICATE OF DESIGNATIONS
OF
SERIES OF PREFERRED STOCK
DESIGNATED AS
SERIES A PREFERRED SECURITIES
OF
MORGANS HOTEL GROUP CO.
MORGANS HOTEL GROUP CO., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), in accordance with the provisions of Sections 103 and 151 thereof, DOES HEREBY CERTIFY:
The board of directors of the Corporation (the “Board of Directors”), in accordance with the Certificate of Incorporation, Bylaws and applicable law, adopted the following resolution on October 14, 2009 creating a series of 75,000 shares of Preferred Stock of the Corporation designated as “Series A Preferred Securities”.
“RESOLVED, that pursuant to the provisions of the Certificate of Incorporation, a series of Preferred Stock, par value $0.01 per share, of the Corporation be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, of the shares of such series, are as follows:
Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Corporation a series of preferred stock designated (and defined herein) as the “Series A Preferred Securities”. Each Series A Preferred Security shall be identical in all respects to every other Series A Preferred Security.
Section 2. Number of Shares. The authorized number of Series A Preferred Securities shall be 75,000. Each Series A Preferred Security shall represent one share of Preferred Stock.
Section 3. Definitions. As used herein with respect to Series A Preferred Securities:
(a) “Affiliate” of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. A person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise; provided, that, the existence of a management contract primarily for operational services provided by the Corporation or an Affiliate of the Corporation shall not be deemed to be control by the Corporation or such Affiliate, as the case may be.

(b) “Board Trigger Event” means, so long as the Common Stock Board Condition is satisfied, any of the following:
(i) the person nominated by the Investor pursuant to Section 5.7(b) of the Purchase Agreement for election to the Board of Directors (whether as its initial nominee or as a replacement director) (the “Investor Nominee”), other than at a meeting of stockholders where a purpose of such meeting is to elect directors, does not become a member of the Board of Directors within 60 days from the date of such nomination; or
(ii) an Investor Nominee is not elected as a director of the Board of Directors at a meeting of stockholders where a purpose of such meeting is to elect directors, and the Company does not, within 30 days from the date of such meeting, create an additional seat on the Board of Directors and has made available such seat to the Investor Nominee.
A Board Trigger Event shall commence at the applicable time referred to in clause (i) or (ii) above and shall cease to continue when either (i) an Investor Nominee becomes a member of the Board of Directors or (ii) the Company shall have created or otherwise made available an additional seat on the Board of Directors and has made available such seat to an Investor Nominee.
(c) “Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
(d) “ByLaws” means the bylaws of the Corporation, as they may be amended from time to time.
(e) “Certificate of Designations” means this Certificate of Designations relating to the Series A Preferred Securities, as it may be amended from time to time.
(f) “Certification of Incorporation” shall mean the certificate of incorporation of the Corporation, as it may be amended from time to time, and shall include this Certificate of Designations.
(g) “Common Stock” means the common stock, par value $0.01 per share, of the Corporation.

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(h) “Common Stock Board Condition” has the meaning ascribed to such term in the Purchase Agreement.
(i) “Competitor” means a person that engages in the business of operating, licensing, franchising or managing a hotel brand or group of hotels, it being agreed and acknowledged that, for the avoidance of doubt, an investment fund or other person that engages in any such business primarily for investment purposes shall not constitute a “Competitor” hereunder.
(j) “Dividend Rate” means (i) prior to the fifth anniversary of the Original Issue Date, a per annum rate of 8%, (ii) during the period on and after the fifth anniversary date of the Original Issue Date to the day immediately preceding the seventh anniversary date of the Original Issue Date, a per annum rate of 10%, and (iii) at any time on and after the seventh anniversary of the Original Issue Date, a per annum rate of 20%; provided, that, during the continuance of a Board Trigger Event, the Dividend Rate under each of clause (i), (ii) or (iii), as applicable, shall be increased by 4% per annum.
(k) “Investors” means Yucaipa American Alliance Fund II, LP, a Delaware limited partnership, and Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership, which are collectively purchasing 75,000 Series A Preferred Securities on the Original Issue Date.
(l) “Junior Stock” means the Common Stock and any other class or series of stock of the Corporation (other than the Series A Preferred Securities) the terms of which expressly provide that it ranks junior to Series A Preferred Securities either or both as to the payment of dividends and/or as to the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(m) “Original Issue Date” means October 15, 2009.
(n) “Parity Stock” means any class or series of stock of the Corporation (other than Series A Preferred Securities) the terms of which do not expressly provide that such class or series will rank senior or junior to Series A Preferred Securities as to dividend rights and/or as to rights on any liquidation, dissolution or winding up of the Corporation (in each case without regard to whether dividends accumulate cumulatively or non-cumulatively).
(o) Preferred Stock” means any and all series of preferred stock of the Corporation, including the Series A Preferred Securities.
(p) “Purchase Agreement” means the Securities Purchase Agreement, dated as of the Original Issue Date, by and among the Corporation and the Investors.

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Section 4. Dividends.
(a) Rate. Holders of Series A Preferred Securities shall be entitled to receive, on each Series A Preferred Security, out of funds legally available for the payment of dividends under Delaware law, cumulative cash dividends with respect to each Dividend Period (as defined below) at a rate per annum equal to the Dividend Rate on (i) the amount of $1,000 per Series A Preferred Security and (ii) the amount of accumulated and unpaid dividends on such Series A Preferred Security. Such dividends shall begin to accumulate and be cumulative from the Original Issue Date, shall compound on each Dividend Payment Date and shall be payable in arrears (as provided below in this Section 4(a)), but only if, as and when declared by the Board of Directors or a duly authorized committee of the Board of Directors on each January 15, April 15, July 15 and October 15 (each, a “Dividend Payment Date”), commencing on January 15, 2010; provided, that, if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, any dividend payable on Series A Preferred Securities on such Dividend Payment Date shall instead be payable on the immediately succeeding Business Day, and no additional dividends will accumulate as a result of that postponement. Dividends payable on the Series A Preferred Securities in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of dividends payable on the Series A Preferred Securities on any date prior to the end of a Dividend Period, and for the initial Dividend Period, shall be computed on the basis of a 360-day year consisting of twelve 30-day months, and actual days elapsed over a 30-day month.
Dividends that are payable on Series A Preferred Securities on any Dividend Payment Date will be payable to holders of record of Series A Preferred Securities as they appear on the stock register of the Corporation on the applicable record date, which shall be the 15th calendar day before such Dividend Payment Date (as originally scheduled) or such other record date fixed by the Board of Directors or a duly authorized committee of the Board of Directors that is not more than 60 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date shall be a Dividend Record Date whether or not such day is a Business Day.
Each dividend period (a “Dividend Period”) shall commence on and include a Dividend Payment Date (other than the initial Dividend Period, which shall commence on and include the Original Issue Date) and shall end on and include the calendar day immediately preceding the next Dividend Payment Date. Dividends payable in respect of a Dividend Period shall be payable in arrears on the first Dividend Payment Date after such Dividend Period.
Holders of Series A Preferred Securities shall not be entitled to any dividends, whether payable in cash, securities or other property, other than dividends (if any) declared and payable on the Series A Preferred Securities as specified in this Section 4 (subject to the other provisions of this Certificate of Designations).

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(b) Priority of Dividends. So long as any Series A Preferred Securities remain outstanding, no dividend shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than a dividend payable solely in Junior Stock), and no Common Stock, Junior Stock or Parity Stock shall be purchased, redeemed or otherwise acquired for consideration by the Corporation, directly or indirectly during a Dividend Period, unless all accumulated and unpaid dividends for all past completed Dividend Periods, including the latest completed Dividend Period (including, if applicable, dividends on such amount as provided in Section 4(a) above), on all outstanding Series A Preferred Securities have been declared and paid in full (or declared and a sum sufficient for the payment thereof has been set aside in trust for the benefit of the holders of Series A Preferred Securities on the applicable record date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock by the Corporation in connection with the administration of any employee benefit plan of the Corporation in the ordinary course of business, (ii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan of the Corporation or any redemption or repurchase of rights pursuant to any such stockholders’ rights plan; (iii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other persons (other than the Corporation or any of its subsidiaries), including as trustee or custodians; and (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock.
The Corporation shall not permit any subsidiary of the Corporation to redeem, purchase or otherwise acquire for value, or set apart money for any sinking fund for the purpose thereof, any Common Stock or any other shares of Junior Stock unless the Corporation is permitted, pursuant to the immediately preceding paragraph, to so redeem, purchase or otherwise acquire such Common Stock or any other shares of Junior Stock at such time and in such manner.
When dividends are not paid (or declared and a sum sufficient for payment thereof set aside for the benefit of the holders thereof on the applicable record date) on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date therefor falling within a Dividend Period related to such Dividend Payment Date) in full upon the Series A Preferred Securities and any shares of Parity Stock, all dividends declared on the Series A Preferred Securities and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date therefor falling within the Dividend Period related to such Dividend Payment Date) shall be declared pro rata so that the respective amounts of such dividends declared shall bear the same ratio to each other as all accumulated and unpaid dividends per security on the Series A Preferred Securities (including, if applicable, dividends on such amount as provided in Section 4(a) above) and all Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, on a dividend payment date therefor falling within the Dividend Period related to such Dividend Payment Date) bear to each other.
Subject to the foregoing, holders of Series A Preferred Securities shall not be entitled to participate in any dividends (payable in cash, securities or other property) that are (i) duly declared by the Board of Directors or any duly authorized committee of the Board of Directors and in compliance with the provisions hereof and (ii) paid on any securities (other than the Series A Preferred Securities), including Common Stock and other Junior Stock, from time to time out of any funds legally available for such dividends.

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Section 5. Liquidation Rights.
(a) Voluntary or Involuntary Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, holders of Series A Preferred Securities shall be entitled to receive for each Series A Preferred Security, out of the assets of the Corporation or proceeds thereof (whether capital or surplus) available for distribution to stockholders of the Corporation, and after satisfaction of all liabilities and obligations to creditors of the Corporation, before any distribution of such assets or proceeds is made to or set aside for the holders of Common Stock and any other stock of the Corporation ranking junior to the Series A Preferred Securities as to such distribution, payment in full in an amount equal to the sum of (i) $1,000 per security and (ii) the amount of any accumulated and unpaid dividends thereon (including, if applicable, dividends on such amount as provided in Section 4(a) above), whether or not declared, to the date of payment.
(b) Partial Payment. If, in any distribution described in Section 5(a) above, the assets of the Corporation or proceeds thereof are not sufficient to pay the Liquidation Preferences (as defined below) in full to all holders of Series A Preferred Securities and all holders of any stock of the Corporation ranking equally with the Series A Preferred Securities as to such distribution, the amounts paid to the holders of Series A Preferred Securities and to the holders of all such other stock shall be paid pro rata in accordance with the respective aggregate Liquidation Preferences of the holders of Series A Preferred Securities and the holders of all such other stock. In any such distribution, the “Liquidation Preference” of any holder of stock of the Corporation shall mean the amount otherwise payable to such holder in such distribution (assuming no limitation on the assets of the Corporation available for such distribution), including an amount equal to any declared but unpaid dividends (and, in the case of any holder of stock, including the Series A Preferred Securities, on which dividends accumulate on a cumulative basis, an amount equal to any accumulated and unpaid dividends (including, if applicable, dividends on such amount as provided in Section 4(a) above), whether or not declared, as applicable), provided, that, the Liquidation Preference for any Series A Preferred Security shall be determined in accordance with Section 5(a) above.
(c) Residual Distributions. If the Liquidation Preference has been paid in full to all holders of Series A Preferred Securities, and the corresponding amounts payable with respect of any other stock of the Corporation ranking equally with Series A Preferred Securities as to distributions has been paid in full, the holders of Common Stock and any other stock of the Corporation ranking junior to the Series A Preferred Securities as to distributions shall be entitled to receive all remaining assets of the Corporation (or proceeds thereof) according to their respective rights and preferences.
(d) Merger or Consolidation Not Liquidation. For purposes of this Section 5, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Securities receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

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Section 6. Redemption.
(a) Optional Redemption. The Corporation, at its option, may redeem, in whole at any time or in part from time to time, the Series A Preferred Securities at the time outstanding, upon notice given as provided in Section 6(d) below, at a redemption price equal to the sum of (i) $1,000 per security and (ii) the accumulated and unpaid dividends thereon (including, if applicable, dividends on such amount as provided in Section 4(a) above), whether or not declared, to the redemption date; provided, that, the minimum number of Series A Preferred Securities redeemable at any time is the lesser of (i) 5,000 Series A Preferred Securities and (ii) the number of Series A Preferred Securities outstanding.
(b) Payment of Redemption Price. The redemption price for any Series A Preferred Securities shall be payable on the redemption date to the holder of such shares against surrender of the certificate(s) evidencing such shares to the Corporation or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to the Dividend Record Date for a Dividend Period shall not be paid to the holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Dividend Record Date relating to the Dividend Payment Date as provided in Section 4 above.
(c) No Sinking Fund. The Series A Preferred Securities will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series A Preferred Securities will have no right to require redemption of any Series A Preferred Securities.
(d) Notice of Redemption. Notice of every redemption of Series A Preferred Securities shall be given by first class mail, postage prepaid, addressed to the holders of record of the shares to be redeemed at their respective last addresses appearing on the books of the Corporation. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption. Any notice mailed as provided in this subsection shall be conclusively presumed to have been duly given whether or not the holder receives such notice, but failure duly to give such notice by mail, or any defect in such notice or in the mailing thereof, to any holder of Series A Preferred Securities designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Preferred Stock; provided, that, with respect to any such notice to an Investor or any of its Affiliates, such notice shall be conclusively presumed to have been duly given only upon delivery of such notice to such person in the manner required under the Purchase Agreement. Notwithstanding the foregoing, if the Series A Preferred Securities are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the holders of Series A Preferred Securities at such time and in any manner permitted by such facility. Each notice of redemption given to a holder shall state: (1) the redemption date; (2) the number of Series A Preferred Securities to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

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(e) Partial Redemption. In case of any redemption of part of the Series A Preferred Securities at the time outstanding as permitted in Section 6(a), the Series A Preferred Securities to be redeemed shall be selected pro rata among the holders of Series A Preferred Securities. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the holder thereof.
(f) Effectiveness of Redemption. If notice of redemption has been duly given and if on or before the redemption date specified in the notice all funds necessary for the redemption have been deposited by the Corporation, in trust for the pro rata benefit of the holders of the shares called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $500 million and selected by the Corporation, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date dividends shall cease to accumulate on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all right with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the holder thereof to receive the amount payable on such redemption from such bank or trust company, without interest. Any funds unclaimed at the end of three years from the redemption date shall, to the extent permitted by law, be released to the Corporation, after which time the holders of the shares so called for redemption shall look only to the Corporation for payment of the redemption price of such shares.
(g) Status of Redeemed Shares. Series A Preferred Securities that are redeemed, repurchased or otherwise acquired by the Corporation shall revert to authorized but unissued shares of Preferred Stock (provided, that, any such cancelled Series A Preferred Securities may be reissued only as shares of any series of Preferred Stock other than Series A Preferred Securities).
Section 7. Conversion. Holders of Series A Preferred Securities shall have no right to exchange or convert such shares into any other securities.
Section 8. Voting Rights.
(a) General. The holders of Series A Preferred Securities shall not have any voting rights except as set forth below or as otherwise from time to time required by applicable law. Notwithstanding anything to the contrary herein, the holders of Series A Preferred Securities may, by a vote of at least a majority of the outstanding Series A Preferred Securities, limit or eliminate any or all of the matters over which holders of Series A Preferred Securities, voting as a class, have voting or consent rights pursuant to Section 8(b) or 8(c).

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(b) Class Voting Rights as to Particular Matters. So long as any Series A Preferred Securities remain outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the vote or consent of the holders of at least a majority of the Series A Preferred Securities at the time outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:
(i) Authorization of Senior Stock. Any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of any class or series of capital stock of the Corporation ranking senior to the Series A Preferred Securities with respect to either or both the payment of dividends and/or the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(ii) Amendment of Series A Preferred Securities. (A) Any amendment, alteration or repeal of any provision of the Certificate of Incorporation (whether by merger or otherwise) that has a material adverse affect on the rights, preferences, privileges or voting powers of the Series A Preferred Securities or (B) any amendment, alteration or repeal of any provision of this Certificate of Designations;
provided, however, that, for all purposes of this Section 8(b), any increase in the amount of the authorized Preferred Stock, or the creation and issuance, or an increase in the authorized or issued amount, whether pursuant to preemptive or similar rights or otherwise, of any other series of Preferred Stock, or any securities convertible into or exchangeable or exercisable for any other series of Preferred Stock, ranking equally with and/or junior to the Series A Preferred Securities with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and the distribution of assets upon liquidation, dissolution or winding up of the Corporation will not be deemed to have a material adverse affect on the rights, preferences, privileges or voting powers of the Series A Preferred Securities.
(c) Class Voting Rights as to Certain Transactions So Long as the Investors and Their Affiliates Collectively Hold at Least a Majority of the Series A Preferred Securities. So long as the Investors and their Affiliates collectively hold at least a majority of the Series A Preferred Securities outstanding, in addition to any other vote or consent of stockholders required by law or by the Certificate of Incorporation, the prior approval (by vote or consent) of the holders of at least a majority of the outstanding Series A Preferred Securities, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating any transaction (x) involving the acquisition (including by merger, consolidation, other business combination, or acquisition of all or substantially all of the assets of the Corporation, other than an acquisition that is an acquisition of substantially all of the assets of the Corporation as the result of the disposition by the Corporation of real estate assets where the Corporation will continue to engage in the business of managing hotel properties and other real property assets) of the Corporation by any third party or (y) pursuant to which the Series A Preferred Securities are converted or otherwise reclassified into or exchanged for securities of another entity. Upon written request by the Corporation, the Investors shall promptly furnish the Corporation with the number of Series A Preferred Securities held by the Investors and their Affiliates.

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(d) Changes after Provisions for Redemption. No vote or consent of the holders of Series A Preferred Securities shall be required pursuant to Section 8(b) or Section 8(c) above if, at or prior to the time when any such vote or consent would otherwise be required pursuant to such Section, (i) with respect to any Series A Preferred Securities held by any of the Investors or any of their Affiliates, all such shares have been redeemed pursuant to Section 6, and (ii) with respect to any other Series A Preferred Securities, such shares shall have been called for redemption upon proper notice and sufficient funds shall have been deposited in trust for such redemption pursuant to Section 6. Promptly upon written request from the Corporation from time to time, each Investor and any of its Affiliates holding Series A Preferred Securities shall provide the Corporation with its wire transfer instructions for the payment of the redemption price for Series A Preferred Securities redeemed by the Corporation pursuant to Section 6.
(e) Procedures for Voting and Consents. The rules and procedures for calling and conducting any meeting of the holders of Series A Preferred Securities (including, without limitation, the fixing of a record date in connection therewith), the solicitation and use of proxies at such a meeting, the obtaining of written consents, any other aspect or matter with regard to such a meeting or such consents shall be governed by any rules of the Board of Directors or a duly authorized committee of the Board of Directors, in its reasonable discretion, may adopt from time to time, which rules and procedures shall conform to the requirements of the Certificate of Incorporation, the Bylaws, and applicable law and the rules of any national securities exchange or other trading facility on which the Series A Preferred Securities is listed or traded at the time. With respect to any holders of Series A Preferred Securities that are not Affiliates of an Investor (the “Non-Yucaipa Holders”), such rules and procedures shall provide that in connection with any vote or consent of holders of Series A Preferred Securities, the Series A Preferred Securities held by the Non-Yucaipa Holders shall be deemed to be voted in favor of the recommendation of the Board of Directors by each Non-Yucaipa Holder that has not notified the Corporation within 10 Business Days of the date on which the notice of such proposed vote or consent was first given in accordance with the terms hereof that such Non-Yucaipa Holder is withholding its vote or consent on such matter.

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Section 9. Transfer.
(a) Restrictions on Transfer.
(i) Subject to Section 5.9 of the Purchase Agreement, no holder of Series A Preferred Securities shall pledge, sell, encumber, assign or otherwise transfer all or any portion of its Series A Preferred Securities prior to the third anniversary date of the Original Issue Date (the “Third Anniversary”); provided, that, nothing in this clause (i) shall restrict the rights of a holder of Series A Preferred Securities that is an investment fund under common control with The Yucaipa Companies, LLC (a “Yucaipa Fund Holder”) to sell, assign or otherwise transfer (A) any or all of its Series A Preferred Securities to a subsidiary of such Yucaipa Fund Holder or to another Yucaipa Fund Holder (including an “alternative investment vehicle” that is affiliated with such Yucaipa Fund Holder) or (B) all of its Series A Preferred Securities to the persons directly holding the equity interests in the Yucaipa Fund Holder in connection with a liquidation of such Yucaipa Fund Holder in accordance with the provisions of the constituent documents of such Yucaipa Fund Holder.
(ii) For the period commencing on the Third Anniversary and ending on the day immediately preceding the seventh anniversary date of the Original Issue Date (the “Seventh Anniversary”), a holder of Series A Preferred Securities may pledge, sell, encumber, assign or otherwise transfer all or any portion of its Series A Preferred Securities to any person, other than a Competitor.
(iii) On and after the Seventh Anniversary, a holder of Series A Preferred Securities may pledge, sell, encumber, assign, or otherwise transfer all or any portion of its Series A Preferred Securities to any person.
(b) Certificates. Upon surrender of any certificate(s) representing Series A Preferred Securities to the Corporation or, if the Corporation so instructs the holder thereof in writing, at the office of its transfer agent, if any, with assignment documentation duly executed, the Corporation shall, without charge, execute and deliver a new certificate representing Series A Preferred Securities in the name of the assignee named in such instrument of assignment. If certificate(s) representing Series A Preferred Securities are assigned in part only, the Corporation shall, upon surrender of such certificate(s), execute and deliver a new certificate evidencing the Series A Preferred Securities that such holder has not assigned.
(c) Legends. Unless the Series A Preferred Securities have been registered under the Securities Act or transferred pursuant to Rule 144 to a person who is not an affiliate of the Corporation, it is understood and agreed that any certificate representing Series A Preferred Securities shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

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Section 10. Record Holders. To the fullest extent permitted by applicable law, the Corporation and any transfer agent for the Series A Preferred Securities may deem and treat the record holder of any Series A Preferred Security as the true and lawful owner thereof for all purposes, and neither the Corporation nor such transfer agent shall be affected by any notice to the contrary.
Section 11. Notices. All notices or communications in respect of Series A Preferred Securities shall be sufficiently given if given in writing and delivered in person or by first class mail, postage prepaid, or if given in such other manner as may be permitted in this Certificate of Designations, in the Certificate of Incorporation or Bylaws or by applicable law. Notwithstanding the foregoing, if the Series A Preferred Securities are issued in book-entry form through The Depository Trust Company or any similar facility, such notices may be given to the holders of Series A Preferred Securities in any manner permitted by such facility.
Section 12. No Preemptive Rights. No Series A Preferred Security shall have any rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated, issued or granted.
Section 13. Replacement Certificates. The Corporation shall replace any mutilated certificate at the holder’s expense upon surrender of that certificate to the Corporation. The Corporation shall replace certificates that become destroyed, stolen or lost at the holder’s expense upon delivery to the Corporation of reasonably satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be reasonably required by the Corporation.
Section 14. Other Rights. The Series A Preferred Securities shall not have any rights, preferences, privileges or voting powers or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.

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In Witness Whereof, MORGANS HOTEL GROUP CO. has caused this certificate to be signed by ____________________, its _________________________________, this 15th day of October, 2009.

MORGANS HOTEL GROUP CO.
By:	/s/ Marc Gordon
	Name:	Marc Gordon
	Title:	President
[Certificate of Designations]

Exhibit B-1
See Attached

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
Issue Date: October 15, 2009 (the “Issue Date”)
MORGANS HOTEL GROUP CO.
Common Stock Purchase Warrant
Morgans Hotel Group Co. (the “Company”), for value received, hereby certifies and agrees that YUCAIPA AMERICAN ALLIANCE FUND II, L.P., or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time during the Exercise Period (as defined below), 7,535,580 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial purchase price (the “Exercise Price”) per share equal to $6.00. The Exercise Price and the number of Warrant Shares to be purchased upon exercise of this Warrant are subject to adjustment as hereinafter provided.
1. Defined Terms.
“Additional Shares” has the meaning ascribed to such term in Section 7(a)(ii).
“Affiliate” has the meaning ascribed to such term in Section 12 of the Exchange Act; provided, that, the existence of a management contract primarily for operational services provided by the Company or an Affiliate of the Company shall not be deemed to be control by the Company or such Affiliate, as the case may be.
“Appraised Value” per share of Common Stock as of a date specified herein shall mean the fair market value of a share of Common Stock as of such date as determined by an investment bank of nationally recognized standing selected jointly by the Holder and the Company. If the Company and the Holder cannot agree on a mutually acceptable investment bank, then the Company and the Holder shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Holder), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and the Holder. No discount shall be applied on account of (i) any Warrants or Warrant Shares representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants, or (iii) the fact that the Warrants or Warrant Shares may constitute “restricted securities” for securities law purposes.

“Board of Directors” means the Board of Directors of the Company.
“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
“Commencement Date” means the earlier of (i) the first Business Day immediately following the special meeting of stockholders of the Company to approve the issuance of the Common Stock in connection with the exercise of the Warrants and (ii) January 15, 2010.
“Common Stock” has the meaning ascribed to such term in the preamble of this Warrant.
“Company” has the meaning ascribed to such term in the preamble of this Warrant.
“Company Equity” means shares of Common Stock, options to purchase or rights to subscribe for shares of Common Stock, securities that by their terms are convertible into or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities.
“Competitor” means a person that engages in the business of operating, licensing, franchising or managing a hotel brand or group of hotels, provided, that, for the avoidance of doubt, an investment fund or other person or entity that engages in any such business primarily for investment purposes shall not constitute a “Competitor” hereunder.
“Exchange Act” means Securities Exchange Act of 1934, as amended.
“Excluded Securities” means (i) any Company Equity issued to current or former employees, directors or consultants of the Company or its subsidiaries or Affiliates pursuant to the Company’s stock incentive or compensation plans approved by the Board of Directors, or (ii) any Company Equity issued by the Company after the Issue Date in an aggregate amount not to exceed 1,000,000 shares of Common Stock (including securities convertible into or exchangeable for shares of Common Stock on an “as converted” or “as exchanged” basis) (as adjusted to account for any (a) stock split, (b) subdivision, (c) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (d) combination or (e) other similar recapitalization or event, in each case, occurring after the Issue Date).
“Exercise Cap” has the meaning ascribed to such term in Section 3(a)(i).
“Exercise Date” has the meaning ascribed to such term in Section 2(a).

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“Exercise Notice” has the meaning ascribed to such term in Section 2(a).
“Exercise Period” means the period commencing on the Commencement Date and ending on the Expiration Date
“Exercise Price” has the meaning ascribed to such term in the preamble of this Warrant.
“Expiration Date” has the meaning ascribed to such term in Section 5.
“Fair Market Value” of a Warrant Share means, as of any date:
(i) if the Common Stock is traded on a securities exchange or quoted on the Nasdaq Stock Market, the Fair Market Value of a Warrant Share shall be deemed to be the average of the closing prices over the five Business Day period ending on the Business Day immediately prior to such date; or
(ii) if clause (i) immediately above is not applicable, the Fair Market Value of a Warrant Share shall be determined in reasonable good faith by the Board of Directors; provided, that, the Company shall give the Holder prompt written notice thereof following any such determination, together with reasonable data and documentation to support such determination; provided, further, that, for purposes of Sections 2 and 3 only, if the Holder objects to any such determination within two Business Days after receiving notice of the same, the Fair Market Value of a Warrant Share shall be the Appraised Value thereof.
“Gaming Approval” means any approval or consent required under Gaming Laws to be obtained from any Gaming Authority, including, without limitation, any registration, finding of suitability or approval of an acquisition of control.
“Gaming Authority” means any governmental entity with regulatory control, authority or jurisdiction over casino, pari-mutuel, lottery or other gaming activities and operations within the State of Nevada, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.
“Gaming Event” means a Gaming Approval requirement arises for the Holder, an Other Holder or a Licensed Affiliate to hold or exercise this Warrant or any Other Warrants as a result of circumstances primarily caused by the Company or any of its subsidiaries.
“Gaming Laws” means all laws, regulations, rules, ordinances or other pronouncements pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over casino, pari-mutuel, lottery or other gaming activities in any jurisdiction, including all rules and regulations established by any Gaming Authority.
“Gaming Trigger” means a Gaming Approval requirement for the Holder, an Other Holder or a Licensed Affiliate to hold or exercise this Warrant or any Other Warrants that does not arise as a result of circumstances primarily caused by the Holder, an Other Holder or a Licensed Affiliate.

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“Holder” has the meaning ascribed to such term in the preamble of this Warrant.
“Issue Date” has the meaning ascribed to such term above the preamble of this Warrant.
“Licensed Affiliate” means a person who is associated or affiliated with the Holder, an Other Holder or any of their respective Affiliates and is required under Gaming Laws to obtain a Gaming Approval for the Holder or an Other Holder to hold, or to exercise in full, the Warrants and the Other Warrants.
“Other Company Equity” means Company Equity (other than Common Stock).
“Other Holders” means the holders of the Other Warrants.
“Other Warrants” means the warrants, other than this Warrant, issued pursuant to the Purchase Agreement and the warrants issued pursuant to the Real Estate Fund Formation Agreement (as defined in the Purchase Agreement), in each case, that are held by Affiliates of the Holder.
“Preferred Securities” means the Preferred Stock, par value $0.01 per share, of the Company designated as Series A Preferred Securities issued to the Holder and the Other Holders pursuant to the Purchase Agreement.
“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Issue Date, by and among the Company, the Holders and the Other Holders.
“Redemption Date” has the meaning ascribed to such term in Section 3(b)(iii).
“Redemption Price” means, with respect to any portion of the Warrant being redeemed pursuant to Section 3(b) as of a Redemption Date, the number of Warrant Shares underlying such portion of the Warrant multiplied by an amount equal to (A) the Fair Market Value as of the Redemption Date less (B) the Exercise Price as of the Redemption Date.
“Securities Act” has the meaning ascribed to such term in Section 11(a).
“Seventh Anniversary” means the seventh anniversary of the Issue Date.
“Third Anniversary” has the meaning ascribed to such term in Section 11(b)(i).
“Warrant” means this Warrant originally issued pursuant to the Purchase Agreement, and all other warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or such other warrants.
“Warrant Shares” has the meaning ascribed to such term in the preamble of this Warrant.
“Yucaipa Fund Holder” has the meaning ascribed to such term in Section 11(b)(i).

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2. Method of Exercise.
(a) This Warrant may be exercised by the Holder at any time and from time to time during the Exercise Period for all or any portion of the number of Warrant Shares purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall deliver this Warrant, together with a duly executed copy of the form of notice of exercise attached hereto as Attachment A (together, the “Exercise Notice”), to the Company at its principal offices prior to 1:00 p.m., New York City time, on a Business Day, which Exercise Notice shall specify the number of Warrant Shares subject to such Exercise Notice (the date on which such delivery shall have taken place being referred to as the “Exercise Date”). The Exercise Date for any Exercise Notice delivered to the Company after 1:00 p.m., New York City time, on any Business Day shall be the next succeeding Business Day.
(b) Upon each exercise of the Warrant, the Company shall issue to the Holder a number of shares of Warrant Shares computed using the following formula:

X =	Y * (A-B)

A
Where:
X =	the number of Warrant Shares to be issued to the Holder.

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares subject to the applicable Exercise Notice.

A =	the Fair Market Value as of the Exercise Date.

B =	the Exercise Price (as adjusted to the Exercise Date).

* =	multiplied by.
(c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Exercise Notice shall have been delivered to the Company as provided above. As soon as practicable after each exercise of this Warrant, and in any event within three Business Days thereafter, the Company shall execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares issuable and issued upon such exercise, together with cash in lieu of any fraction of a share (as provided in Section 2(d) below). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice or otherwise and shall be registered in the name of the Holder or, subject to Section 11, such other name as shall be designated in the Exercise Notice. Unless the applicable Exercise Notice is revoked as provided in Section 3(a)(i), this Warrant shall be deemed to have been exercised, and such stock certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the shares of Common Stock evidenced by such stock certificate or certificates for all purposes, as of the Exercise Date.

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(d) No fractional shares of any security will be issued in connection with any exercise hereunder. As to any fraction of a share that would otherwise be issuable, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value as of the applicable Exercise Date.
(e) If this Warrant shall have been exercised in part, the Company shall, not later than the time of delivery of the certificate or certificates representing the Warrant Shares being issued pursuant to such exercise, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexercised Warrant Shares subject to this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.
(f) The Company hereby represents and warrants to the Holder that all Warrant Shares issuable and issued upon the exercise of this Warrant pursuant to the terms hereof will be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and issued free and clear of any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, adverse claim, title retention agreement of any nature or kind, or other encumbrance, except as provided for under applicable securities laws and Gaming Laws. The Company shall pay all of its expenses in connection with, and all issuance, transfer, stamp and other similar taxes and other governmental charges that may be imposed upon it with respect to, the exercise of this Warrant or the issue or delivery of Warrant Shares hereunder.
3. Exercise Cap; Redemptions.
(a) Exercise Cap.
(i) Subject to Section 3(a)(ii), the Holder shall not be entitled to exercise its rights to purchase Warrant Shares hereunder to the extent, and only to the extent, such exercise would cause such Holder, together with its Affiliates, to become the beneficial owner of more than 9.9% of the issued and outstanding shares of the Common Stock, as determined pursuant to Section 13 of the Exchange Act (the “Exercise Cap”). The Company shall, within one Business Day of delivery by Holder of an Exercise Notice, notify the Holder in writing of (A) the number of Warrant Shares that would be issuable to the Holder if such exercise requested in such Exercise Notice were effected in full and (B) the number of issued and outstanding shares of the Common Stock (as determined pursuant to Section 13 of the Exchange Act) as of the most recent date such information is available to the Company, whereupon, notwithstanding anything to the contrary set forth herein, the Holder may within one Business Day of its receipt of the notice from the Company required by this Section revoke such Exercise Notice to the extent that it determines that such exercise would result in the Holder, together with its Affiliates, owning in excess of 9.9% of the issued and outstanding shares of Common Stock, as determined pursuant to Section 13 of the Exchange Act.

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(ii) Notwithstanding anything to the contrary herein, Section 3(a)(i) shall not limit a Holder from exercising all or any portion of the Warrant if: (A) the Holder, the Other Holders and the Licensed Affiliates have obtained all Gaming Approvals necessary to hold, and to exercise in full, the Warrants and the Other Warrants, and the Holder has notified the Company in writing thereof and has not revoked such notification, or (B) none of the Holder, the Other Holders or the Licensed Affiliates are required under the Gaming Laws to obtain any Gaming Approval to hold, or to exercise in full, the Warrants and the Other Warrants (e.g., the Company does not own or hold any assets or rights that subject it to the authority or jurisdiction of a Gaming Authority), and the Holder has notified the Company in writing thereof and has not revoked such notification. In connection with the foregoing, the Company shall use its reasonable best efforts to keep the Holder apprised of all material facts pertaining to the business and affairs of the Company which have, or would reasonably be expected to have, a bearing upon the determination of whether any such Gaming Approvals are or continue to be required, including, without limitation, information pertaining to any acquisitions or dispositions of assets by the Company or any of its Affiliates that are subject to regulation under Gaming Laws, and shall, upon request from the Holder from time to time, provide any documents and records in its possession or in the possession of its Affiliates (to the extent available to the Company) that the Holder reasonably requests in order to determine whether such Gaming Approvals are required; provided, that, prior to receiving any documents and records, the Holder shall agree to comply with the Company’s insider trading policies as in effect and shall agree to keep the information contained therein confidential, including to the extent required so that the Company’s provision of such documents and records does not cause the Company to breach any confidentiality agreement to which it is a party.
(b) Redemption.
(i) In the event that the stockholders of the Company do not duly approve (including, without limitation, approval pursuant to the corporate governance requirements and listing rules promulgated by the Nasdaq Stock Market, including Rule 5635 thereof) the issuance of Common Stock in connection with the exercise of the Warrants and the Other Warrants, on or prior to January 15, 2010, the Holder shall thereafter have the right, at any time and from time to time during the Exercise Period, to cause the Company to redeem at the Redemption Price up to 3,074,517 Warrant Shares (subject to adjustment on the same basis as is the number of shares for which this Warrant is exercisable as a result of an event specified in Section 7(a), 7(b), 7(c), 7(d) or 7(e)).
(ii) In the event of a Gaming Event, the Holder shall thereafter have the right, at any time and from time to time during the Exercise Period, to cause the Company to redeem at the Redemption Price a portion of the Warrant such that the Holder, the Other Holders and the Licensed Affiliates are not required to receive any Gaming Approvals to continue to hold the Warrant or to exercise the Warrant in the manner contemplated herein.
(iii) In order to exercise its redemption rights, in whole or in part, pursuant to this Section 3(b), the Holder shall deliver this Warrant, together with a written notice setting forth the portion of the Warrant being redeemed pursuant to such notice (designated by the number of Warrant Shares underlying such portion of the Warrant), whether such redemption is pursuant to Section 3(b)(i) or 3(b)(ii) and wire transfer instructions to which the Company is to send the cash payment to the Holder of the Redemption Price, to the Company at its principal offices prior to 1:00 p.m., New York City time, on a Business Day, and such redemption shall be effective as of the close of business on the day such notice is received by the Company (a “Redemption Date”). The Redemption Date for any redemption notice delivered to the Company after 1:00 p.m., New York City time, on any Business Day shall be the next succeeding Business Day. As soon as practicable after each such Redemption Date, and in any event within five (5) Business Days thereafter, the Company shall send to the Holder by wire transfer of immediately available funds the Redemption Price for the redemption on such Redemption Date, together with written notice of its calculation of the Redemption Price, and a new Warrant evidencing the rights of the Holder with respect to the portion of the Warrant that was not redeemed, and such new Warrant shall in all other respects be identical to this Warrant.

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4. No Impairment; Regulatory Compliance and Cooperation; Gaming Trigger.
(a) The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the material terms of this Warrant, but will at all times in good faith assist in carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (ii) obtain all such authorizations, exemptions or consents from any regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
(b) Notwithstanding anything the contrary herein, if any exercise of all or any portion of this Warrant pursuant to Section 2, a redemption of all of any portion of this Warrant pursuant to Section 3(b) or a transfer of all or any portion of this Warrant pursuant to Section 11 requires the consent, approval, waiver, or authorization of any governmental authority or any third party (including, without limitation, the Nasdaq Stock Market) as a condition to the lawful and valid exercise, redemption or transfer, as the case may be, then each of the time periods provided in Section 2, Section 3(b), or Section 11, as applicable, for the consummation thereof shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being pursued, and if and to the extent that any such suspension causes the consummation thereof to occur after the intended Expiration Date, then such Expiration Date shall be extended to (i) in the event of an exercise or redemption, the date of consummation thereof, and (ii) in the event of a transfer, 30 days following the date of consummation thereof. The Company agrees to use its reasonable best efforts to obtain, or to assist the affected person in obtaining, any such consent, approval, waiver, or authorization (it being understood that the Company and its subsidiaries shall not have to enter into any agreements restricting the conduct of their business or agree to dispose of any assets or rights) and shall cooperate and use its reasonable best efforts to respond as promptly as practicable to all inquiries received by it or by the affected person from any governmental authority for initial or additional information or documentation in connection therewith. The Company and the Holder shall each bear their own costs and expenses in connection with this Section 4(b), except that in the case of filing fees for any notification and report forms contemplated by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (and the rules and regulations promulgated thereunder), the Company shall promptly reimburse the holders of Warrants and Other Warrants up to $22,500 of such fees in the aggregate upon written request therefor.

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(c) In the event of a Gaming Trigger that is not a Gaming Event, upon notice thereof by the Holder to the Company, the Company and the Holder shall meet and cooperate promptly and in good faith to amend and/or restructure this Warrant such that (i) the Holder continues to receive, to the greatest extent practicable, the intended economic benefits hereunder, (ii) the Company continues to receive, to the greatest extent practicable, the intended economic benefits hereunder and (iii) the Holder, the Other Holders and the Licensed Affiliates are not required to obtain any Gaming Approvals to hold or to exercise this Warrant or any Other Warrants.
5. Expiration. This Warrant and the right to purchase Warrant Shares upon exercise hereof shall expire at 11:59 p.m. New York City time on April 15, 2017 (as may be extended pursuant to Section 4(b), the “Expiration Date”).
6. Notices of Record Date, etc. In case:
(a) the Company shall take a record of the holders of the Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or any other securities, or to receive any other right, or
(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company in any one transaction or a series of related transactions, or
(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or
(d) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class, then, and in each such case:
the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the estimated effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 calendar days prior to the record date or effective date for the event specified in such notice. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant.

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7. Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows; provided, that, if more than one subsection of this Section 7 is applicable to a single event, the subsection that produces the largest adjustment shall be applied, and no single event shall cause an adjustment under more than one subsection of this Section 7 to the extent of any resulting duplication:
(a) Upon Certain Issuances of Common Stock.
(i) If the Company shall, at any time on or prior to the first anniversary of the Issue Date, issue (1) any shares of Common Stock without consideration or for consideration per share of $4.00 (as adjusted to account for any (a) stock split, (b) subdivision, (c) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (d) combination or (e) other similar recapitalization or event, in each case, occurring after the Issue Date) or less or (2) Other Company Equity without consideration or for consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Other Company Equity, in each case of clause (1) and (2), other than Excluded Securities, then the Exercise Price shall forthwith be reduced to a price equal to the consideration per share for which such shares of Common Stock or Other Company Equity are issued (plus, with respect to options or rights, the additional consideration required to be paid upon exercise of such options or rights).
(ii) If the Company shall, at any time on or prior to the first anniversary of the Issue Date, issue any shares of Common Stock for consideration per share of greater than $4.00 (as adjusted to account for any (a) stock split, (b) subdivision, (c) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (d) combination or (e) other similar recapitalization or event, in each case, occurring after the Issue Date) and less than the Exercise Price in effect immediately prior to the issuance of such shares (the shares being so issued being referred to herein as the “Additional Shares”), other than Excluded Securities, then the Exercise Price shall forthwith be reduced to a price equal to such Exercise Price multiplied by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares would purchase at the Exercise Price in effect immediately prior to such issuance, and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares so issued.

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(iii) For the purposes of any adjustment of the Exercise Price pursuant to this Section 7(a), the following provisions shall be applicable:
(1) In the case of the issuance of Common Stock for cash in whole or in part, whether in a public offering, private placement or otherwise, the cash consideration shall be deemed to be the amount of cash paid therefor without any deduction therefrom, including for any expenses or discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.
(2) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors, which determination shall be promptly provided in writing to the Holder.
(3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for Excluded Securities:
(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (1) and (2) immediately above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (1) and (2) immediately above);
(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities prior to the first anniversary of the Issue Date, other than a change resulting from the antidilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

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(D) no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.
(b) Upon Stock Dividends or Splits. If, at any time after the Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective as of the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock purchasable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.
(c) Upon Combinations. If, at any time after the Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock purchasable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.
(d) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), this Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of Warrant Shares underlying this Warrant (immediately prior to the time of such reorganization, reclassification, consolidation or merger) would have been entitled upon such reorganization, reclassification, consolidation or merger; provided, that, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of any such reorganization, reclassification, consolidation or merger, then the consideration that the Holder shall be entitled to receive upon exercise of this Warrant shall be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.

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(e) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants, in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Fair Market Value as of the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed, as reasonably determined by the Board of Directors, in respect of one share of Common Stock divided by (y) such Fair Market Value on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed.
(f) Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 7(b), 7(c), 7(d) or 7(e), the Holder shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares underlying this Warrant and dividing the product thereof by the Exercise Price resulting from such adjustment.
(g) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 7 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Common Stock into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
(h) Notice of Adjustment. Whenever the terms of this Warrant are adjusted pursuant to this Section or pursuant to any other applicable provision hereof, the Company shall deliver to the Holder in accordance with the notice provisions below a certificate signed by the Company’s President or Chief Financial Officer describing, in reasonable detail, the change or event requiring such adjustment and the newly adjusted Exercise Price and, as applicable, the kind and amount of shares, securities or other property purchasable hereunder after giving effect to such adjustment.
(i) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Section 7, the Company shall take any and all actions that may be necessary, including obtaining regulatory, the Nasdaq Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant.
8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All securities which shall be so issuable, when issued upon exercise of the Warrant in accordance herewith, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

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9. Replacement of Warrants. Upon delivery by the Holder to the Company of evidence reasonably satisfactory to the Company (such as an affidavit of the Holder) of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor and dated as of the Issue Date.
10. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.
11. Transfer.
(a) Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available, including if the Warrant or the Warrant Shares are sold in accordance with Rule 144 promulgated under the Securities Act or any successor rule or regulation hereafter adopted by the Securities and Exchange Commission.
(b) Restrictions on Transfer.
(i) Subject to Section 5.9 of the Purchase Agreement, the Holder shall not pledge, sell, encumber, assign or otherwise transfer all or any portion of this Warrant prior to the third anniversary date of the Issue Date (the “Third Anniversary”); provided, that, nothing in this clause (i) shall restrict the rights of a holder of this Warrant that is an investment fund under common control with The Yucaipa Companies, LLC (a “Yucaipa Fund Holder”) to sell, assign or otherwise transfer (A) all or any portion of this Warrant to a subsidiary of such Yucaipa Fund Holder or to another Yucaipa Fund Holder (including an “alternative investment vehicle” that is affiliated with such Yucaipa Fund Holder) or (B) all of this Warrant to the persons directly holding the equity interests in the Yucaipa Fund Holder in connection with a liquidation of such Yucaipa Fund Holder in accordance with the provisions of the constituent documents of such Yucaipa Fund Holder.
(ii) On and after the Third Anniversary, the Holder may pledge, sell, encumber, assign or otherwise transfer all or any portion of this Warrant to any person, other than a Competitor; provided, that, if any Preferred Securities are outstanding on the Seventh Anniversary, unless and until all such Preferred Securities have been redeemed, the foregoing restriction on pledges, sales, encumbrances, assignments or transfers to Competitors shall not be applicable.

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(iii) The Holder may pledge, sell, encumber, assign, or otherwise transfer any or all shares of Common Stock received upon exercise of this Warrant to any person, other than a Competitor; provided, that, if any Preferred Securities are outstanding on the Seventh Anniversary, unless and until all such Preferred Securities have been redeemed, the foregoing restriction on pledges, sales, encumbrances, assignments or transfers to Competitors shall not be applicable.
(c) Transfer Notice. Promptly following the sale, assignment or other transfer of all or a portion of this Warrant, the Holder shall surrender this Warrant to the Company, together with written notice of (i) the name, address, telephone number and facsimile number of the transferee and (ii) the portion of this Warrant so transferred (designated by the number of Warrant Shares underlying such portion of the Warrant). Promptly following delivery by the Holder of such notice, the Company shall promptly (and in any event within 7 days thereafter) (A) deliver to the designated transferee a new Warrant evidencing the rights of such transferee to purchase the Warrant Shares in the denominations as set forth in such notice, (B) if applicable, deliver to the Holder a new Warrant evidencing the balance of this Warrant not assigned by the Holder, and (C) register on the books and records of the Company such transfer. Such new Warrants shall in all other respects be identical to this Warrant. All or any portion of this Warrant, if properly assigned in compliance with this Section 11, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
(d) Legends. Unless the Warrant Shares have been registered under the Securities Act or transferred pursuant to Rule 144 to a person who is not an affiliate of the Company, it is understood and agreed that any Warrant or certificate representing Warrant Shares shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
(e) Rule 144 Information. The Company covenants that it will use its reasonable best efforts to file timely all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its reasonable best efforts to take such further action as a Holder may reasonably request, in each case, to the extent required from time to time to enable the Holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitations of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the written request of the Holder, the Company will deliver to such Holder a written statement that it has complied with such requirements.

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12. Miscellaneous.
(a) Delivery of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be sufficiently made if sent by first class mail, postage prepaid, personal delivery or by facsimile to the address or facsimile number, as applicable, of such Holder appearing on the books of the Company maintained for such purpose (as changed by the Holder from time to time by like notice). All notices and other communications from the Holder of this Warrant or in connection herewith to the Company, including any Exercise Notice or notice of redemption pursuant to Section 3(b), shall be sufficiently made if sent by first class mail, postage prepaid, personal delivery or by facsimile to the address or facsimile number, as applicable, of the Company at its principal offices as shown below or as changed by the Company from time to time by like notice. Any notice and other communication in accordance with this Section 12(a) shall be deemed to be delivered, given and received for all purposes as of: (i) three Business Days immediately following the date sent, if sent by first class mail, postage prepaid, (ii) the date so delivered, if delivered personally, and (iii) the date sent, if sent by facsimile.
(b) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such person.
(c) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Shares other than pursuant to an exercise of this Warrant or give rise to any status of or liability as a stockholder of the Company, whether such status or liability is asserted by the Company or by creditors of the Company.
(d) Remedies. Each Holder of Warrants and/or Warrant Shares, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.
(e) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.
(f) Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. Notwithstanding the foregoing, the Holder may, by written notice to the Company at any time and from time to time, reduce the Exercise Cap hereunder to a lower percentage.

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(g) Successors and Assigns. Subject to the terms hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of Warrant Shares issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.
(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
(i) Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
(j) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

MORGANS HOTEL GROUP CO.
By:	/s/ Marc Gordon
	Name:	Marc Gordon
	Title:	President

Principal Office: 475 Tenth Ave. New York, New York 10018 Facsimile Number: (212) 277-4280 Attention: Corporate Secretary
[Base Warrant]

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ATTACHMENT A
NOTICE OF EXERCISE
Morgans Hotel Group Co. (the “Company”)
Attention: Corporate Secretary
The undersigned Holder of this Warrant exercises [this Warrant in full] [a portion of this Warrant for [_____] shares of Common Stock of the Company], on a net exercise basis in accordance with Section 2(b) of this Warrant, and hereby instructs the Company (a) to issue certificates for a number of Warrant Shares determined pursuant to Section 2(b) of this Warrant in the name of and delivered to _______________ whose address is _____________________ and (b) if such issued shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, to deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable under the Warrant to the undersigned.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(Dated)

Exhibit B-2
See Attached

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
Issue Date: October 15, 2009 (the “Issue Date”)
MORGANS HOTEL GROUP CO.
Common Stock Purchase Warrant
Morgans Hotel Group Co. (the “Company”), for value received, hereby certifies and agrees that YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P., or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at any time during the Exercise Period (as defined below), 4,964,420 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at an initial purchase price (the “Exercise Price”) per share equal to $6.00. The Exercise Price and the number of Warrant Shares to be purchased upon exercise of this Warrant are subject to adjustment as hereinafter provided.
1. Defined Terms.
“Additional Shares” has the meaning ascribed to such term in Section 7(a)(ii).
“Affiliate” has the meaning ascribed to such term in Section 12 of the Exchange Act; provided, that, the existence of a management contract primarily for operational services provided by the Company or an Affiliate of the Company shall not be deemed to be control by the Company or such Affiliate, as the case may be.
“Appraised Value” per share of Common Stock as of a date specified herein shall mean the fair market value of a share of Common Stock as of such date as determined by an investment bank of nationally recognized standing selected jointly by the Holder and the Company. If the Company and the Holder cannot agree on a mutually acceptable investment bank, then the Company and the Holder shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination. The Company shall pay the costs and fees of each such investment bank (including any such investment bank selected by the Holder), and the decision of the investment bank making such determination of Appraised Value shall be final and binding on the Company and the Holder. No discount shall be applied on account of (i) any Warrants or Warrant Shares representing a minority interest, (ii) any lack of liquidity of the Common Stock or the Warrants, or (iii) the fact that the Warrants or Warrant Shares may constitute “restricted securities” for securities law purposes.

“Board of Directors” means the Board of Directors of the Company.
“Business Day” means any day except Saturday, Sunday and any day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close.
“Commencement Date” means the earlier of (i) the first Business Day immediately following the special meeting of stockholders of the Company to approve the issuance of the Common Stock in connection with the exercise of the Warrants and (ii) January 15, 2010.
“Common Stock” has the meaning ascribed to such term in the preamble of this Warrant.
“Company” has the meaning ascribed to such term in the preamble of this Warrant.
“Company Equity” means shares of Common Stock, options to purchase or rights to subscribe for shares of Common Stock, securities that by their terms are convertible into or exchangeable for shares of Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities.
“Competitor” means a person that engages in the business of operating, licensing, franchising or managing a hotel brand or group of hotels, provided, that, for the avoidance of doubt, an investment fund or other person or entity that engages in any such business primarily for investment purposes shall not constitute a “Competitor” hereunder.
“Exchange Act” means Securities Exchange Act of 1934, as amended.
“Excluded Securities” means (i) any Company Equity issued to current or former employees, directors or consultants of the Company or its subsidiaries or Affiliates pursuant to the Company’s stock incentive or compensation plans approved by the Board of Directors, or (ii) any Company Equity issued by the Company after the Issue Date in an aggregate amount not to exceed 1,000,000 shares of Common Stock (including securities convertible into or exchangeable for shares of Common Stock on an “as converted” or “as exchanged” basis) (as adjusted to account for any (a) stock split, (b) subdivision, (c) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (d) combination or (e) other similar recapitalization or event, in each case, occurring after the Issue Date).
“Exercise Cap” has the meaning ascribed to such term in Section 3(a)(i).
“Exercise Date” has the meaning ascribed to such term in Section 2(a).

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“Exercise Notice” has the meaning ascribed to such term in Section 2(a).
“Exercise Period” means the period commencing on the Commencement Date and ending on the Expiration Date
“Exercise Price” has the meaning ascribed to such term in the preamble of this Warrant.
“Expiration Date” has the meaning ascribed to such term in Section 5.
“Fair Market Value” of a Warrant Share means, as of any date:
(i) if the Common Stock is traded on a securities exchange or quoted on the Nasdaq Stock Market, the Fair Market Value of a Warrant Share shall be deemed to be the average of the closing prices over the five Business Day period ending on the Business Day immediately prior to such date; or
(ii) if clause (i) immediately above is not applicable, the Fair Market Value of a Warrant Share shall be determined in reasonable good faith by the Board of Directors; provided, that, the Company shall give the Holder prompt written notice thereof following any such determination, together with reasonable data and documentation to support such determination; provided, further, that, for purposes of Sections 2 and 3 only, if the Holder objects to any such determination within two Business Days after receiving notice of the same, the Fair Market Value of a Warrant Share shall be the Appraised Value thereof.
“Gaming Approval” means any approval or consent required under Gaming Laws to be obtained from any Gaming Authority, including, without limitation, any registration, finding of suitability or approval of an acquisition of control.
“Gaming Authority” means any governmental entity with regulatory control, authority or jurisdiction over casino, pari-mutuel, lottery or other gaming activities and operations within the State of Nevada, including, without limitation, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board and the City of Las Vegas.
“Gaming Event” means a Gaming Approval requirement arises for the Holder, an Other Holder or a Licensed Affiliate to hold or exercise this Warrant or any Other Warrants as a result of circumstances primarily caused by the Company or any of its subsidiaries.
“Gaming Laws” means all laws, regulations, rules, ordinances or other pronouncements pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over casino, pari-mutuel, lottery or other gaming activities in any jurisdiction, including all rules and regulations established by any Gaming Authority.
“Gaming Trigger” means a Gaming Approval requirement for the Holder, an Other Holder or a Licensed Affiliate to hold or exercise this Warrant or any Other Warrants that does not arise as a result of circumstances primarily caused by the Holder, an Other Holder or a Licensed Affiliate.

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“Holder” has the meaning ascribed to such term in the preamble of this Warrant.
“Issue Date” has the meaning ascribed to such term above the preamble of this Warrant.
“Licensed Affiliate” means a person who is associated or affiliated with the Holder, an Other Holder or any of their respective Affiliates and is required under Gaming Laws to obtain a Gaming Approval for the Holder or an Other Holder to hold, or to exercise in full, the Warrants and the Other Warrants.
“Other Company Equity” means Company Equity (other than Common Stock).
“Other Holders” means the holders of the Other Warrants.
“Other Warrants” means the warrants, other than this Warrant, issued pursuant to the Purchase Agreement and the warrants issued pursuant to the Real Estate Fund Formation Agreement (as defined in the Purchase Agreement), in each case, that are held by Affiliates of the Holder.
“Preferred Securities” means the Preferred Stock, par value $0.01 per share, of the Company designated as Series A Preferred Securities issued to the Holder and the Other Holders pursuant to the Purchase Agreement.
“Purchase Agreement” means the Securities Purchase Agreement, dated as of the Issue Date, by and among the Company, the Holders and the Other Holders.
“Redemption Date” has the meaning ascribed to such term in Section 3(b)(iii).
“Redemption Price” means, with respect to any portion of the Warrant being redeemed pursuant to Section 3(b) as of a Redemption Date, the number of Warrant Shares underlying such portion of the Warrant multiplied by an amount equal to (A) the Fair Market Value as of the Redemption Date less (B) the Exercise Price as of the Redemption Date.
“Securities Act” has the meaning ascribed to such term in Section 11(a).
“Seventh Anniversary” means the seventh anniversary of the Issue Date.
“Third Anniversary” has the meaning ascribed to such term in Section 11(b)(i).
“Warrant” means this Warrant originally issued pursuant to the Purchase Agreement, and all other warrants issued upon transfer, division or combination of, or in substitution for, this Warrant or such other warrants.
“Warrant Shares” has the meaning ascribed to such term in the preamble of this Warrant.
“Yucaipa Fund Holder” has the meaning ascribed to such term in Section 11(b)(i).

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2. Method of Exercise.
(a) This Warrant may be exercised by the Holder at any time and from time to time during the Exercise Period for all or any portion of the number of Warrant Shares purchasable hereunder. In order to exercise this Warrant, in whole or in part, the Holder shall deliver this Warrant, together with a duly executed copy of the form of notice of exercise attached hereto as Attachment A (together, the “Exercise Notice”), to the Company at its principal offices prior to 1:00 p.m., New York City time, on a Business Day, which Exercise Notice shall specify the number of Warrant Shares subject to such Exercise Notice (the date on which such delivery shall have taken place being referred to as the “Exercise Date”). The Exercise Date for any Exercise Notice delivered to the Company after 1:00 p.m., New York City time, on any Business Day shall be the next succeeding Business Day.
(b) Upon each exercise of the Warrant, the Company shall issue to the Holder a number of shares of Warrant Shares computed using the following formula:

X =	Y * (A-B)

A
Where:
X =	the number of Warrant Shares to be issued to the Holder.

Y =	the number of Warrant Shares purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the number of Warrant Shares subject to the applicable Exercise Notice.

A =	the Fair Market Value as of the Exercise Date.

B =	the Exercise Price (as adjusted to the Exercise Date).

* =	multiplied by.
(c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which the Exercise Notice shall have been delivered to the Company as provided above. As soon as practicable after each exercise of this Warrant, and in any event within three Business Days thereafter, the Company shall execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full Warrant Shares issuable and issued upon such exercise, together with cash in lieu of any fraction of a share (as provided in Section 2(d) below). The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice or otherwise and shall be registered in the name of the Holder or, subject to Section 11, such other name as shall be designated in the Exercise Notice. Unless the applicable Exercise Notice is revoked as provided in Section 3(a)(i), this Warrant shall be deemed to have been exercised, and such stock certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of the shares of Common Stock evidenced by such stock certificate or certificates for all purposes, as of the Exercise Date.

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(d) No fractional shares of any security will be issued in connection with any exercise hereunder. As to any fraction of a share that would otherwise be issuable, the Company shall pay cash equal to such fraction multiplied by the Fair Market Value as of the applicable Exercise Date.
(e) If this Warrant shall have been exercised in part, the Company shall, not later than the time of delivery of the certificate or certificates representing the Warrant Shares being issued pursuant to such exercise, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unexercised Warrant Shares subject to this Warrant. Such new Warrant shall in all other respects be identical to this Warrant.
(f) The Company hereby represents and warrants to the Holder that all Warrant Shares issuable and issued upon the exercise of this Warrant pursuant to the terms hereof will be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and issued free and clear of any lien, encumbrance, security interest, pledge, mortgage, hypothecation, charge, adverse claim, title retention agreement of any nature or kind, or other encumbrance, except as provided for under applicable securities laws and Gaming Laws. The Company shall pay all of its expenses in connection with, and all issuance, transfer, stamp and other similar taxes and other governmental charges that may be imposed upon it with respect to, the exercise of this Warrant or the issue or delivery of Warrant Shares hereunder.
3. Exercise Cap; Redemptions.
(a) Exercise Cap.
(i) Subject to Section 3(a)(ii), the Holder shall not be entitled to exercise its rights to purchase Warrant Shares hereunder to the extent, and only to the extent, such exercise would cause such Holder, together with its Affiliates, to become the beneficial owner of more than 9.9% of the issued and outstanding shares of the Common Stock, as determined pursuant to Section 13 of the Exchange Act (the “Exercise Cap”). The Company shall, within one Business Day of delivery by Holder of an Exercise Notice, notify the Holder in writing of (A) the number of Warrant Shares that would be issuable to the Holder if such exercise requested in such Exercise Notice were effected in full and (B) the number of issued and outstanding shares of the Common Stock (as determined pursuant to Section 13 of the Exchange Act) as of the most recent date such information is available to the Company, whereupon, notwithstanding anything to the contrary set forth herein, the Holder may within one Business Day of its receipt of the notice from the Company required by this Section revoke such Exercise Notice to the extent that it determines that such exercise would result in the Holder, together with its Affiliates, owning in excess of 9.9% of the issued and outstanding shares of Common Stock, as determined pursuant to Section 13 of the Exchange Act.

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(ii) Notwithstanding anything to the contrary herein, Section 3(a)(i) shall not limit a Holder from exercising all or any portion of the Warrant if: (A) the Holder, the Other Holders and the Licensed Affiliates have obtained all Gaming Approvals necessary to hold, and to exercise in full, the Warrants and the Other Warrants, and the Holder has notified the Company in writing thereof and has not revoked such notification, or (B) none of the Holder, the Other Holders or the Licensed Affiliates are required under the Gaming Laws to obtain any Gaming Approval to hold, or to exercise in full, the Warrants and the Other Warrants (e.g., the Company does not own or hold any assets or rights that subject it to the authority or jurisdiction of a Gaming Authority), and the Holder has notified the Company in writing thereof and has not revoked such notification. In connection with the foregoing, the Company shall use its reasonable best efforts to keep the Holder apprised of all material facts pertaining to the business and affairs of the Company which have, or would reasonably be expected to have, a bearing upon the determination of whether any such Gaming Approvals are or continue to be required, including, without limitation, information pertaining to any acquisitions or dispositions of assets by the Company or any of its Affiliates that are subject to regulation under Gaming Laws, and shall, upon request from the Holder from time to time, provide any documents and records in its possession or in the possession of its Affiliates (to the extent available to the Company) that the Holder reasonably requests in order to determine whether such Gaming Approvals are required; provided, that, prior to receiving any documents and records, the Holder shall agree to comply with the Company’s insider trading policies as in effect and shall agree to keep the information contained therein confidential, including to the extent required so that the Company’s provision of such documents and records does not cause the Company to breach any confidentiality agreement to which it is a party.
(b) Redemption.
(i) In the event that the stockholders of the Company do not duly approve (including, without limitation, approval pursuant to the corporate governance requirements and listing rules promulgated by the Nasdaq Stock Market, including Rule 5635 thereof) the issuance of Common Stock in connection with the exercise of the Warrants and the Other Warrants, on or prior to January 15, 2010, the Holder shall thereafter have the right, at any time and from time to time during the Exercise Period, to cause the Company to redeem at the Redemption Price up to 2,025,483 Warrant Shares (subject to adjustment on the same basis as is the number of shares for which this Warrant is exercisable as a result of an event specified in Section 7(a), 7(b), 7(c), 7(d) or 7(e)).
(ii) In the event of a Gaming Event, the Holder shall thereafter have the right, at any time and from time to time during the Exercise Period, to cause the Company to redeem at the Redemption Price a portion of the Warrant such that the Holder, the Other Holders and the Licensed Affiliates are not required to receive any Gaming Approvals to continue to hold the Warrant or to exercise the Warrant in the manner contemplated herein.

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(iii) In order to exercise its redemption rights, in whole or in part, pursuant to this Section 3(b), the Holder shall deliver this Warrant, together with a written notice setting forth the portion of the Warrant being redeemed pursuant to such notice (designated by the number of Warrant Shares underlying such portion of the Warrant), whether such redemption is pursuant to Section 3(b)(i) or 3(b)(ii) and wire transfer instructions to which the Company is to send the cash payment to the Holder of the Redemption Price, to the Company at its principal offices prior to 1:00 p.m., New York City time, on a Business Day, and such redemption shall be effective as of the close of business on the day such notice is received by the Company (a “Redemption Date”). The Redemption Date for any redemption notice delivered to the Company after 1:00 p.m., New York City time, on any Business Day shall be the next succeeding Business Day. As soon as practicable after each such Redemption Date, and in any event within five (5) Business Days thereafter, the Company shall send to the Holder by wire transfer of immediately available funds the Redemption Price for the redemption on such Redemption Date, together with written notice of its calculation of the Redemption Price, and a new Warrant evidencing the rights of the Holder with respect to the portion of the Warrant that was not redeemed, and such new Warrant shall in all other respects be identical to this Warrant.
4. No Impairment; Regulatory Compliance and Cooperation; Gaming Trigger.
(a) The Company will not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the material terms of this Warrant, but will at all times in good faith assist in carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant and (ii) obtain all such authorizations, exemptions or consents from any regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.
(b) Notwithstanding anything the contrary herein, if any exercise of all or any portion of this Warrant pursuant to Section 2, a redemption of all of any portion of this Warrant pursuant to Section 3(b) or a transfer of all or any portion of this Warrant pursuant to Section 11 requires the consent, approval, waiver, or authorization of any governmental authority or any third party (including, without limitation, the Nasdaq Stock Market) as a condition to the lawful and valid exercise, redemption or transfer, as the case may be, then each of the time periods provided in Section 2, Section 3(b), or Section 11, as applicable, for the consummation thereof shall be suspended for the period of time during which any such consent, approval, waiver, or authorization is being pursued, and if and to the extent that any such suspension causes the consummation thereof to occur after the intended Expiration Date, then such Expiration Date shall be extended to (i) in the event of an exercise or redemption, the date of consummation thereof, and (ii) in the event of a transfer, 30 days following the date of consummation thereof. The Company agrees to use its reasonable best efforts to obtain, or to assist the affected person in obtaining, any such consent, approval, waiver, or authorization (it being understood that the Company and its subsidiaries shall not have to enter into any agreements restricting the conduct of their business or agree to dispose of any assets or rights) and shall cooperate and use its reasonable best efforts to respond as promptly as practicable to all inquiries received by it or by the affected person from any governmental authority for initial or additional information or documentation in connection therewith. The Company and the Holder shall each bear their own costs and expenses in connection with this Section 4(b), except that in the case of filing fees for any notification and report forms contemplated by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (and the rules and regulations promulgated thereunder), the Company shall promptly reimburse the holders of Warrants and Other Warrants up to $22,500 of such fees in the aggregate upon written request therefor.

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(c) In the event of a Gaming Trigger that is not a Gaming Event, upon notice thereof by the Holder to the Company, the Company and the Holder shall meet and cooperate promptly and in good faith to amend and/or restructure this Warrant such that (i) the Holder continues to receive, to the greatest extent practicable, the intended economic benefits hereunder, (ii) the Company continues to receive, to the greatest extent practicable, the intended economic benefits hereunder and (iii) the Holder, the Other Holders and the Licensed Affiliates are not required to obtain any Gaming Approvals to hold or to exercise this Warrant or any Other Warrants.
5. Expiration. This Warrant and the right to purchase Warrant Shares upon exercise hereof shall expire at 11:59 p.m. New York City time on April 15, 2017 (as may be extended pursuant to Section 4(b), the “Expiration Date”).
6. Notices of Record Date, etc. In case:
(a) the Company shall take a record of the holders of the Common Stock for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock or any class or any other securities, or to receive any other right, or
(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation, or any transfer of all or substantially all of the assets of the Company in any one transaction or a series of related transactions, or
(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or
(d) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class, then, and in each such case:
the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the estimated effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Common Stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 calendar days prior to the record date or effective date for the event specified in such notice. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Exercise Price and the number and kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon exercise of this Warrant.

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7. Adjustment of Number of Warrant Shares and Exercise Price. The number and kind of Warrant Shares and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows; provided, that, if more than one subsection of this Section 7 is applicable to a single event, the subsection that produces the largest adjustment shall be applied, and no single event shall cause an adjustment under more than one subsection of this Section 7 to the extent of any resulting duplication:
(a) Upon Certain Issuances of Common Stock.
(i) If the Company shall, at any time on or prior to the first anniversary of the Issue Date, issue (1) any shares of Common Stock without consideration or for consideration per share of $4.00 (as adjusted to account for any (a) stock split, (b) subdivision, (c) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (d) combination or (e) other similar recapitalization or event, in each case, occurring after the Issue Date) or less or (2) Other Company Equity without consideration or for consideration per share less than the Exercise Price in effect immediately prior to the issuance of such Other Company Equity, in each case of clause (1) and (2), other than Excluded Securities, then the Exercise Price shall forthwith be reduced to a price equal to the consideration per share for which such shares of Common Stock or Other Company Equity are issued (plus, with respect to options or rights, the additional consideration required to be paid upon exercise of such options or rights).
(ii) If the Company shall, at any time on or prior to the first anniversary of the Issue Date, issue any shares of Common Stock for consideration per share of greater than $4.00 (as adjusted to account for any (a) stock split, (b) subdivision, (c) dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into or entitling the holder thereof to receive directly or indirectly shares of Common Stock), (d) combination or (e) other similar recapitalization or event, in each case, occurring after the Issue Date) and less than the Exercise Price in effect immediately prior to the issuance of such shares (the shares being so issued being referred to herein as the “Additional Shares”), other than Excluded Securities, then the Exercise Price shall forthwith be reduced to a price equal to such Exercise Price multiplied by a fraction, (1) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares would purchase at the Exercise Price in effect immediately prior to such issuance, and (2) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such Additional Shares so issued.

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(iii) For the purposes of any adjustment of the Exercise Price pursuant to this Section 7(a), the following provisions shall be applicable:
(1) In the case of the issuance of Common Stock for cash in whole or in part, whether in a public offering, private placement or otherwise, the cash consideration shall be deemed to be the amount of cash paid therefor without any deduction therefrom, including for any expenses or discounts, commissions or placement fees payable by the Company to any underwriter or placement agent in connection with the issuance and sale thereof.
(2) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as reasonably determined by the Board of Directors, which determination shall be promptly provided in writing to the Holder.
(3) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities, except for Excluded Securities:
(A) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in clauses (1) and (2) immediately above), if any, received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;
(B) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange of any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities, options, or rights were issued and for a consideration equal to the consideration received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in clauses (1) and (2) immediately above);
(C) on any change in the number of shares or exercise price of Common Stock deliverable upon exercise of any such options or rights or conversions of or exchanges for such securities prior to the first anniversary of the Issue Date, other than a change resulting from the antidilution provisions thereof, the applicable Exercise Price shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change; and

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(D) no further adjustment of the Exercise Price adjusted upon the issuance of any such options, rights, convertible securities or exchangeable securities shall be made as a result of the actual issuance of Common Stock on the exercise of any such rights or options or any conversion or exchange of any such securities.
(b) Upon Stock Dividends or Splits. If, at any time after the Issue Date, the number of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective as of the record date for the determination of holders of Common Stock entitled to receive such stock dividend, or to be affected by such subdivision or split-up, the Exercise Price shall be appropriately decreased so that the number of shares of Common Stock purchasable on exercise of this Warrant shall be increased in proportion to such increase in outstanding shares.
(c) Upon Combinations. If, at any time after the Issue Date, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, following the record date to determine shares affected by such combination, the Exercise Price shall be appropriately increased so that the number of shares of Common Stock purchasable on exercise of this Warrant shall be decreased in proportion to such decrease in outstanding shares.
(d) Upon Reclassifications, Reorganizations, Consolidations or Mergers. In the event of any capital reorganization of the Company, any reclassification of the stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or any consolidation or merger of the Company with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock), this Warrant shall after such reorganization, reclassification, consolidation, or merger be exercisable for the kind and number of shares of stock or other securities or property of the Company or of the successor corporation resulting from such consolidation or surviving such merger, if any, to which the holder of the number of Warrant Shares underlying this Warrant (immediately prior to the time of such reorganization, reclassification, consolidation or merger) would have been entitled upon such reorganization, reclassification, consolidation or merger; provided, that, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of any such reorganization, reclassification, consolidation or merger, then the consideration that the Holder shall be entitled to receive upon exercise of this Warrant shall be the types and amounts of consideration received by the majority of all holders of the shares of Common Stock that affirmatively make an election (or of all such holders if none make an election). The provisions of this clause shall similarly apply to successive reorganizations, reclassifications, consolidations, or mergers.
(e) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of securities, evidences of indebtedness, assets, cash, rights or warrants, in each such case, the Exercise Price in effect prior to such record date shall be reduced immediately thereafter to the price determined by multiplying the Exercise Price in effect immediately prior to the reduction by the quotient of (x) the Fair Market Value as of the last trading day preceding the first date on which the Common Stock trades regular way on the principal national securities exchange or quotation system on which the Common Stock is listed or admitted to trading without the right to receive such distribution, minus the amount of cash and/or the fair market value of the securities, evidences of indebtedness, assets, rights or warrants to be so distributed, as reasonably determined by the Board of Directors, in respect of one share of Common Stock divided by (y) such Fair Market Value on such date specified in clause (x); such adjustment shall be made successively whenever such a record date is fixed.

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(f) Adjustment of Number of Shares Purchasable. Upon any adjustment of the Exercise Price as provided in Section 7(b), 7(c), 7(d) or 7(e), the Holder shall thereafter be entitled to purchase upon the exercise thereof, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares underlying this Warrant and dividing the product thereof by the Exercise Price resulting from such adjustment.
(g) Rounding of Calculations; Minimum Adjustments. All calculations under this Section 7 shall be made to the nearest one-tenth (1/10th) of a cent or to the nearest one-hundredth (1/100th) of a share, as the case may be. Any provision of this Section 7 to the contrary notwithstanding, no adjustment in the Exercise Price or the number of shares of Common Stock into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.
(h) Notice of Adjustment. Whenever the terms of this Warrant are adjusted pursuant to this Section or pursuant to any other applicable provision hereof, the Company shall deliver to the Holder in accordance with the notice provisions below a certificate signed by the Company’s President or Chief Financial Officer describing, in reasonable detail, the change or event requiring such adjustment and the newly adjusted Exercise Price and, as applicable, the kind and amount of shares, securities or other property purchasable hereunder after giving effect to such adjustment.
(i) Proceedings Prior to Any Action Requiring Adjustment. As a condition precedent to the taking of any action that would require an adjustment pursuant to this Section 7, the Company shall take any and all actions that may be necessary, including obtaining regulatory, the Nasdaq Stock Market or other applicable national securities exchange or stockholder approvals or exemptions, in order that Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant.
8. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. All securities which shall be so issuable, when issued upon exercise of the Warrant in accordance herewith, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

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9. Replacement of Warrants. Upon delivery by the Holder to the Company of evidence reasonably satisfactory to the Company (such as an affidavit of the Holder) of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor and dated as of the Issue Date.
10. No Rights as Stockholder. Until the exercise of this Warrant, the Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.
11. Transfer.
(a) Securities Laws. Neither this Warrant nor the Warrant Shares issuable upon the exercise hereof have been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws and unless so registered may not be transferred, sold, pledged, hypothecated or otherwise disposed of unless an exemption from such registration is available, including if the Warrant or the Warrant Shares are sold in accordance with Rule 144 promulgated under the Securities Act or any successor rule or regulation hereafter adopted by the Securities and Exchange Commission.
(b) Restrictions on Transfer.
(i) Subject to Section 5.9 of the Purchase Agreement, the Holder shall not pledge, sell, encumber, assign or otherwise transfer all or any portion of this Warrant prior to the third anniversary date of the Issue Date (the “Third Anniversary”); provided, that, nothing in this clause (i) shall restrict the rights of a holder of this Warrant that is an investment fund under common control with The Yucaipa Companies, LLC (a “Yucaipa Fund Holder”) to sell, assign or otherwise transfer (A) all or any portion of this Warrant to a subsidiary of such Yucaipa Fund Holder or to another Yucaipa Fund Holder (including an “alternative investment vehicle” that is affiliated with such Yucaipa Fund Holder) or (B) all of this Warrant to the persons directly holding the equity interests in the Yucaipa Fund Holder in connection with a liquidation of such Yucaipa Fund Holder in accordance with the provisions of the constituent documents of such Yucaipa Fund Holder.
(ii) On and after the Third Anniversary, the Holder may pledge, sell, encumber, assign or otherwise transfer all or any portion of this Warrant to any person, other than a Competitor; provided, that, if any Preferred Securities are outstanding on the Seventh Anniversary, unless and until all such Preferred Securities have been redeemed, the foregoing restriction on pledges, sales, encumbrances, assignments or transfers to Competitors shall not be applicable.

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(iii) The Holder may pledge, sell, encumber, assign, or otherwise transfer any or all shares of Common Stock received upon exercise of this Warrant to any person, other than a Competitor; provided, that, if any Preferred Securities are outstanding on the Seventh Anniversary, unless and until all such Preferred Securities have been redeemed, the foregoing restriction on pledges, sales, encumbrances, assignments or transfers to Competitors shall not be applicable.
(c) Transfer Notice. Promptly following the sale, assignment or other transfer of all or a portion of this Warrant, the Holder shall surrender this Warrant to the Company, together with written notice of (i) the name, address, telephone number and facsimile number of the transferee and (ii) the portion of this Warrant so transferred (designated by the number of Warrant Shares underlying such portion of the Warrant). Promptly following delivery by the Holder of such notice, the Company shall promptly (and in any event within 7 days thereafter) (A) deliver to the designated transferee a new Warrant evidencing the rights of such transferee to purchase the Warrant Shares in the denominations as set forth in such notice, (B) if applicable, deliver to the Holder a new Warrant evidencing the balance of this Warrant not assigned by the Holder, and (C) register on the books and records of the Company such transfer. Such new Warrants shall in all other respects be identical to this Warrant. All or any portion of this Warrant, if properly assigned in compliance with this Section 11, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued.
(d) Legends. Unless the Warrant Shares have been registered under the Securities Act or transferred pursuant to Rule 144 to a person who is not an affiliate of the Company, it is understood and agreed that any Warrant or certificate representing Warrant Shares shall bear the following legend:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES REPRESENTED BY THIS INSTRUMENT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF IN ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.
(e) Rule 144 Information. The Company covenants that it will use its reasonable best efforts to file timely all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of the Holder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its reasonable best efforts to take such further action as a Holder may reasonably request, in each case, to the extent required from time to time to enable the Holder to, if permitted by the terms of this Warrant, sell this Warrant without registration under the Securities Act within the limitations of the exemptions provided by (A) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (B) any successor rule or regulation hereafter adopted by the Securities and Exchange Commission. Upon the written request of the Holder, the Company will deliver to such Holder a written statement that it has complied with such requirements.

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12. Miscellaneous.
(a) Delivery of Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be sufficiently made if sent by first class mail, postage prepaid, personal delivery or by facsimile to the address or facsimile number, as applicable, of such Holder appearing on the books of the Company maintained for such purpose (as changed by the Holder from time to time by like notice). All notices and other communications from the Holder of this Warrant or in connection herewith to the Company, including any Exercise Notice or notice of redemption pursuant to Section 3(b), shall be sufficiently made if sent by first class mail, postage prepaid, personal delivery or by facsimile to the address or facsimile number, as applicable, of the Company at its principal offices as shown below or as changed by the Company from time to time by like notice. Any notice and other communication in accordance with this Section 12(a) shall be deemed to be delivered, given and received for all purposes as of: (i) three Business Days immediately following the date sent, if sent by first class mail, postage prepaid, (ii) the date so delivered, if delivered personally, and (iii) the date sent, if sent by facsimile.
(b) Nonwaiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such person.
(c) Limitation of Liability. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Shares other than pursuant to an exercise of this Warrant or give rise to any status of or liability as a stockholder of the Company, whether such status or liability is asserted by the Company or by creditors of the Company.
(d) Remedies. Each Holder of Warrants and/or Warrant Shares, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.
(e) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.
(f) Change or Waiver. Any term of this Warrant may be changed or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. Notwithstanding the foregoing, the Holder may, by written notice to the Company at any time and from time to time, reduce the Exercise Cap hereunder to a lower percentage.

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(g) Successors and Assigns. Subject to the terms hereof, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all Holders of Warrant Shares issued upon the exercise hereof (including transferees), and shall be enforceable by any such Holder.
(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.
(i) Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.
(j) Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

MORGANS HOTEL GROUP CO.
By:	/s/ Marc Gordon
	Name:	Marc Gordon
	Title:	President

Principal Office: 475 Tenth Ave. New York, New York 10018 Facsimile Number: (212) 277-4280 Attention: Corporate Secretary
[Base Warrant]

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ATTACHMENT A
NOTICE OF EXERCISE
Morgans Hotel Group Co. (the “Company”)
Attention: Corporate Secretary
The undersigned Holder of this Warrant exercises [this Warrant in full] [a portion of this Warrant for [_______] shares of Common Stock of the Company], on a net exercise basis in accordance with Section 2(b) of this Warrant, and hereby instructs the Company (a) to issue certificates for a number of Warrant Shares determined pursuant to Section 2(b) of this Warrant in the name of and delivered to __________________ whose address is __________________ and (b) if such issued shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, to deliver a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable under the Warrant to the undersigned.

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(Dated)

Exhibit C
See Attached

Execution Copy
REAL ESTATE FUND FORMATION AGREEMENT
This Real Estate Fund Formation Agreement (this “Agreement”), dated as of October 15, 2009, is entered into by and between Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (“Yucaipa”), and Morgans Hotel Group Co., a Delaware corporation (“MHG”). In consideration of the promises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
1. The Fund. Yucaipa and MHG shall use good faith efforts to endeavor to raise a private investment fund (the “Fund”) in accordance with subparagraphs (a) through (g) of this Section 1:
(a) The purpose of the Fund will be to, subject to reasonable exceptions to be mutually agreed by Yucaipa and MHG, invest in (i) hotel real estate projects located in North America (including, without limitation, (x) the acquisition, development or redevelopment of hotel real estate projects and (y) investments in, or acquisitions, development or redevelopment of, condominiums, bars, restaurants, retail establishments, entertainment venues and other business ventures located within or reasonably related to any hotel real estate project described in the foregoing clause (y)) directly or indirectly undertaken by MHG or any of its subsidiaries where there is the opportunity to own at least a 20% equity interest in such project and to make an equity investment of at least $10,000,000 (each such project, a “Qualified Morgans Project”) (each underlying hotel of a Qualified Morgans Project in which the Fund invests, a “Fund Morgans Hotel”) and (ii) such other hotel real estate projects that are related to first class full-service hotels as determined by the General Partner; provided that no hotel real estate project located in North America that had been undertaken by a person without the participation of MHG or any of its subsidiaries shall be deemed to be a Qualified Morgans Project if (A) such project is subsequently acquired by MHG or any of its subsidiaries in connection with the acquisition by MHG or such subsidiary of such project together with (I) assets other than hotel real estate projects or (II) hotel real estate projects that are located outside of North America and (B) a majority of the value of the assets being acquired in such acquisition (as measured based on allocable purchase price at the time of such acquisition) arises from the portion of such assets that are either (I) assets other than hotel real estate projects or (II) hotel real estate projects that are located outside of North America.

(b) The Fund will have the first right to fund up to the entire equity investment (but excluding any portion reserved for co-investment by MHG pursuant to the last sentence of this Section 1(b)) in (i) each Qualified Morgans Project and (ii) other hotel real estate projects to be mutually agreed by Yucaipa and MHG (such right, the “Investment Rights”). MHG will not, and will cause its subsidiaries and the Non-Yucaipa Key Professionals (as defined below) to not, invest in, or cause to be offered to any person, the opportunity to invest or otherwise participate in any project (including, without limitation, any Qualified Morgans Project) that is subject to the Investment Rights, in each case, except to the extent the Fund has been offered in accordance with this Agreement, and the Fund has declined, such opportunity. The Fund will be deemed to have declined an opportunity if the Fund does not accept such opportunity within 30 calendar days after being offered such opportunity in accordance with this Agreement. The General Partner shall use its reasonable best efforts to complete, and MHG shall use its reasonable best efforts to provide promptly to the General Partner such information as the General Partner may reasonably request in order to facilitate the completion of, the General Partner’s due diligence review of such opportunity within such 30-calendar-day period. If the Fund has been offered such opportunity in accordance with this Agreement, and the Fund has declined any portion of such opportunity, then MHG, its affiliates and the Non-Yucaipa Key Professionals may invest or otherwise participate in such portion on its own or with one or more third parties; provided that such investment or participation must be on terms and conditions no more favorable, taken as a whole, to any such participating party in any material respect than the terms and conditions that were offered to, and declined by, the Fund, unless (x) such more favorable terms and conditions are offered to the Fund in accordance with this Agreement and (y) the Fund does not elect, within seven calendar days after such offer, to invest in such opportunity upon such more favorable terms and conditions. If the Fund invests in any Qualified Morgans Project, MHG may, in MHG’s sole discretion, elect to co-invest with the Fund, on a pari passu basis with the Fund and upon terms and conditions no more favorable to MHG than the terms and conditions applicable to the Fund’s investment in such Qualified Morgans Project, in such amount as MHG shall determine up to 20% of the aggregate equity investment of the Fund and MHG in such Qualified Morgans Project.
(c) The Investment Rights will commence as of the closing of the Fund at which aggregate capital commitments to the Fund equal or exceed $100,000,000 and will terminate upon the earliest to occur of (i) the expiration of the Fund’s commitment period, (ii) the date on which the Fund has invested or committed to invest at least 85% of the aggregate capital commitments to the Fund, and (iii) the fifth anniversary of the date hereof.
(d) The aggregate capital commitments of the General Partner (as defined below) and its affiliates to the Fund (the “GP Commitment”) will be equal to 5% of the aggregate capital commitments to the Fund; provided that in no event will the GP Commitment be required to exceed $25,000,000.
(e) The targeted size of the Fund will be between $250,000,000 and $500,000,000 in aggregate capital commitments to the Fund.

(f) The Fund will be subject to governance and investor rights satisfactory to Yucaipa and MHG. The Fund will be entitled to consent rights over certain actions of MHG with respect to Fund Morgans Hotels and each other Fund hotel owned by the Fund that is managed by MHG or a subsidiary of MHG. The material terms and conditions of each Fund Morgans Hotel and each other Fund hotel owned by the Fund that is managed by MHG or a subsidiary of MHG, including, without limitation, the acquisition and the corresponding renovation/development scope and budget, will be mutually decided by the Fund and MHG. Furthermore, if MHG or any of its subsidiaries co-invests in a Qualified Morgans Project, major decisions of the applicable joint venture established with respect to the underlying Fund Morgans Hotel will be mutually decided upon by the Fund and MHG. Such major decisions will include, without limitation, capital expenditures in excess of applicable reserves or budgets, financings, dispositions and approvals of operating and capital budgets.
(g) Except as contemplated by this Agreement (including, without limitation, subparagraphs (a) through (g) of this Section 1) or otherwise mutually agreed by Yucaipa and MHG, the terms and conditions of the Fund, and the rights and obligations of investors in the Fund, will be commercially reasonable, as determined by reference to prevailing investor expectations, industry standards and market practices for private investment funds with similar investment objectives as the Fund.
2. The General Partner. The Fund, if successfully organized, shall be controlled by a general partner (or other equivalent control entity in the case the Fund is not organized as a limited partnership) (the “General Partner”), which shall be organized as a joint venture between Yucaipa, its affiliates and its related persons, on the one hand, and MHG, its subsidiaries and its related persons, on the other hand, in accordance with subparagraphs (a) through (d) of this Section 2:
(a) 50% of the equity interests in the General Partner will be allocated to Yucaipa, its affiliates and its investment professionals in such proportions as Yucaipa may determine. The remaining 50% of the equity interests in the General Partner will be allocated to key non-Yucaipa professionals who are (i) employed by, or serve as directors to, MHG, (ii) actively involved with the Fund, and (iii) reasonably satisfactory to Yucaipa (such non-Yucaipa professionals, the “Non-Yucaipa Key Professionals”).
(b) In the event the General Partner issues equity interests to persons other than Yucaipa, MHG, Non-Yucaipa Key Professionals or their respective subsidiaries, affiliates and related persons, including, without limitation, in connection with the raising of additional capital or as allocations to other management and professionals, the equityholders of the General Partner will be subject to pro rata dilution of their equity interests in the General Partner.
(c) Yucaipa will assist the Non-Yucaipa Key Professionals in funding their pro rata share of the GP Commitment by making to them, or causing one of Yucaipa’s affiliates to make to them, an interest-bearing loan on mutually agreeable terms and conditions to be determined by Yucaipa and such Non-Yucaipa Key Professionals and secured only by a first priority lien in favor of Yucaipa or such affiliate, as applicable, on such Non-Yucaipa Key Professionals’ interests in the General Partner and the Fund. Such loans will be structured such that Yucaipa or such affiliate, as applicable, will be repaid in full (including, without limitation, all outstanding principal, accrued and unpaid interest and other amounts owing under such loans) on a first priority basis before any distributions are made with respect to the General Partner or the Fund to the Non-Yucaipa Key Professionals. Such loans shall be made in compliance with the Sarbanes-Oxley Act.

(d) Except as contemplated by this Agreement (including, without limitation, subparagraphs (a) through (d) of this Section 2), the terms and conditions of the General Partner, and the respective rights and obligations of the members and other owners of equity interests in the General Partner, shall be as mutually agreed by Yucaipa and MHG in good faith.
3. Fund Hotels. If the Fund is successfully organized, then MHG, whether directly, through its wholly owned subsidiary Morgans Hotel Group Management LLC or through one or more other wholly owned subsidiaries of MHG, shall have the first right, except to the extent declined by MHG and subject to a reasonable transition period in the case such hotel was managed by a third party at the time the Fund invested in such hotel, to (x) serve as the manager of each hotel owned by the Fund (regardless of whether such hotel is a Fund Morgans Hotel) and provide expertise in the operation, direction and supervision of such hotel, and (y) require such hotel to use MHG’s global technology platforms, reservations systems and global marketing programs. Such management and use shall be pursuant to a management agreement (each, a “Management Agreement”) between such hotel and MHG, which shall contain such terms and conditions as are then generally offered by MHG, at the time such Management Agreement is negotiated and executed, to unaffiliated third parties under comparable management agreements in the locality where such hotel is situated and shall otherwise be in a form generally consistent with MHG’s then standard management agreement with unaffiliated third parties (collectively, the “Morgans Standard Terms”). The Morgans Standard Terms (subject to local variation) are generally as set forth in the letter from MHG to Yucaipa, dated the date hereof and referencing this Section 3. MHG and the Fund shall in good faith agree to modifications to the Morgans Standard Terms from time to time as may be reasonably necessary to reflect changes in the marketplace for the hotel management services or practices of MHG and its affiliates.
4. Conflicts of Interest. In organizing the Fund, Yucaipa and MHG shall use their reasonable efforts to structure the Fund to minimize the risk of any conflicts of interests. In addition, the governing documents of the Fund and the General Partner (collectively, including, without limitation, the limited partnership agreement or other equivalent or related governing agreements of the Fund and the operating agreement or other equivalent or related governing agreements of the General Partner, the “Fund Agreements”) shall contain reasonable conflicts of interest protections, including, without limitation, a requirement that Yucaipa shall have sole control over the Fund and the General Partner with respect to any decision or action in which MHG or any of its affiliates has a material pecuniary interest or other conflict of interest. If Yucaipa determines that there is a decision or action with respect to which MHG or any of its affiliates has a material pecuniary interest or other conflict of interest sufficient for Yucaipa to be entitled under the Fund Agreements to exercise sole control over the Fund and the General Partner with respect to such decision or action, Yucaipa shall inform the Non-Yucaipa Key Professionals of such determination prior to exercising such sole control over such decision or action.

5. Issuance of REF Warrants. Concurrently with the execution and delivery of this Agreement, MHG hereby issues, sells and delivers in certificated form to Yucaipa, and Yucaipa hereby receives from MHG:
(a) a warrant in the form annexed hereto as Exhibit A to acquire 2,500,000 shares of MHG common stock, par value $0.01 per share (“Common Stock”), subject to the terms and conditions set forth therein; and
(b) a warrant in the form annexed hereto as Exhibit B to acquire an additional 2,500,000 shares of Common Stock, subject to the terms and conditions set forth therein.
6. Alternative Structures. If Yucaipa and MHG jointly determine that an alternative form of pooled investment vehicle, another type of financing vehicle or another type of financing arrangement (each, an “Alternative Structure”), including, without limitation, (a) any publicly traded special purpose acquisition company, (b) any separate investment account, or (c) any contractual co-investment relationship, should be formed, arranged or used in addition or in lieu of the Fund for purposes of undertaking in whole or in part the purpose or functions of the Fund, then the Yucaipa and MHG shall interpret this Agreement to apply mutatis mutandis to such Alternative Structure and otherwise effectuate the intent of this Agreement to the fullest extent reasonably practicable as if references hereunder to the “Fund” also refer to such Alternative Structure and references hereunder to the capital commitments to the Fund also refer to the capital of such Alternative Structure; provided that a contractual co-investment relationship shall only be used in addition to the Fund or another Alternative Structure and shall invest on a pro rata basis with the Fund or such other Alternative Structure.
7. Termination. This Agreement and the rights and obligations of the parties hereto hereunder shall terminate automatically on January 30, 2011 if on or prior thereto the Fund has not closed on at least $100,000,000 in aggregate capital commitments.
8. Amendments and Waivers. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any party hereto to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.
9. Assignment. This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any party hereto without the prior written consent of the other party hereto. Any attempted assignment in violation of this Section 9 shall be void.
10. No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein expressed or implied shall give or be construed to give to any person, other than the parties hereto and such permitted assigns, any legal or equitable rights hereunder.

11. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service (with tracking capability), and shall be deemed given when received, as follows:

(a)	if to Yucaipa, then to:

Yucaipa American Alliance Fund II, LLC 9130 W. Sunset Boulevard Los Angeles, California 90069
Attention: Robert P. Bermingham

with a copy (which shall not constitute notice) to:

Munger, Tolles & Olson LLP 355 South Grand Avenue, 35th Floor Los Angeles, California 90071
Attention: Judith T. Kitano
Fax: (213) 683-4052
Email: judith.kitano@mto.com

(b)	if to MHG, then to:

Morgans Hotel Group Co. 475 Tenth Avenue New York, New York 10018
Attention: David Smail

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004
Attention: Robert W. Downes
Fax: (212) 558-3588
Email: downesr@sullcrom.com
12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party hereto and delivered to the other party hereto.
13. Entire Agreement. This Agreement, including the exhibits hereto, contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter. None of the parties hereto shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter, except (a) as specifically set forth herein or, (b) in the case of MHG, as set forth in (i) the Securities Purchase Agreement, dated as of the hereof, by and among MHG, Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P. (the “Securities Purchase Agreement”), or (ii) the Ancillary Agreements (as defined in the Securities Purchase Agreement).

14. Interpretation; Exhibits. The headings contained in this Agreement and in any exhibit hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any exhibit but not otherwise defined therein shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to a “Section” or “Exhibit”, such reference shall be to a section of, or an exhibit to, this Agreement unless otherwise indicated. For purposes of this Agreement, (a) an “affiliate” of any person means another person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, and (b) for purposes of the foregoing clause (a), a person shall be deemed to control another person if such first person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of such other person, whether through the ownership of voting securities, by contract or otherwise; provided that the existence of a management contract by a person or an affiliate of such person to manage another person shall not be deemed to be control by such person; provided further that neither MHG nor any of its subsidiaries shall be deemed hereunder to be an affiliate of Yucaipa. For purposes of this Agreement, “person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, governmental entity or other entity.
15. Severability. If any provision of this Agreement (or any portion thereof) or the application of any such provision (or any portion thereof) to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof (or the remaining portion thereof) or the application of such provision to any other person or circumstances.
16. Consent to Jurisdiction. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan of The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action or proceeding arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action or proceeding is brought in an inconvenient forum, that the venue of such action or proceeding is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.
17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
18. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other party hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

19. No Personal Liability of Partners, Directors, Officers, Owners, Etc.
(a) No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of Yucaipa, or any affiliate of Yucaipa, or any director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of such affiliate, shall have any liability for any obligations of Yucaipa under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of Yucaipa hereunder. MHG hereby waives and releases all such liability. This waiver and release is a material inducement to Yucaipa’s entry into this Agreement.
(b) No director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of MHG, or any affiliate of MHG, or any director, officer, employee, incorporator, stockholder, managing member, member, general partner, limited partner, principal or other agent of such affiliate, shall have any liability for any obligations of MHG under this Agreement or for any claim based on, in respect of, or by reason of, the obligations of MHG hereunder. Yucaipa hereby waives and releases all such liability. This waiver and release is a material inducement to MHG’s entry into this Agreement.
20. Rights of Holders. Each party hereto shall have the absolute right to exercise or refrain from exercising any right or rights that such party may have by reason of this Agreement, including, without limitation, the right to consent to the waiver or modification of any obligation under this Agreement, and such party shall not incur any liability to any other party or other holder of any securities of MHG as a result of exercising or refraining from exercising any such right or rights.
21. Construction. The parties hereto acknowledge that each such party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. Every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any party hereto.
[Signature page follows.]

In witness whereof, Yucaipa and MHG have executed and delivered this Agreement as of the date first above written.

YUCAIPA Yucaipa American Alliance Fund II, LLC
By:	/s/ Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President and Secretary

MHG Morgans Hotel Group Co.
By:
Name:
Title:
(Real Estate Fund Formation)

In witness whereof, Yucaipa and MHG have executed and delivered this Agreement as of the date first above written.

YUCAIPA Yucaipa American Alliance Fund II, LLC
By:
	Name:	Robert P. Bermingham
	Title:	Vice President

MHG Morgans Hotel Group Co.
By:	/s/ Marc Gordon
	Name:	Marc Gordon
	Title:	President
[Fund Formation Agreement]

Exhibit A
Form of Warrant Issuable under Section 5(a)
[See Attachment.]

Exhibit B
Form of Warrant Issuable under Section 5(b)
[See Attachment.]

Exhibit D
See Attached

REGISTRATION RIGHTS AGREEMENT
by and between
MORGANS HOTEL GROUP CO.
and
YUCAIPA AMERICAN ALLIANCE FUND II, L.P.,
YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.,
and
YUCAIPA AMERICAN ALLIANCE FUND II, LLC
Dated as of October 15, 2009

1. Certain Definitions	1
2. Demand Registrations	3
(a) Right to Request Registration	3
(b) Number of Demand Registrations	3
(c) Participation Rights of Holders	3
(d) Priority on Demand Registrations	4
(e) Restrictions on Demand Registrations	4
(f) Selection of Underwriters	5
(g) Other Registration Rights	5
(h) Effective Period of Demand Registrations	5
3. Piggyback Registrations	5
(a) Right to Piggyback	5
(b) Priority on Primary Piggyback Registrations	6
(c) Priority on Secondary Registrations	6
(d) Selection of Underwriters	6
(e) Other Registration Rights	6
4. S-3 Registrations	7
(a) Right to Request Registration	7
(b) Priority on Shelf Takedowns	7
(c) Selection of Underwriters	7
(d) Other Registration Rights	8
5. Holdback Agreements	8
6. Registration Procedures	8
7. Registration Expenses	13
8. Indemnification	13
9. Participation in Underwritten Registrations	15
10. Rule 144	15

i

11. Miscellaneous	16
(a) Notices	16
(b) No Waivers	17
(c) Expenses	17
(d) Successors and Assigns	17
(e) Governing Law	17
(f) Jurisdiction	17
(g) Waiver of Jury Trial	18
(h) Counterparts; Effectiveness	18
(i) Entire Agreement	18
(j) Captions	18
(k) Severability	18
(l) Amendments	18
(m) Equitable Relief	19
(n) Construction	19

ii

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made and entered into as of October 15, 2009, by and between Morgans Hotel Group Co., a Delaware corporation (the “Company”), and Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership (“YAAF II”), Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership (“YAAF II-P” together with YAAF II, the “Investors”) and Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (“Yucaipa Manager” and, together with the Investors, the “Securityholders”).
Unless otherwise specified herein, capitalized terms used herein shall have the meanings assigned to such terms in the Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among the Company and the Investors.
In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
1. Certain Definitions.
In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
“Affiliate” of any Person means any other Person which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
“Blackout Period” has the meaning set forth in Section 6(f) hereof.
“Company” has the meaning set forth in the introductory paragraph.
“Delay Period” has the meaning set forth in Section 2(d) hereof.
“Commencement Date” means (a) as to the Investors, the “Commencement Date” as such term is defined in the Warrants, and (b) as to Yucaipa Manager, the “Commencement Date” as such term is defined in the REF Warrants.
“Demand Registration” has the meaning set forth in Section 2(a) hereof.
“Demand Registration Statement” has the meaning set forth in Section 2(a) hereof.

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“Form S-3” means a registration statement on Form S-3 under the Securities Act or such successor form thereto permitting registration of securities under the Securities Act.
“Holder” means each Securityholder to the extent that such Securityholder is the holder of record of Registrable Common Stock. For purposes of this Agreement, the Company may deem and treat the registered holder of Registrable Common Stock as the absolute owner thereof, and the Company shall not be affected by any notice to the contrary.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, institution, public benefit corporation, Governmental Entity or any other entity.
“Piggyback Registration” has the meaning set forth in Section 3(a) hereof.
“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
“Registrable Common Stock” means any shares of Common Stock issued to a Holder from time to time upon exercise of the Warrants and REF Warrants and any securities of the Company issued or issuable with respect to such shares of Common Stock by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.
“Registration Expenses” has the meaning set forth in Section 7(a) hereof.
“Registration Statement” means any registration statement of the Company which covers any of the Registrable Common Stock pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.
“S-3 Registration” has the meaning set forth in Section 4 hereof.
“Securityholder” has the meaning set forth in the introductory paragraph hereof.
“Suspension Notice” has the meaning set forth in Section 6(f) hereof.
“Termination Date” means the date upon which all the Registrable Common Stock may be sold in any three-month period without registration under the Securities Act.
“underwritten offering” means a registered offering in which securities of the Company are sold to underwriters for reoffering to the public.

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2. Demand Registrations.
(a) Right to Request Registration. Subject to the provisions hereof, beginning on the applicable Commencement Date, one or more Holders may at any time request registration for resale under the Securities Act of all or part of the Registrable Common Stock separate from an S-3 Registration (a “Demand Registration”); provided, that (based on then current market prices) the number of shares of Registrable Common Stock included in the Demand Registration would yield gross proceeds to the Holder(s) requesting such Demand Registration of at least $30,000,000 unless the aggregate value (based on then current market prices) of the Registrable Common Stock held by the Holder(s) requesting such Demand Registration is less than $30,000,000 but greater than $15,000,000, in which case the Demand Registration shall be for all of the Registrable Common Stock of the Holder(s) requesting such Demand Registration. Subject to Section 2(d) below, the Company shall use its reasonable best efforts (i) to file a Registration Statement (a “Demand Registration Statement”) registering for resale such number of shares of Registrable Common Stock as requested to be so registered within 30 days of a Holder’s request therefor and (ii) to cause such Demand Registration Statement to be declared effective by the SEC as soon as practicable thereafter.
(b) Number of Demand Registrations. Subject to the limitations of Section 2(a), the Holders shall be entitled to request an aggregate of three Demand Registrations. A Registration Statement shall not count as a permitted Demand Registration unless and until it has become effective and the Holder(s) requesting such Demand Registration are able to register and sell at least 50% of the Registrable Common Stock requested to be included in such registration.
(c) Participation Rights of Holders. Whenever the Company shall be requested by one or more Holders to effect a Demand Registration pursuant to Section 2(a) hereof, the Company shall promptly (but not later than 5 days after receiving such request) give written notice of such requested Demand Registration to each other Holder that has provided contact information to the Company prior thereto. Such notice shall inform Holders that they have 10 days to notify the Company in writing as provided in Section 11(a) hereof that they wish to participate in such proposed Demand Registration. The Company shall include in such Demand Registration the shares of Common Stock of any Holder who irrevocably notifies the Company on or prior to such 10th day that the Holder has elected to include such shares of Common Stock in such Demand Registration.

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(d) Priority on Demand Registrations. The Company may include Common Stock other than Registrable Common Stock in a Demand Registration on the terms provided below, and, if such Demand Registration is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Demand Registration advise the Company and the Holder(s) requesting such Demand Registration that in their opinion the number of shares of Common Stock proposed to be included in the Demand Registration exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of shares of Common Stock that the Holder(s) requesting such Demand Registration propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree.
(e) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration on behalf of a Holder within six months after the effective date of any Demand Registration, Piggyback Registration wherein such Holder was permitted to register, and actually sold, at least 50% of the shares of Registrable Common Stock requested to be included therein or S-3 Registration. The Company may (i) withdraw a Registration Statement previously filed (but not declared effective) pursuant to a Demand Registration or postpone for up to 90 days the filing of a Registration Statement for a Demand Registration if, based on the good faith judgment of the Company, such postponement or withdrawal would avoid premature disclosure of a matter the Company has determined would not be in the best interest of the Company to be disclosed at such time or (ii) postpone the filing of a Demand Registration in the event the Company shall be required to prepare (A) audited financial statements as of a date other than its fiscal year end (unless the Holder(s) requesting such registration agree to pay the reasonable expenses of such an audit) or (B) pro forma financial statements that are required to be included in such Registration Statement; provided, however, that in no event shall the Company withdraw a Registration Statement under clause (i) after such Registration Statement has been declared effective; and provided, further, however, that in any of the events described in clause (i) or (ii) above, the Holder(s) requesting such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations. The Company shall provide written notice to the Holder(s) requesting a Demand Registration of (x) any postponement or withdrawal of the filing or effectiveness of a Registration Statement pursuant to this Section 2(d), (y) the Company’s decision to file or seek effectiveness of such Registration Statement following such withdrawal or postponement and (z) the effectiveness of such Registration Statement, which notice, if it relates to clause (x), shall include the reasons therefor if the Holder(s) requesting such Demand Registration shall have previously executed a confidentiality agreement satisfactory to the Company in respect thereof. The Company may defer the filing of a particular Registration Statement pursuant to this Section 2(d) only once during any six-month period. The period during which filing or effectiveness is so postponed hereunder is referred to as a “Delay Period”.

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(f) Selection of Underwriters. If any of the Registrable Common Stock covered by a Demand Registration is to be sold in an underwritten offering, the Company will select one joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I and the Holder(s) participating in such Demand Registration will select the other joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I. The list of investment banks on Schedule I may be amended from time to time by mutual agreement of the Holders and the Company. Any additional underwriters shall be selected by mutual agreement of the Holders, on the one hand, and the Company, on the other hand.
(g) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in a Demand Registration unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a Demand Registration.
(h) Effective Period of Demand Registrations. Upon the date of effectiveness of any Demand Registration for an underwritten offering contemplated to be consummated at the time of effectiveness of the Demand Registration, the Company shall use its reasonable best efforts to keep such Demand Registration Statement effective for a period equal to 15 business days from such date or such shorter period which shall terminate when all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant to such Demand Registration. If the Company shall withdraw any Demand Registration pursuant to Section 2(d) or issue a Suspension Notice pursuant to Section 6(f) within such 15 business day period and before all of the Registrable Common Stock covered by such Demand Registration has been sold pursuant thereto, the Holder(s) requesting such Demand Registration shall be entitled to a replacement Demand Registration which shall be subject to all of the provisions of this Agreement.
3. Piggyback Registrations.
(a) Right to Piggyback. Whenever the Company proposes to register any of its Common Stock under the Securities Act (other than a registration statement on Form S-8 or on Form S-4 or any similar successor forms thereto), whether for its own account or for the account of one or more stockholders of the Company and the form of registration statement to be used may be used for any registration of Registrable Common Stock (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such registration statement) to the Holders of its intention to effect such a registration and, subject to Section 3(b), shall include in such registration statement all Registrable Common Stock with respect to which the Company has received written requests for inclusion therein from the Holders within 8 days after the Holders’ receipt of the Company’s notice. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement or a S-3 Registration for purposes of Section 4 of this Agreement.

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(b) Priority on Primary Piggyback Registrations. If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriters advise the Company and the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration) that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell, and (ii) second, the number of shares of Common Stock requested to be included therein by holders of Common Stock, including the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration), pro rata among all such holders on the basis of the number of shares of Common Stock requested to be included therein by all such holders or as such holders may otherwise agree.
(c) Priority on Secondary Registrations. If a Piggyback Registration is initiated as an underwritten registration on behalf of a holder of Common Stock other than Registrable Common Stock, and the managing underwriters advise the Company that in their opinion the number of shares of Common Stock proposed to be included in such registration exceeds the number of shares of Common Stock that can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, then the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration, (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, including the Holders (if any Holders have elected to include Registrable Common Stock in such Piggyback Registration), pro rata among such holders on the basis of the number of shares of Common Stock requested to be included therein by such holders or as such holders may otherwise agree, and (iii) third, the number of shares of Common Stock that the Company proposes to sell.
(d) Selection of Underwriters. If any Piggyback Registration is initiated as a primary underwritten offering, the Company shall have the right to select the managing underwriter or underwriters to administer any such offering.
(e) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in a Piggyback Registration unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in a Piggyback Registration.

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4. S-3 Registrations.
(a) Right to Request Registration. At any time that the Company is eligible to use Form S-3 or any successor thereto, each Holder shall be entitled to request that the Company file a Registration Statement on Form S-3 or any successor thereto for a public offering of all or any portion of the Registrable Common Stock pursuant to Rule 415 promulgated under the Securities Act or otherwise. Upon such request, the Company shall use its reasonable best efforts (i) to file a Registration Statement covering the number of shares of Registrable Common Stock specified in such request under the Securities Act on Form S-3 or any successor thereto (an “S-3 Registration”) for public sale in accordance with the method of disposition specified in such request within 30 days of the such Holder’s request therefor and (ii) to cause such S-3 Registration to be declared effective by the SEC as soon as reasonably practicable thereafter. A Holder shall be entitled, upon not less than 24 hours (given on a business day and effect at the same time on the next business day) prior written notice to the Company in the manner provided below, to sell such Registrable Common Stock as are then registered pursuant to such Registration Statement (each, a “Shelf Takedown”). The Holder shall be entitled to request that one such Shelf Takedown shall be an underwritten offering; provided, that (based on then current market prices) the number of shares of Registrable Common Stock included in such Shelf Takedown would yield gross proceeds to the Holder(s) requesting such Shelf Takedown of at least $25,000,000. Each Holder shall also give the Company prompt written notice of the consummation of such Shelf Takedown. A notice of a proposed Shelf Takedown pursuant to this Section shall be given by e-mail and facsimile transmission to the Company’s Chief Financial Officer, with a copy to designated counsel, as provided in Section 11(a) hereof, and shall be effective when receipt of such notice has been confirmed telephonically. The Company agrees to waive such 24-hour notice period if at the time such notice is effective, the Prospectus included in the Registration Statement related to the Registrable Common Stock proposed to be sold in the Shelf Takedown does not contain an untrue statement of a material fact and does not omit any material fact necessary to make the statements therein not misleading.
(b) Priority on Shelf Takedowns. The Company may include Common Stock other than Registrable Common Stock in a Shelf Takedown on the terms provided below, and, if such Shelf Takedown is an underwritten offering, only with the consent of the managing underwriters of such offering. If the managing underwriters of the requested Shelf Takedown advise the Company and the Holder(s) participating in such Shelf Takedown that in their opinion the number of shares of Common Stock proposed to be included in any Shelf Takedown (1) exceeds the number of shares of Common Stock which can be sold in such underwritten offering or (2) would adversely affect the price per share of the Registrable Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Shelf Takedown only the number of shares of Common Stock which in the opinion of such managing underwriters can be sold. If the number of shares of Common Stock which can be sold is less than the number of shares of Common Stock proposed to be registered, the amount of Common Stock to be so sold shall be allocated pro rata among the holders of Common Stock desiring to participate in such Shelf Takedown on the basis of the number of shares of Common Stock initially proposed to be registered by such holders or as such holders may otherwise agree.
(c) Selection of Underwriters. If any of the Registrable Common Stock covered by an S-3 Registration is to be sold in an underwritten offering, the Company will select one joint bookrunning managing underwriter from the list of investment banks set forth on Schedule I and the Holder(s) participating in such S-3 Registration will select the other joint bookrunning managing underwriter the list of investment banks set forth on Schedule I. Any additional underwriters shall be selected by mutual agreement of the Holders, on the one hand, and the Company, on the other hand.

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(d) Other Registration Rights. The Company shall not grant to any Person the right to request the Company (i) to register any shares of Common Stock in an S-3 Registration unless such rights are consistent with the provisions hereof, or (ii) to register any securities of the Company (other than shares of Common Stock) in an S-3 Registration.
5. Holdback Agreements.
As long as any Holder is the beneficial owner of five percent or more of the outstanding Common Stock of the Company, such Holder agrees not to sell, transfer, hedge the beneficial ownership of (but shall not be required to unwind any existing hedged position) or otherwise dispose of any shares of Common Stock (or other securities of the Company) held by it for a period equal to the lesser of (i) 90 days following the date of a prospectus or prospectus supplement, as applicable, relating to a sale of shares of Common Stock (or other securities of the Company) in an underwritten offering registered under the Securities Act or (ii) such shorter period as the managing underwriters of such underwritten offering shall agree to. Such agreement shall be in writing in form satisfactory to the Company and the managing underwriters. The Company may impose stop-transfer instructions with respect to the shares of Registrable Common Stock (or other securities) subject to the foregoing restriction until the end of said period. The foregoing restrictions shall not apply to (i) the exercise of the Warrants, the REF Warrants or any other warrants or stock options to purchase shares of capital stock of the Company (provided that such limitation does not affect limitations on any actions specified in the first sentence of this Section 5 with respect to the shares issuable upon such exercise), (ii) transfers to Affiliates where the transferee agrees to be bound by the terms hereof, (iii) the participation in the filing of a registration statement with the SEC, including, without limitation, any S-3 Registration hereunder, or (iv) the shares of Registrable Common Stock included in the underwritten offering giving rise to the application of this Section 5. Notwithstanding the foregoing, the holdback arrangement set forth in this Section 5 shall not apply to sale shares of Common Stock that is registered on Form S-8 or Form S-4.
6. Registration Procedures.
(a) Whenever the Holder(s) requests that any Registrable Common Stock be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Common Stock in accordance with the intended methods of disposition thereof, and, pursuant thereto, the Company shall as soon as reasonably practicable use its reasonable best efforts to:
(i) subject to Section 2(a) and Section 4, prepare and file with the SEC a Registration Statement with respect to such Registrable Common Stock and cause such Registration Statement to become effective as soon as reasonably practicable thereafter; and before filing a Registration Statement or Prospectus or any amendments or supplements thereto, furnish to the Holders and the underwriter or underwriters, if any, copies of all such documents proposed to be filed, including documents incorporated by reference in the Prospectus and, if requested by the Holders, the exhibits incorporated by reference, and the Holders shall have the opportunity to object to any information pertaining to the Holders that is contained therein and the Company will make the corrections reasonably requested by the Holders with respect to such information prior to filing any Registration Statement or amendment thereto or any Prospectus or any supplement thereto;

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(ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than (A) 15 business days, in the case of a Demand Registration, or (B) the earlier of 2 years or the Termination Date in the case of an S-3 Registration, and no longer than is necessary to complete the distribution of the Common Stock covered by such Registration Statement and comply with the provisions of the Securities Act with respect to the disposition of all the Common Stock covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;
(iii) furnish to each seller of Registrable Common Stock the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by such seller;
(iv) register or qualify such Registrable Common Stock under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Common Stock owned by such seller (provided, that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);
(v) notify each seller of such Registrable Common Stock, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

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(vi) in the case of an underwritten offering on behalf of the Holder(s) pursuant to a Demand Registration, Piggyback Registration or an S-3 Registration, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the Holder(s) or the managing underwriters of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Common Stock (including, without limitation, making members of senior management of the Company available to participate in “road-show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Common Stock)) and cause to be delivered to the underwriters opinions of counsel to the Company in customary form, covering such matters as are customarily covered by opinions for an underwritten public offering as the managing underwriters may request and addressed to the underwriters;
(vii) to the extent not prohibited by applicable law or pre-existing applicable contractual restrictions, (A) make available, for inspection by the Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, (B) cause the Company’s officers and employees to supply all information reasonably requested by the Holders or such underwriter or attorney in connection with such Registration Statement, and (C) make the Company’s independent registered public accounting firm available for any such underwriter’s due diligence;
(viii) cause all such Registrable Common Stock to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or, if no such similar securities are then listed, on Nasdaq or a national securities exchange selected by the Company;
(ix) provide a transfer agent and registrar for all such Registrable Common Stock not later than the effective date of such Registration Statement;

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(x) if requested, cause to be delivered at the time of delivery of any Registrable Common Stock sold pursuant to a Registration Statement, letters from the Company’s independent registered public accounting firm addressed to each selling Holder (unless such selling Holder does not provide to such accountants the appropriate representation letter required by rules governing the accounting profession) and each underwriter, if any, stating that such accountants are independent within the meaning of the Securities Act and the applicable rules and regulations adopted by the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of independent registered public accounting firms delivered in connection with primary or secondary underwritten public offerings, as the case may be;
(xi) make generally available to its stockholders a consolidated earnings statement (which need not be audited) for the 12 months beginning after the effective date of a Registration Statement as soon as reasonably practicable after the end of such period, which earnings statement shall satisfy the requirements of an earnings statement under Section 11(a) of the Securities Act; and
(xii) promptly notify the Holders and the underwriter or underwriters, if any:
(1) when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(2) of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and
(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.
(b) The Company represents and warrants that no Registration Statement (including any amendments thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and no Prospectus (including any supplements thereto) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, except for any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance on and in conformity with written information furnished to the Company by or on behalf of the Holders specifically for use therein.

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(c) The Company shall make available to the Holders such number of copies of a Prospectus, including a preliminary Prospectus, and all amendments and supplements thereto and such other documents as the Holders may reasonably request in order to facilitate the disposition of the Registrable Common Stock owned by the Holders. The Company will promptly notify the Holders requesting registration for Registrable Common Stock of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly respond to any and all comments received from the SEC, with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as reasonably practicable and shall file an acceleration request as soon as reasonably practicable following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review.
(d) At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of the Securities Act, the Company shall use its reasonable best efforts to file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and use its reasonable best efforts to take such further action as the Holders may reasonably request, all to the extent required to enable the Holders to be eligible to sell Registrable Common Stock pursuant to Rule 144 (or any similar rule then in effect).
(e) The Company may require each seller of Registrable Common Stock as to which any registration is being effected to furnish to the Company any other information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.
(f) Each seller of Registrable Common Stock agrees by having its stock treated as Registrable Common Stock hereunder that, upon written notice of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading (a “Suspension Notice”), such seller will forthwith discontinue disposition of Registrable Common Stock for a reasonable length of time not to exceed 60 days until such seller is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by Section 6(a)(v) hereof, and, if so directed by the Company, such seller will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such seller’s possession, of the Prospectus covering such Registrable Common Stock current at the time of receipt of such notice; provided, however, that such postponement of sales of Registrable Common Stock by the Holders shall not exceed 150 days in the aggregate in any one year. If the Company shall give any notice to suspend the disposition of Registrable Common Stock pursuant to a Prospectus, the Company shall extend the period of time during which the Company is required to maintain the Registration Statement effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date such seller either is advised by the Company that the use of the Prospectus may be resumed or receives the copies of the supplemented or amended Prospectus contemplated by Section 6(a)(v) (a “Blackout Period”). In any event, the Company shall not be entitled to deliver more than four Suspension Notices in any one year.

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7. Registration Expenses.
(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing application fees, printing expenses, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, and fees and disbursements of counsel for the Company and all independent registered public accounting firms and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”) (but, not including any underwriting discounts or commissions attributable to the sale of Registrable Common Stock or fees and expenses of counsel representing the Holders), shall be borne by the Company. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which they are to be listed.
(b) The obligation of the Company to bear the expenses described in Section 7(a) shall apply irrespective of whether a registration, once properly demanded, if applicable, becomes effective, is withdrawn or suspended, is converted to another form of registration and irrespective of when any of the foregoing shall occur; provided, however, that Registration Expenses for any Registration Statement withdrawn solely at the request of the Holders (unless withdrawn following postponement of filing by the Company in accordance with Section 2(d) or Section 3(a)) or any supplements or amendments to a Registration Statement or Prospectus resulting from a misstatement furnished to the Company by the Holders shall be borne by such Holders. If any Registration Statement is withdrawn (unless such withdrawal is solely at the request of the Holders), the Company shall reimburse the Holders for their reasonable legal fees and related disbursements in connection with such withdrawn Registration Statement.
8. Indemnification.
(a) The Company shall indemnify, to the fullest extent permitted by law, the Holders and each Person who controls the Holders (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are made in reliance and in conformity with information furnished in writing to the Company by a Holder expressly for use therein or caused by a Holder’s failure to deliver to the Holder’s immediate purchaser a copy of the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holders with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Common Stock. In connection with an underwritten offering, the Company shall indemnify such underwriters and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

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(b) In connection with any Registration Statement in which a Holder is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus or free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) and, shall indemnify, to the fullest extent permitted by law, the Company, its officers, directors and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that the same are made in reliance and in conformity with information furnished in writing to the Company by such Holder expressly for use therein or caused by such Holder’s failure to deliver to such Holder’s immediate purchaser a copy of the Registration Statement, Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such Holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Common Stock; provided, however, that the liability of a Holder shall be in proportion to and limited to the net amount received by such Holder from the sale of Registrable Common Stock pursuant to such Registration Statement.
(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is entitled to, and elects to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder.

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(d) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
(e) If the indemnification provided for in or pursuant to this Section 8 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified Person on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding anything to the contrary herein, in no event shall the liability of a Holder be greater in amount than the amount of net proceeds received by such Holder upon such sale or the amount for which such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under Section 8(a) or 8(b) hereof had been available under the circumstances.
9. Participation in Underwritten Registrations.
No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
10. Rule 144.
The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, and use its reasonable best efforts to take such further action as the Holders may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable the Holders to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such information and requirements.

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11. Miscellaneous.
(a) Notices. Except as otherwise provided herein, all notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent postage prepaid by a nationally recognized overnight courier service (with tracking capability) or by facsimile transmission (with immediate telephone confirmation thereafter),
If to the Company:
Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018
Attention: Chief Financial Officer
Facsimile: (212) 277-4201
E-mail: richard.szymanski@morganshotelgroup.com
with a copy to (which shall not constitute notice):
Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Robert W. Downes, Esq.
Facsimile: (212) 558-3588
E-mail: downesr@sullcrom.com
If to a Securityholder:
c/o Yucaipa American Alliance Fund II, LLC
9130 W. Sunset Boulevard
Los Angeles, California 90069
Attention: Robert P. Bermingham
with a copy (which shall not constitute notice) to:
Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, California 90071
Attention: Judith T. Kitano
Fax: (213) 683-4052
Email: judith.kitano@mto.com

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or at such other address as such party each may specify by written notice to the others, and, except as otherwise provided herein, each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon receipt of facsimile confirmation if transmitted by facsimile, or, if sent by a nationally recognized overnight courier service (with tracking capability), upon its receipt.
(b) No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(c) Expenses. Except as otherwise provided for herein or otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with the preparation of this Agreement shall be paid by the Company.
(d) Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, it being understood that subsequent holders of the Registrable Common Stock are intended third party beneficiaries hereof. Without limitation of the foregoing sentence, each Securityholder shall be permitted to assign its registration rights as a Securityholder hereunder to any person to whom such Securityholder transfers 2,000,000 shares or more of Registrable Securities (subject to adjustment in accordance with Section 7.14 of the Purchase Agreement); provided, that (x) the Company is given prior written notice of the assignment, stating the name and address of the assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned, and (y) such assignee agrees in writing to be bound by subject to the provisions of this Agreement mutatis mutandis as if the assignee were a party hereto.
(e) Governing Law. The internal laws of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
(f) Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11(a) shall be deemed effective service of process on such party.

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(g) Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h) Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including by facsimile) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
(i) Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
(j) Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
(k) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(l) Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the prior written consent of the Company and the Securityholders.

18

(m) Equitable Relief. The parties hereto agree that legal remedies would be inadequate to enforce the provisions of this Agreement against the Company and that, in the event of a breach of this Agreement by the Company, the Securityholders shall be permitted to enforce the provisions of this Agreement against the Company by means of equitable relief, including specific performance and injunctive relief.
(n) Construction. The parties hereto acknowledge that each party and its counsel have participated in the negotiation and preparation of this Agreement. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. Every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not strictly for or against any party hereto.
[Execution Page Follows]

19

IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

MORGANS HOTEL GROUP CO.
By:
Name:
Title:
[Securityholder signatures on following page.]

SECURITYHOLDERS: YUCAIPA AMERICAN ALLIANCE FUND II, L.P.
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:
	Name:	Robert P. Bermingham
	Title:	Vice President

YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.
By:	Yucaipa American Alliance Fund II, LLC
Its:	General Partner

By:
	Name:	Robert P. Bermingham
	Title:	Vice President

YUCAIPA AMERICAN ALLIANCE FUND II, LLC
By:
	Name:	Robert P. Bermingham
	Title:	Vice President
(Registration Rights Agreement)

Schedule I
Bank of America Securities LLC [Merrill Lynch]
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Jefferies & Company, Inc. [with respect to an offering with aggregate value less than $50 million]
Wells Fargo Securities, LLC [Wachovia]
(Registration Rights Agreement)

Exhibit E
See Attached

Amendment No. 1 to the
Amended and Restated Stockholder Protection Rights Agreement
This Amendment No. 1, dated as of October 15, 2009 (this “Amendment”), to the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 (the “Rights Agreement”), between the Morgans Hotel Group Co. (the “Company”) and Mellon Investors Services LLC, as rights agent (the “Rights Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Rights Agreement.
WHEREAS, pursuant to Section 5.4 of the Rights Agreement, the Company may amend the Rights Agreement in any respect prior to the Flip-in Date without the consent of the holders of Rights;
WHEREAS, the Flip-in Date, as defined in the Rights Agreement, has not occurred; and
WHEREAS, the Company would like to amend Section 1.1 of the Rights Agreement.
NOW, THEREFORE, the Company and the Rights Agent hereby agree to amend the Rights Agreement as follows:
Section 1. From and after the execution and delivery of this Amendment, the definition of the term “Acquiring Person” in Section 1.1 of the Rights Agreement is hereby amended and restated to read in its entirety as follows:
“Acquiring Person” shall mean any Person who is or becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock; provided, however, that the term “Acquiring Person” shall not include any Person (i) who is the Beneficial Owner of 15% or more of the outstanding shares of Common Stock on the date of the Original Rights Agreement, or who shall become the Beneficial Owner of 15% or more of the outstanding shares of Common Stock solely as a result of an acquisition by the Company of shares of Common Stock, until such time after the date of the Original Rights Agreement or thereafter as such Person shall become the Beneficial Owner (other than by means of a stock dividend or stock split) of any additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, (ii) who becomes the Beneficial Owner of 15% or more of the outstanding shares of Common Stock but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, if such Person promptly divests, or promptly enters into an agreement with, and satisfactory to, the Company, in its sole discretion, to divest (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such Person ceases to be the Beneficial Owner of 15% or more of the outstanding shares of Common Stock, (iii) who Beneficially Owns shares of Common Stock consisting solely of one or more of (A) shares of Common Stock Beneficially Owned pursuant to the grant or exercise of an option granted to such Person (an “Option Holder”) by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Flip-in Date, (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) Beneficially Owned by such Option Holder or its Affiliates or Associates at the time of grant of such option, and (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) acquired by Affiliates or Associates of such Option Holder after the time of such grant that, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock or (iv) an Exempt Person, as defined below. In addition, the Company, any Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) shall not be an Acquiring Person.
Section 2. From and after the execution and delivery of this Amendment, the definition of the term “Exempted Person” shall be added to Section 1.1 of the Rights Agreement to read in its entirety as follows:
“Exempt Person” shall mean (i) Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership and Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership, which have entered into a Securities Purchase Agreement, dated as of October 15, 2009, with the Company (the “Purchase Agreement”), (ii) Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (together with Yucaipa American Alliance Fund II, L.P. and Yucaipa American Alliance (Parallel) Fund II, L.P., the “Initial Holders”), which has entered into a Real Estate Fund Formation Agreement, dated as of October 15, 2009, with the Company (the “Fund Formation Agreement”), (iii) any subsidiary or investment fund of The Yucaipa Companies, LLC that is affiliated with the Initial Holders and that acquires Beneficial Ownership of shares of Common Stock or the warrants (the “Warrants”) issued pursuant to the Purchase Agreement or the Fund Formation Agreement, and (iv) all Affiliates and Associates of the Persons described in the foregoing clauses (i) through (iii) to the extent such Affiliates or Associates Beneficially Own shares of Common Stock or the Warrants indirectly through any of the Persons described in the foregoing clauses (i) through (iii) (all persons described in the foregoing clauses (i) through (iv) being referred to herein collectively as the “Yucaipa Holders”), for so long as the Yucaipa Holders collectively Beneficially Own (a) shares of

Common Stock underlying, or issued upon exercise of, the Warrants (the “Investment Securities”), and (b) up to 1,500,000 shares of Common Stock (as adjusted for stock splits, reverse stock splits, or other recapitalizations of the Company) purchased in the in the open market (“Open Market Securities”), provided, that, the Beneficial Ownership of Open Market Securities by the Yucaipa Holders does not cause the Yucaipa Holders to Beneficially Own, in the aggregate, in excess of 39.9% of the issued and outstanding Common Stock, unless such ownership in excess of 39.9% occurs as a result of a redemption or other acquisition by the Company or any of its subsidiaries of any equity securities of the Company. In addition, if any of the Series A Preferred Securities being issued by the Company to the Initial Holders pursuant to the Purchase Agreement remain outstanding seven years after the date of its issuance, then until the Series A Preferred Securities are fully redeemed, any transferees of any Investment Securities from the Yucaipa Holders and any Affiliates or Associates thereof that Beneficially Own Investment Securities indirectly through any such transferees shall also be deemed Exempt Persons unless and until they acquire Beneficial Ownership of any additional shares of Common Stock.
Section 3. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS TO BE MADE AND PERFORMED ENTIRELY WITHIN SUCH STATE; EXCEPT THAT ALL PROVISIONS REGARDING THE RIGHTS, DUTIES AND OBLIGATIONS OF THE RIGHTS AGENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
Section 4. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

MORGANS HOTEL GROUP CO.
By:
Name:
Title:

MELLON INVESTOR SERVICES LLC
By:
Name:
Title:

Exhibit F
See Exhibit G

Exhibit G
See Attached

October 15, 2009
Yucaipa American Alliance Fund II, L.P.,
Yucaipa American Alliance (Parallel) Fund II, L.P.,
     c/o Yucaipa American Alliance Fund II, LLC,
          9130 W. Sunset Boulevard,
               Los Angeles, California 90069.
Ladies and Gentlemen:
In connection with the purchase today by you pursuant to the Securities Purchase Agreement, dated the date hereof (the “Securities Purchase Agreement”), between Morgans Hotel Group Co., a Delaware corporation (the “Company”), and you, of 75,000 shares of the Company’s Preferred Stock, par value $0.01 per share, designated as Series A Preferred Securities (the “Series A Preferred Securities”), having the terms and conditions specified in the Certificate of Designations therefor (the “Certificate of Designations”), and warrants (the “Warrants” and, together with the Preferred Securities, the “Securities”) to acquire 12,500,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), we, as special counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:
(1) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.
(2) The Series A Preferred Securities have been duly authorized, and when issued and delivered pursuant to the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.
(3) The Certificate of Designations and the Rights Plan Amendment (as defined in the Securities Purchase Agreement) have been duly authorized, executed and delivered by the Company.

Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P.	-2-
(4) The Securities Purchase Agreement, the Real Estate Fund Formation Agreement (as defined in the Securities Purchase Agreement), the Warrants, the REF Warrants (as defined in the Securities Purchase Agreement) and the Registration Rights Agreement (as defined in the Securities Purchase Agreement) have been duly authorized, executed and delivered by the Company; and constitute, in each case, assuming due authorization, execution and delivery by each other party thereto, valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; provided, however that we express no opinion with respect to (a) the enforceability of Section 5.7(b)(ii)(3) of the Securities Purchase Agreement or (b) the indemnification and contribution provisions of Section 8 of the Registration Rights Agreement.
(5) The shares of Common Stock initially issuable upon exercise of the Warrants and the REF Warrants have been duly authorized and reserved for issuance upon such exercise, and when issued and delivered upon exercise of the Warrants and the REF Warrants in accordance with their respective terms, will be validly issued, fully paid and nonassessable.
(6) All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware for the issuance the Securities and the REF Warrants by the Company to you have been obtained or made.
(7) The issuance of the Securities in accordance with the Securities Purchase Agreement and the issuance of the REF Warrants in accordance with the Real Estate Fund Formation Agreement do not (i) violate the Company’s certificate of incorporation or by-laws or (ii) violate any Federal law of the United States or law of the State of New York applicable to the Company; provided, however, that we express no opinion with respect to Federal or state securities laws, other antifraud laws, fraudulent transfer laws, antitrust laws, state laws relating to the payment of dividends or the redemption or repurchase of stock and the Employee Retirement Income Security Act of 1974 and related laws; provided, further, that insofar as the Securities Purchase Agreement and Real Estate Fund Formation Agreement are concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P.	-3-
As contemplated by the qualifications set forth in paragraph (4) above, in rendering the foregoing opinions, we are expressing no opinion as to Federal or state laws relating to fraudulent transfers. We also express no opinion as to:
(i)
provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or a delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(ii)
the waiver of any right, duty or remedy, whether or not such waiver is deemed to be commercially reasonable, if such waiver is determined (a) not to be commercially reasonable under applicable law, (b) to conflict with mandatory provisions of applicable law, (c) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in fact, or (d) to be broadly or vaguely stated or not to describe the right, duty or remedy purportedly waived with reasonable specificity;

(iii)
provisions which expressly or implicitly waive or limit the benefits of statutory, regulatory or constitutional rights unless and to the extent such statute, regulation or constitution expressly allows such waiver or limitation; and

(iv)
the effect of any party’s compliance or noncompliance with any federal or state laws or regulations applicable to it or applicable to the transactions contemplated by the Securities Purchase Agreement due to the nature of your business.

The opinion set forth in paragraph (5) above, with respect to shares of Common Stock issuable upon exercise of the Warrants or REF Warrants is subject to outcome of the vote of the Company’s stockholders pursuant to Rule 5635 of the Nasdaq Stock Market to the extent such approval is required in order for such shares to be validly issued, fully paid and nonassessable.
The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Yucaipa American Alliance Fund II, L.P., Yucaipa American Alliance (Parallel) Fund II, L.P.	-4-
We have relied as to certain matters upon information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the certificates for the shares of Preferred Stock conform to the specimen thereof examined by us, that the certificates for the shares of Common Stock will conform to the specimen thereof examined by us and will be duly countersigned by a transfer agent of the Common Stock, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

Exhibit H
See Attached

Morgans Hotel Group Co.
475 Tenth Avenue
New York, New York 10018

Re:	Securities Purchase Agreement
Ladies & Gentlemen:
We have acted as special counsel to The Yucaipa Companies, LLC, a Delaware limited liability company (“Yucaipa”), an affiliate of Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership (“YAAF II”), and Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership (“YAAF II-P” and, together with YAAF II, the “Investors”), in connection with the Securities Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among Morgans Hotel Group Co., a Delaware corporation (the “Company”) and the Investors. We are furnishing this opinion letter to you, at the request of Yucaipa, pursuant to Section 2.2.2(b) of the Purchase Agreement.
In rendering the opinions expressed below, we have examined originals or copies of such instruments, corporate records, certificates of public officials and other persons, and other documents as we have deemed necessary or advisable, including:
(a)	the Purchase Agreement;

(b)
the General Partner Certificate, of even date herewith, delivered by the Investors to us in support of this opinion letter (the “Backup Certificate”), substantially in the form attached hereto as Exhibit A, and the documents and records attached thereto;

Morgans Hotel Group Co.
October 15, 2009

(c)	the Third Amended and Restated Limited Partnership Agreement of YAAF II, dated as of December 28, 2008, as amended through the date hereof (the “YAAF II Partnership Agreement”);

(d)
the Certificate of Limited Partnership of YAAF II, dated as of September 12, 2007, in the form certified by the Secretary of State of the State of Delaware on October 1, 2009 (together with the YAAF II Partnership Agreement, the “YAAF II Organizational Documents”);

(e)	the Third Amended and Restated Limited Partnership Agreement of YAAF II-P, dated as of December 28, 2008, as amended through the date hereof (the “YAAF II-P Partnership Agreement”);

(f)
the Certificate of Limited Partnership of YAAF II-P, dated as of September 12, 2007, in the form certified by the Secretary of State of the State of Delaware on October 1, 2009 (together with the YAAF II-P Partnership Agreement, the “YAAF II-P Organizational Documents”);

(g)	a certificate of good standing, dated as of October 1, 2009, issued by the Secretary of State of the State of Delaware with respect to YAAF II (the “YAAF II Good Standing”); and

(h)	a certificate of good standing, dated as of October 1, 2009, issued by the Secretary of State of the State of Delaware with respect to YAAF II-P (the “YAAF II-P Good Standing”).
In connection with the opinions expressed below, we have assumed, without investigation, that: (i) all signatures are genuine; (ii) all documents provided to or reviewed by us that purport to be originals are authentic; (iii) all documents provided to or reviewed by us that purport to be copies conform to the originals thereof; (iv) all certificates of public officials and all public records provided to or reviewed by us are accurate, complete and authentic; (v) each natural person who is a signatory to each document provided to or reviewed by us has the legal capacity to execute such document and, if applicable, to perform his or her obligations thereunder; (vi) the Company has all requisite power and authority to execute and deliver the Purchase Agreement and to perform its obligations thereunder; (vii) the Purchase Agreement has been duly authorized, executed and delivered by the Company in accordance with applicable law; (viii) the Purchase Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms; (ix) each party to each document provided to or reviewed by us has complied and will comply with all of its obligations thereunder and all legal requirements applicable to such party, its status, the Purchase Agreement and the transactions contemplated thereby, and such party has obtained all necessary consents, licenses, and permits in connection therewith; (x) there are no agreements or understandings among the parties to the Purchase Agreement, and there is no usage of trade or course of prior dealing among such parties, that in either case would define, supplement or qualify the terms of the Purchase Agreement; and (xi) the parties to the Purchase Agreement are not subject to any special laws, regulations or restrictions relevant to the transactions contemplated thereby that are not generally applicable to parties participating in transactions of the type contemplated thereby.

Morgans Hotel Group Co.
October 15, 2009

As to various questions of fact relevant to the opinions expressed below, we have relied upon, and assumed the accuracy of, the representations and warranties contained in the Purchase Agreement and the Backup Certificate and all oral and written statements and other information of or from representatives of Yucaipa and the Investors and other sources. We have made no independent verification of any of the factual matters contained in any such documents, certificates or statements or of any such information.
On the basis of the foregoing, and in reliance thereon, and subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:
1. Based solely on our review of the YAAF II Good Standing, YAAF II is duly formed, is in good standing and has a legal existence under the laws of the State of Delaware.
2. Based solely on our review of the YAAF II-P Good Standing, YAAF II-P is duly formed, is in good standing and has a legal existence under the laws of the State of Delaware.
3. YAAF II has taken all action necessary under the YAAF II Organizational Documents and the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) to authorize its execution and delivery of the Purchase Agreement and the performance of its obligations thereunder.
4. YAAF II-P has taken all action necessary under the YAAF II-P Organizational Documents and the DRULPA to authorize the execution and delivery of the Purchase Agreement and the performance of YAAF II-P’s obligations thereunder.
5. The Purchase Agreement constitutes the valid and binding obligation of the Investors, enforceable against the Investors in accordance with its terms.
In addition to any assumptions, qualifications and other matters set forth elsewhere herein, our opinions expressed above are subject to the following:
A. Our opinions expressed above are subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer and equitable subordination, reorganization, moratorium, or similar laws relating to or affecting creditors’ rights generally and to general principles of equity, including concepts of materiality, reasonableness, estoppel and good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law.

Morgans Hotel Group Co.
October 15, 2009

B. Our opinions with respect to the binding effect and enforceability of the Purchase Agreement are subject to:
(i)	the unenforceability under certain circumstances of provisions relating to choice of law;
(ii)	the unenforceability under certain circumstances of provisions relating to the jurisdiction of any court or other tribunal to adjudicate any controversy and to inconvenient forum;
(iii)
laws, court decisions and public policy considerations that may limit the rights of a party to obtain indemnification, including (a) limitations on the enforceability of provisions providing for indemnification contrary to U.S. federal or state securities laws and the public policy underlying such laws, (b) limitations on the enforceability of provisions exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent such action or inaction involves gross negligence, recklessness, willful misconduct, or unlawful conduct, and (c) determinations by a court or other tribunal that such provisions are otherwise unreasonable in amount, constitute a penalty, or are contrary to public policy; and

(iv)
the unenforceability under certain circumstances of provisions that may be construed as imposing penalties or forfeitures, late payment charges, or an increase in interest rate, upon delinquency in payment or the occurrence of default.

C.	We express no opinion as to:
(i)	the availability of equitable remedies, including the availability of specific performance or injunctive relief;
(ii)
provisions to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy does not preclude recourse to one or more others or that failure to exercise or a delay in exercising rights or remedies will not operate as a waiver of any such right or remedy;

(iii)
the waiver of any right, duty or remedy, whether or not such waiver is deemed to be commercially reasonable, if such waiver is determined (a) not to be commercially reasonable under applicable law, (b) to conflict with mandatory provisions of applicable law, (c) to be taken in a manner determined to be unreasonable or not performed in good faith or with fair dealing or with honesty in fact, or (d) to be broadly or vaguely stated or not to describe the right, duty or remedy purportedly waived with reasonable specificity;

Morgans Hotel Group Co.
October 15, 2009

(iv)	provisions which expressly or implicitly waive or limit the benefits of statutory, regulatory or constitutional rights unless and to the extent such statute, regulation or constitution expressly allows such waiver or limitation;

(v)	the effect of Section 1698 of the California Civil Code which, among other things, provides that a written contract may be modified by an oral agreement to the extent such agreement is performed by the parties;
(vi)	the effect of Section 1670.5 of the California Civil Code which provides that a court may not enforce or may limit the application of a contract or portions thereof which it finds as a matter of law to have been unconscionable at the time the contract was made;
(vii)	the effect of any party’s compliance or noncompliance with any federal or state laws or regulations applicable to it or applicable to the transactions contemplated by the Purchase Agreement due to the nature of such party’s business; and

(viii)	provisions waiving the right to trial by jury.
D. We advise you that the obligations of the Investors, and the rights and remedies of the Company, in each case, under the Purchase Agreement, may be subject to possible limitations, including those set forth in this opinion letter. Such limitations may render unenforceable certain remedies, waivers and other provisions of the Purchase Agreement.
We are admitted to practice law only in the State of California. The law covered by the opinions expressed above is limited to, (i) in the case of the opinions expressed in Paragraphs 1 through 4 above, the DRULPA, and (ii) in the case of the opinion expressed in Paragraph 5 above, the laws of the State of California. We express no opinion as to the laws of any other jurisdiction, or any other law of the State of Delaware, and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction. With respect to the DRULPA, we have relied solely on our review of the Delaware Corporation Laws Annotated — 2008-2009 Edition, published by LexisNexis.
We note that the law of the State of New York is stated to be the governing law of the Purchase Agreement. For purposes of this opinion, we have assumed with your permission that the law of the State of California governs the Purchase Agreement. We express no opinion as to whether a court applying California choice-of-law rules would apply the law of the State of New York to the Purchase Agreement.

Morgans Hotel Group Co.
October 15, 2009

This opinion letter is expressly limited to the matters set forth above, and we express no opinion, whether by implication or otherwise, as to any other matter. The opinions expressed above are given as of the date hereof, and we disclaim any obligation to update or supplement this opinion letter, regardless of any change after the date hereof in any applicable law or our awareness after the date hereof of any facts that may change the opinions expressed above. This opinion letter is an expression of our professional judgment on the legal issues expressly addressed herein, and accordingly, this opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.
This opinion letter is being furnished to you and is solely for your benefit in connection with the execution and delivery of the Purchase Agreement. This opinion letter may not be used or relied upon by you for any other purpose or by any other person for any purpose, nor may copies be delivered to any other person (other than your counsel and auditors), without, in each instance, our prior written consent; provided that copies of this opinion letter may be delivered to the extent necessary to comply with a court order that is binding upon the Company or the request of a regulatory agency with jurisdiction over the Company.

Very truly yours,

Exhibit A
Backup Certificate

OFFICER’S CERTIFICATE
October 15, 2009
This certificate (this “Certificate”), dated as of the date set forth above, is being furnished to Munger, Tolles & Olson LLP in connection with the rendering of a legal opinion by Munger, Tolles & Olson LLP, as special counsel to The Yucaipa Companies, LLC, a Delaware limited liability company, which, in turn, is an affiliate of each of Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership (“YAAF II”), and Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership (“YAAF II-P”).
I, the undersigned, Robert P. Bermingham, hereby certify on behalf of Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (the “General Partner”), as follows:
1. I am a duly elected officer of each of (i) the General Partner and (ii) Yucaipa American Funds, LLC, a Delaware limited liability company (“YAF”), in each case, occupying the office of Vice President.
2. The General Partner is the sole general partner of each of YAAF II and YAAF II-P and has full authority and control over the business and affairs of each of YAAF II and YAAF II-P. YAF is the sole managing member of the General Partner and has full authority and control over the business and affairs of the General Partner.
3. The limited partnership agreement of YAAF II, as amended through the date hereof, is attached hereto as Exhibit A. Such limited partnership agreement is in full force and effect in the form attached hereto as Exhibit A.
4. The limited partnership agreement of YAAF II-P, as amended through the date hereof, is attached hereto as Exhibit B. Such limited partnership agreement is in full force and effect in the form attached hereto as Exhibit B.
5. Attached hereto as Exhibit C is a duly executed written consent of YAF. Such written consent is in full force and effect in the form attached hereto as Exhibit C, and no other resolutions, written consent, instrument or document inconsistent with such has been executed, adopted, approved or ratified in any respect.
6. I have been duly authorized and empowered by YAF and the General Partner to cause the General Partner to take all actions that I determine in my sole discretion to be necessary, appropriate, advisable or convenient in connection with the transactions contemplated by that certain Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among Morgans Hotel Group Co., YAAF II and YAAF II-P, including, without limitation, to (i) cause the General Partner to execute and deliver the Purchase Agreement in the name and on behalf of YAAF II and YAAF II-P and (ii) cause the General Partner to cause YAAF II and YAAF II-P to perform all of their respective obligations thereunder.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the date first written above.

Yucaipa American Alliance Fund II, LLC
By:	/s/ Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President
(Officer’s Certificate)

EXHIBIT A
THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
YUCAIPA AMERICAN ALLIANCE FUND II, L.P.

EXHIBIT B
THIRD AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF
YUCAIPA AMERICAN ALLIANCE (PARALLEL) FUND II, L.P.

EXHIBIT C

RESOLUTIONS OF YUCAIPA AMERICAN FUNDS, LLC

WRITTEN CONSENT
OF THE MANAGING MEMBER
OF
YUCAIPA AMERICAN ALLIANCE FUND II, LLC,
a Delaware limited liability company
October 15, 2009
The undersigned, being the managing member (the “Managing Member”) of Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company (the “Company”), hereby approves and adopts the following resolutions by written consent:
WHEREAS, the Managing Member is the managing member of the Company and has full authority and control over the business and affairs of the Company;
WHEREAS, the Company is the general partner of each of Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership (“YAAF II”), and Yucaipa American Alliance (Parallel) Fund II, L.P., a Delaware limited partnership (“YAAF II-P”); and
WHEREAS, the Company, in its capacity as general partner of the YAAF II and YAAF II-P, has determined that it is in the best interest of YAAF II and YAAF II-P to enter into that certain Securities Purchase Agreement, in substantially the same form presented to the Managing Member (the “Purchase Agreement”), by and among YAAF II, YAAF II-P and Morgans Hotel Group Co., a Delaware corporation (“Morgans”), dated as of the date hereof, and to enter other ancillary agreements and perform other acts and transactions contemplated thereby and related thereto, and to perform all acts including the purchase of shares of Morgans’ Series A Preferred Stock, par value $0.01 per share (the “Preferred Stock”), and common stock warrants (the “Warrants”) for an aggregate purchase price of $75,000,000 (the “Purchase Price”).
NOW, THEREFORE, LET IT BE RESOLVED, that the execution, performance and delivery of the Purchase Agreement is hereby approved, and the Managing Member, the Company and any person or persons designated and authorized to act by the Managing Member or the Company (the “Authorized Persons”), including, without limitation, Robert P. Bermingham in his capacity as Vice President of the Managing Member or Vice President of the Company, be, and hereby are, authorized and empowered, on behalf of and in the name of the Company, whether in its capacity as general partner of YAAF II and YAAF II-P or otherwise, to execute, perform and deliver the Purchase Agreement, and any amendments, modifications or supplements thereto, if any, as the Managing Member, the Company or any Authorized Person shall determine in its, his or her sole discretion to be necessary or advisable, which amendments, modifications or supplements are hereby approved and ratified in all respects; and be it

FURTHER RESOLVED, that the Managing Member, the Company and Authorized Persons, be, and hereby are, authorized and empowered, on behalf of and in the name of the Company, whether in its capacity as general partner of YAAF II and YAAF II-P or otherwise, to prepare, execute, deliver and perform, or cause to be prepared, executed, delivered and performed, all such other documents, instruments, receipts, certificates and agreements, and to take or cause to be taken all such other actions as the Managing Member, the Company or any Authorized Person shall determine in its, his or her sole discretion to be necessary, appropriate, advisable or convenient in connection with the transaction contemplated by the Purchase Agreement in order to effectuate the purposes of the foregoing resolutions or any of them or to carry out the transactions contemplated thereby, including, without limitation, the purchase of the Preferred Stock and the Warrants in exchange for the payment of the Purchase Price to Morgans by YAAF II and YAAF II-P as contemplated by the Purchase Agreement, and to perform all of their respective obligations thereunder; and be it
FURTHER RESOLVED, that all prior actions taken by the Managing Member, the Company and the Authorized Persons that are in conformity with the intent and purposes of the foregoing resolutions are hereby approved, adopted, ratified and confirmed in all respects as the acts and deeds of the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Written Consent, effective as of the date first above written.
Managing Member:

Yucaipa American Funds, LLC
By:	/s/ Robert P. Bermingham
	Name:	Robert P. Bermingham
	Title:	Vice President
(Managing Member Consent of YAAF II, LLC)

The Yucaipa Companies
October ____, 2009
Munger, Tolles & Olson LLP
Re: Morgans Group Hotel Co. Securities Purchase Transaction
To Whom It May Concern:
I certify, in the capacities set forth below, that Robert P. Bermingham is the Vice President of Yucaipa American Alliance Fund II, LLC, a Delaware limited liability company and the Vice President of Yucaipa American Funds, LLC, a Delaware limited liability company.

Yucaipa American Alliance Fund II, LLC

By:	Yucaipa American Funds, LLC,
Its:	Managing Member

By:	Yucaipa American Management, LLC,
Its:	Managing Member

By:	/s/ Ronald W. Burkle
Name: Ronald W. Burkle
Title: Managing Member
(Incumbency)

Exhibit I
See Attached

EXECUTION COPY
MANAGEMENT RIGHTS AGREEMENT
This Management Rights Agreement (this “Agreement”), dated as of October 15, 2009, is entered into by and among Yucaipa American Alliance Fund II, L.P., a Delaware limited partnership (the “Fund”), and Morgans Hotel Group Co., a Delaware corporation (the “Company”).
Recitals
Whereas, pursuant to the Securities Purchase Agreement, dated as of October 15, 2009, by and among the Company, the Fund and certain other parties, the Fund owns certain of the issued and outstanding shares of the Company’s Series A Preferred Securities, par value $0.01 per share (“Preferred Securities”) and certain warrants (“Warrants”) to acquire shares of the Company’s common stock, par value $0.01 per share (“Common Stock”); and
Whereas, the Company has agreed to grant to the Fund certain management rights with respect to the Company;
Now, therefore, in consideration of the terms, conditions and other provisions herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Agreement
1. Management Rights. The Company hereby grants to the Fund the following management rights with respect to the Company, for so long as the Fund holds any shares of Preferred Securities or Common Stock or any of the Warrants:
(a) the Fund shall be entitled to consult with and advise management of the Company on material business activities and financial developments of the Company;
(b) the Company shall deliver to the Fund, as soon as practicable after they become available, the financial statements and other financial reports of the Company with respect to each fiscal year or fiscal quarter of the Company; and
(c) the Fund shall have the right to review and inspect the books and records of the Company during regular business hours upon reasonable notice to the Company.
The Company agrees to cooperate fully with the Fund to enable the Fund to exercise the management rights granted to the Fund pursuant to this Agreement. It is the intent of the parties hereto that such obligation to cooperate with the Fund and the scope of the management rights granted to the Fund shall be construed as broadly in favor of the Fund as necessary or appropriate to enable the Fund to be a “venture capital operating company” or “real estate operating company” within the meaning of the regulations promulgated by the U.S. Department of Labor.

EXECUTION COPY
2. Further Assurances. Each party hereto shall take all actions that may be reasonably necessary or appropriate to carry out the full intent of this Agreement.
3. Interpretation. Unless the context clearly indicates otherwise: (a) each definition herein includes the singular and the plural; (b) each reference herein to any gender includes the masculine, feminine, and neuter where appropriate; (c) the word “including” when used herein means “including, but not limited to,” and the word “include” when used herein means “include, without limitation”; and (d) the words “hereof,” “herein,” “hereto,” “hereby,” “hereunder,” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement.
4. Governing Law. This Agreement shall be interpreted and enforced in accordance with and governed by the laws of the State of Delaware applicable to agreements made and to be performed wholly within that jurisdiction.
5. Miscellaneous. The section headings in this Agreement are for convenience of reference only and shall not be deemed to constitute a part hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.
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In witness whereof, the undersigned have executed this Agreement as of the date first written above.

COMPANY

Morgans Hotel Group Co.

By:

Name:
Title:

FUND

Yucaipa American Alliance Fund II, L.P.

By:	Yucaipa American Alliance Fund II, LLC, its general partner

By:
Name: Robert P. Bermingham
Title: Vice President
(Management Rights Agreement-Main Fund)